As filed with the Securities and Exchange Commission on September 20, 2023

 Registration No.333 ‑

  UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

iCoreConnect, Inc.
(Exact name of registrant as specified in its charter)

Delaware	7372	86-2462502
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

529 Crown Point Road, Suite 250

Ocoee, Florida 34761

(888) 810-7706

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Archit Shah

Chief Financial Officer

529 Crown Point Road, Suite 250

Ocoee, Florida 34761

(888) 810-7706

(Names, address, including zip code and telephone number, including area code, of agent for service)

Copies to:
Ralph V. De Martino, Esq. Cavas S. Pavri, Esq. ArentFox Schiff LLP 1717 K Street NW Washington, DC 20006 (202) 857-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post‑effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post‑effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non‑accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED SEPTEMBER 20, 2023

Preliminary Prospectus

iCoreConnect, Inc.

Up to 74,420,908 Shares of Common Stock

Up to 15,089,966 Shares of Series A Preferred Stock

Up to 5,684,813 Private Placement Warrants

This prospectus relates to:

(i) the offer and resale of up to 1,600,000 shares of our common stock by Arena Business Solutions Global SPC II, Ltd. on behalf of and for the account of Segregated Portfolio #8 – SPC #8 (“Arena”). The shares included in this prospectus consist of (A) shares of our common stock that we may, in our discretion, elect to issue and sell to Arena, from time to time after the date of this prospectus, pursuant to a Purchase Agreement we entered into with Arena on September 12, 2023 (the “Purchase Agreement”), in which Arena has committed to purchase from us, at our direction, up to an aggregate of $40.0 million of shares of our common stock (the “Commitment Amount”), (B) an indeterminable number of shares of our common stock to be issued to Arena  as consideration for its irrevocable commitment to purchase shares of our common stock pursuant to the Purchase Agreement (the “Commitment Fee Shares”), and (C) an indeterminable number of shares of our common stock issuable to Arena in the event that we execute an agreement to effectuate an at-the-market offering. See the section titled “Prospectus Summary – Committed Equity Financing” for a description of the Purchase Agreement.

(ii) the resale of: (A) up to 1,175,403 shares of our Series A convertible preferred stock (the “Series A Preferred Stock”) issued to RiverNorth SPAC Arbitrage Fund, L.P. upon the conversion of shares of our common stock originally purchased by RiverNorth SPAC Arbitrage Fund, L.P. pursuant to the Prepaid Forward Purchase Agreement dated August 14, 2023 into Series A Preferred Stock in connection with our Business Combination (as defined herein); and (B) up to 1,175,403 shares of our common stock issuable upon the conversion of the Series A Preferred Stock into shares of our common stock;

(iii) the resale of: (A) up to 4,950,000 shares of our Series A Preferred Stock that are issuable: (1) upon the exercise of private placement warrants to purchase 3,950,000 shares of our Series A Preferred Stock with an exercise price of $11.50 per share (the “$11.50 Private Placement Warrants”), and (2) upon the exercise of private placement warrants to purchase 1,000,000 shares of our Series A Preferred Stock with an exercise price of $15.00 per share (the “$15.00 Private Placement Warrants” and collectively with the $11.50 Private Placement Warrants, the “Private Placement Warrants”) originally issued in a private placement to FG Merger Investors LLC, a Delaware limited liability company (the “Sponsor”) in connection with our initial public offering (“IPO”); (B) the 24,308,125 Private Placement Warrants; and (C) up to 1,736,874 shares of our common stock issuable upon the conversion of the Series A Preferred Stock underlying the Private Placement Warrants;

(iv) the resale of: (A) up to 84,500 shares of our Series A Preferred Stock and 63,375 $11.50 Private Placement Warrants (and the Series A Preferred Stock underlying the $11.50 Private Placement Warrants) acquired by certain of the selling securityholders, including our  from us in connection with the conversion of outstanding loans in connection with our Business Combination; and (B) up to 739,375 shares of our common stock issuable upon the conversion of the Series A Preferred Stock (including the Series A Preferred Stock underlying the $11.50 Private Placement Warrants) into shares of our common stock;

(v) the resale of: (A) up to 2,012,500 shares of our Series A Preferred Stock originally issued in a private placement to the Sponsor in connection with our IPO held by certain selling securityholders; and (B) up to 10,062,500 shares of our common stock issuable upon the conversion of the Series A Preferred Stock into shares of our common stock;

ii

(vi) the resale of: (A) up to 40,250 shares of our Series A Preferred Stock and 30,188 $11.50 Private Placement Warrants (and the Series A Preferred Stock underlying the $11.50 Private Placement Warrants) and 600,000 $2.00 Private Placement Warrants issued as compensation to ThinkEquity, LLC, the underwriter of our IPO; and (B) up to 3,352,190 shares of our common stock issuable upon the conversion of the Series A Preferred Stock (including the Series A Preferred Stock underlying the $11.50 Private Placement Warrants and $2.00 Private Placement Warrants) into shares of our common stock; and

(vii) the resale of: (A) up to 55,000 shares of our Series A Preferred Stock and 41,250 $11.50 Private Placement Warrants (and the Series A Preferred Stock underlying the $11.50 Private Placement Warrants) issued to the Sponsor upon the conversion of outstanding loans in connection with our Business Combination; and (B) up to 481,250 shares of our common stock issuable upon the conversion of the Series A Preferred Stock (including the Series A Preferred Stock underlying the $11.50 Private Placement Warrants) into shares of our common stock; and

(viii) up to: (A) 6,037,500 shares of Series A Preferred Stock that are issuable upon the exercise of public warrants (the “Public Warrants” and, together with the Private Placement Warrants, the “Warrants”) originally issued in connection with our IPO as units of our company at a price of $10.00 per unit, with each unit consisting of one share of common stock and three-quarters of one warrant; and (B) up to 30,187,500 shares of our common stock issuable upon the conversion of the Series A Preferred Stock into shares of our common.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our common stock is listed on the Nasdaq Capital Market under the symbol “ICCT”. On September 19, 2023, the closing price of our common stock was $3.85.

We will bear all costs, expenses and fees in connection with the registration of the shares of common stock, Series A Preferred Stock Warrants. The selling securityholders will bear all commissions and discounts, if any, attributable to their sales of the shares of common stock, Series A Preferred Stock or Warrants.

Our business and investment in our Common Stock, Series A Preferred Stock and Warrants involve significant risks. These risks are described in the section titled “Risk Factors” beginning on page 9 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is____________.

iii

iv

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. You should carefully read the entire prospectus, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus, before making an investment decision. Some of the statements in this prospectus are forward‑looking statements. See the section titled “Cautionary Statement Regarding Forward‑Looking Statements.”

OUR COMPANY

We are a cloud-based software and technology company focused on increasing workflow productivity and customer profitability through our enterprise platform of applications and services.

Software as a Service (SaaS) Offerings

We currently market secure Health Insurance Portability and Accountability Act (HIPAA) compliant cloud-based software as a service (SaaS) offering under the names of iCoreRx, iCorePDMP, iCoreEPCS, iCoreVerify, iCoreVerify+, iCoreHuddle, iCoreHuddle+, iCoreCodeGenius, iCoreExchange, iCoreCloud, iCorePay, iCoreSecure, and iCoreIT. Our software is sold under annual recurring revenue subscriptions.

iCoreRx – iCoreRx is a HIPAA compliant electronic prescription SaaS solution that integrates with popular practice management and electronic health record systems. It saves time by selecting exact medications at available doses with built-in support from a drug directory and provides full support for Electronic Prescriptions for Controlled Substances (iCoreEPCS). It protects both the patient and provider by viewing the patient’s complete medication history. It also speeds up the process by allowing the doctor to create a “favorites” list for commonly used medication sets.

iCorePDMP is an add-on for iCoreRx that seamlessly integrates with state databases to automate prescription drug monitoring. Providers in many states are required to check the patient’s Prescription Drug Monitoring Program (PDMP) history before prescribing controlled substances. This service provides one-click real-time access to the state databases without the need to manually enter data. This tool also generates patient risk scores and an interactive visualization of usage patterns to help the prescriber identify potential risk factors. The prescriber can then use this report to make decisions on objective insight into potential drug misuse or abuse which will ultimately lead to improved patient safety and better patient outcomes.

iCoreVerify and iCoreVerify+ - iCoreVerify is a HIPAA compliant SaaS solution that automatically retrieves a patients insurance eligibility breakdown to verify their benefits seven (7) days in advance of their appointment and on-demand using iCoreConnect’s real time technology. Automation runs daily to verify insurance every patient on the schedule a full week in advance of their appointment date. The system returns results typically in less than one second for most responses. This substantially reduces the phone calls and labor hours for the practice. This tool integrates with most popular practice management systems. iCoreVerify+ adds a unique add-on service that augments iCoreConnect’s automation with a concierge service that turns around requests traditionally in less than 24 hours.  It includes all carriers including non-digital ones and is customized to the client's specialty.

iCoreHuddle and iCoreHuddle+ – iCoreHuddle is a powerful HIPAA compliant SaaS solution to instantly reveal the revenue potential of each patient. This product is currently limited to dental practices. The service connects to most popular practice management and electronic health record systems to optimize revenue realization. It provides the practice with a dashboard containing various metrics, analytics, and key performance indicators (“KPIs”). iCoreHuddle provides a daily view of patient schedules, including their outstanding balances, unscheduled treatment plans, recall information, procedure information and the amount of remaining insurance benefits. The software also provides one-click access to each patient’s insurance eligibility, including a detailed benefits and deductibles report. This tool aims to increase the workflow efficiency of the dentist’s practice by reducing the number of required lookups and clicks for each patient. iCoreHuddle+ offers enhanced analytical tools for practices to optimize their revenue generation process and workflows.

iCoreCodeGenius – iCoreCodeGenius is a medical coding reference SaaS solution that provides the coding standards for the 10th revision of the International Classification of Diseases and Related Health Problems (ICD-10), a medical classification list published by the World Health Organization (WHO). It contains codes for diseases, signs and symptoms, abnormal findings, complaints, social circumstances, and external causes of injury and diseases.

1

iCoreExchange – iCoreExchange provides a secure, HIPAA compliant SaaS email solution using the direct protocol that allows doctors to send and receive secure email with attachments to and from other healthcare professionals in the network. iCoreExchange also provides a secure email mechanism to communicate with users outside the exchange e.g., patients and referrals. Users have the ability to build a community, access other communities and increase referrals and collaboration. Users can email standard office documents, JPEG, PDF as well as patient files with discrete data, which can then be imported and accessed on most Electronic Health Record (EHR) and Practice Management (PM) systems in a HIPAA compliant manner.

iCoreCloud - iCoreCloud offers customers the ability to backup their on-premise servers and computers to the cloud. iCoreCloud is a fully HIPAA compliant and automated backup solution. The data backed up is encrypted both in transit and while at rest. In case of full data loss, the mirrored data in the cloud can be seamlessly restored back to the practice on a new computer or a server. The data is stored encrypted in HIPAA compliant data centers with multiple layers of redundancy. The data centers are physically secure with restricted personnel and biometric access. The locations are also guarded by security 24 hours a day, 365 days a year.

iCorePay – iCorePay offers a seamless patient payment processing solutions for customers. iCorePay integrates into the practice workflow for payment and revenue cycle tracking.

iCoreSecure –We used our expertise and development capabilities from our HIPAA compliant iCoreExchange and developed iCoreSecure, an encrypted email solution for anyone that needs encrypted email to protect personal and financial data. iCoreSecure is a secure SaaS solution that solves privacy concerns in the insurance, real estate, financial and many other industry sectors that have a need for secure encrypted email.

iCoreIT - The trend in IT Services companies for over a decade has been to move away from a “Break/Fix '' model to a “Managed Service Provider (MSP)” and “Managed Software as a Service (MSaaS)” model with recurring revenue.

Managed IT Services (MSP and MSaaS)

The MSP/MSaaS approach, by using preventative measures, keeps computers and networks up and running while data is accessible and safeguarded. Installation of critical patches and updates to virus protection are automated. Systems are monitored and backed up in real-time. They are fixed or upgraded before they cause a service disruption. A Unified Threat Management solution is deployed to protect against virus, malware, SPAM, phishing and ransomware attacks. Remote technical support is a click away. All support is delivered at a predictable monthly cost.

By leveraging managed services with our expertise in cloud computing, our customers can scale their business without extensive capital investment or disruption in services.

We derive most of our revenue from subscriptions to our cloud-based SaaS and MSaaS offerings. Subscription revenue related to SaaS and MSaaS offerings account for 88% and 90% of our total revenue for the three months ended June 30, 2023 and 2022, respectively. We sell multiple offerings at different base prices on a subscription basis to meet the needs of the customers we serve.

Professional services and other revenue account for 12% and 10% of our total revenue for the three months ended June 30, 2023 and 2022, respectively. Professional services and other revenue include hardware, software, labor, and other revenues related to customer onboarding for SaaS/MSaaS services or one-time, non-recurring services. We expect professional services and other margins to range from moderately positive to break-even.

Recent Business Combination

We were incorporated as FG Merger Corp. in December 23, 2020. On January 5, 2023, we entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”), by and among our company, FG Merger Sub Inc., a Nevada corporation (“Merger Sub”), and iCoreConnect Inc., a Nevada corporation (“Old iCore”).

2

The Merger Agreement provided that, among other things, at the closing (the “Closing”) of the transactions contemplated by the Merger Agreement, Merger Sub merged with and into Old iCore (the “Merger”), with Old iCore surviving as a wholly-owned subsidiary of FG Merger Corp. In connection with the Merger, FG Merger Corp. changed its name to “iCoreConnect Inc” The Merger and other transactions contemplated by the Merger Agreement are hereinafter referred to as the “Business Combination.”  In this prospectus, the “Company,” “we,” “our,” “us,” or “iCoreConnect” refers to our company after the completion of the Business Combination and “FGMC” refers to our company prior to the completion of the Business Combination.

Prior to the Closing of the Business Combination, among other things: (i) each vested, issued and outstanding option to purchase Old iCore common stock (“Old iCore Common Stock”) was exercised into shares of Old iCore Common Stock, (ii) each issued and outstanding warrant to purchase Old iCore Common Stock was exercised into shares of Old iCore Common Stock, and (iii) the outstanding principal together with all accrued and unpaid interest under each Old iCore convertible promissory note was converted into shares of Old iCore Common Stock.

Prior to the Closing of the Business Combination, each share of FGMC common stock, par value $0.0001 (“FGMC Common Stock”) was converted into shares of newly issued iCoreConnect Series A preferred stock, par value $0.0001 (“Series A Preferred Stock”). The Series A Preferred Stock have the rights, preferences, powers, privileges and restrictions, qualifications and limitations as set forth in the our amended and restated certificate of incorporation, including but not limited to:

•

The conversion price (“Conversion Price”) for the Series A Preferred Stock shall initially be $10.00 per share; provided that the Conversion Price shall be reset to the lesser of $10.00 or 20% above the simple average of the volume weighted average price on the 20 trading days following 12 months after the later of (x) date of the issuance of any shares of Series A Preferred Stock or (y) the registration of the iCoreConnect Common Stock underlying the Series A Preferred Stock; provided further that such Conversion Price shall be no greater than $10.00 and no less than $2.00 and subject to appropriate and customary adjustment.

•	The holders of Series A Preferred Stock shall not be entitled to vote on any matters submitted to the stockholders of iCoreConnect.

•	From and after the date of the issuance of any shares of Series A Preferred Stock, dividends shall accrue at the rate per annum of 12% of the original issue price for each share of Series A Preferred Stock, prior and in preference to any declaration or payment of any other dividend (subject to appropriate adjustments).

•	Dividends shall accrue from day to day and shall be cumulative and shall be payable within 15 business days after the end of our second quarter, which is June 30, commencing with the quarter ending June 30, 2024 to each holder of Series A Preferred Stock as of such date.

•	From the Closing of the Business Combination until the second anniversary of the date of the original issuance of the Series A Preferred Stock, iCoreConnect may, at its option, pay all or part of the accruing dividends on the Series A Preferred Stock by issuing and delivering additional shares of Series A Preferred Stock to the holders thereof.

•	iCoreConnect shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of iCoreConnect unless the holders of the Series A Preferred Stock then outstanding shall first receive dividends due and owing on each outstanding share of Series A Preferred Stock.

•	In the event of any liquidation, dissolution or winding up of iCoreConnect, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of iCoreConnect available for distribution to its stockholders an amount per share equal to the greater of (i) one times the applicable original issue price, plus any accrued and unpaid dividends, and (ii) such amount as would have been payable had all shares of Series A Preferred Stock been converted into iCoreConnect Common Stock pursuant to the following paragraph immediately prior to such liquidation, dissolution or winding up, before any payment shall be made to the holders of iCoreConnect Common Stock.

•	Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of iCoreConnect Common Stock as is determined by dividing the original issue price by the Conversion Price in effect at the time of conversion, subject to adjustment.

•	After 24 months from the Closing of the Business Combination, in the event the closing share price of the iCoreConnect Common Stock shall exceed 140% of the Conversion Price then in effect, then (i) each outstanding share of Series A Preferred Stock shall automatically be converted into such number of shares of iCoreConnect Common Stock as is determined by dividing the original issue price by the Conversion Price in effect at the time of conversion and (ii) such shares may not be reissued by iCoreConnect, subject to adjustment. At the time of such conversion, iCoreConnect shall declare and pay all of the dividends that are accrued and unpaid as of the time of the conversion by either, at the option of iCoreConnect, (i) issuing additional Series A Preferred Stock or (ii) paying cash.

•	Immediately prior to any such optional conversion iCoreConnect shall pay all dividends on the Series A Preferred Stock being converted that are accrued and unpaid as of such time by, either, at the option of iCoreConnect: (i) issuing additional Series A Preferred Stock or (ii) paying cash.

3

The foregoing description of the Series A Preferred Stock, and its rights, preferences, powers, privileges and restrictions, qualifications and limitations, does not purport to be complete and is qualified in its entirety by the full text of our Second Amended Certificate of Incorporation, which is attached as Exhibit 3.1 of the registration statement of which this prospectus forms a part.

Warrants

The Warrant Agreements that FGMC entered into at the time of its IPO provide that in the case of any reclassification or reorganization of the issued and outstanding shares of FGMC Common Stock the holders of the Warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of FGMC Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification or reorganization.

Accordingly, upon the conversion of the FGMC Common Stock into the Series A Preferred Stock, the Warrants became, pursuant to their terms, exercisable for shares of Series A Preferred Stock instead of shares of iCoreConnect Common Stock. In addition, upon the occurrence of a Mandatory Conversion Event (as defined in the Warrant Agreements), the Warrants will once again become, exercisable for shares of iCoreConnect Common Stock.

At the Closing of the Business Combination, we amended both the Public Warrant Agreement  dated as of February 25, 2022 between Continental Stock Transfer & Trust Company, as warrant agent (the “Public Warrant Agreement”) and the Private Warrant Agreement  dated as of February 25, 2022 between Continental Stock Transfer & Trust Company, as warrant agent (the “Private Warrant Agreement”) for the purpose of clarifying the terms thereof and curing any ambiguity that may therein with respect to the treatment of the Warrants.

The foregoing description of the iCoreConnect Warrants does not purport to be complete and is qualified in its entirety by the full text of iCoreConnect’s Public Warrant Agreement, the Amendment to the Public Warrant Agreement, the Private Warrant Agreement and the Amendment to the Private Warrant Agreement, which are attached hereto as Exhibits 4.2, 4.3, 4.4  and 4.5, respectively, of the registration statement of which this prospectus forms a part.

Business Combination Consideration

The aggregate consideration received by the Old iCore stockholders was based on a pre-transaction equity value of $98,000,000 (subject to usual and customary working capital adjustments).  In accordance with the terms and subject to the conditions of the Merger Agreement, immediately prior to the effective time of the Closing, each share of issued and outstanding Old iCore Common Stock was converted into a number of shares of our Common Stock, based on the Exchange Ratio (as defined in the Merger Agreement).

The foregoing description of the Business Combination does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 of the registration statement of which this prospectus forms a part.

4

Forward Purchase Agreement

On August 14, 2023, FGMC entered into Prepaid Forward Purchase Agreement (the “FPA”) by and among FGMC, Old iCore and RiverNorth SPAC Arbitrage Fund, L.P., a Delaware limited partnership (the “RiverNorth”). In accordance with the FPA and subject to the terms and conditions set forth therein, RiverNorth purchased 1,175,403 shares of FGMC Common Stock (the “Forward Purchase Shares”) from public shareholders for a price no greater than the redemption price per share as is indicated in FGMC’s most recently filed periodic report (the “Prepaid Forward Purchase Price”).

In accordance with the terms of the Business Combination, upon the consummation of the Business Combination, each Forward Purchase Share was automatically convert into one share of Series A Preferred Stock (including the shares of FGMC Common Stock underlying the Series A Preferred Stock, the “Purchased Shares”). Upon the Business Combination closing, 100,000 Purchased Shares were deemed to be “Commitment Shares” and the remaining Purchased Shares shall be deemed to be “Prepaid Forward Purchase Shares”.

Upon the closing of the Business Combination FGMC caused RiverNorth to be paid directly out of the funds held in FGMC’s trust account, a cash amount (the “Prepayment Amount”) equal to the number of Purchased Shares multiplied by the amount paid to redeeming stockholders in connection with the Business Combination (the “Redemption Price”). The Redemption Price was $10.69.

Upon the sale of the Prepaid Forward Purchase Shares by the RiverNorth, RiverNorth will remit the Reference Price (as defined below) per share to the Company. On the earlier to occur of:

•	the occurrence of a “Registration Failure” (as defined in the FPA), and

•	the date that is twelve months after the closing of the Business Combination (the “Maturity Date”),

then, for any of our Common Stock underlying the Prepaid Forward Purchase Shares not sold by RiverNorth, RiverNorth shall, on the 25th trading day after the Maturity Date (the “Payment Date”), pay us an amount equal to (i) the number of Prepaid Forward Purchase Shares that RiverNorth held on the Maturity Date, multiplied by (ii) the lowest daily volume weighted average price per share of our Common Stock during the twenty trading days beginning on the day after the Maturity Date less $0.15.

Between the Maturity Date and the Payment Date, RiverNorth may not sell more than a number of Prepaid Forward Purchase Shares per day equal to the greater of (i) 5% of the Purchased Shares owned by RiverNorth at the Maturity Date and (ii) 10% of the daily trading volume on such date.

RiverNorth agreed that until the Maturity Date, our Common Stock underlying the Prepaid Forward Purchase Shares may not be sold for a price less than the Reference Price. The “Reference Price” will initially equal the Redemption Price and will be reduced (but never increased) each month commencing on the first day of the month starting 30 days after the Business Combination closing to the volume weighted average price of our Common Stock for the preceding 10 trading days, but in no event less than $10.00 per share (the “Floor”) unless in our sole discretion, the Floor is lowered. Any reduction of the Floor shall be accomplished through a written notice from us to RiverNorth.

The FPA provides for certain registration rights. In particular, we are required to, within 30 calendar days following written request by RiverNorth, file with the SEC a registration statement registering the resale of all shares held by RiverNorth and have such registration statement declared effective as soon as practicable after the filing thereof.

The foregoing description of the FPA does not purport to be complete and is qualified in its entirety by the full text of the FPA, which is attached hereto as Exhibit 10.8 of the registration statement of which this prospectus forms a part.

5

Closing

In connection with the Business Combination, holders of 6,460,059 shares of our Common Stock exercised their right to redeem their shares for cash at a redemption price of approximately $10.69 per share, for an aggregate redemption amount of $69,084,148.

Immediately after giving effect to the redemption of 6,460,059 shares of our Common Stock in connection with the Business Combination, there were 3,782,191 shares of our Common Stock and 11,722,313 Warrants outstanding.

After giving effect to the redemption of redemptions of our Common Stock in connection with the Business Combination, and the Business Combination, there are 8,095,908 shares of our Common Stock, 3,782,191 shares of Series A Preferred Stock, and 11,722,313 Warrants outstanding. Upon the consummation of the Business Combination, our Common Stock began trading on August 28, 2023 on the NASDAQ under the symbol “ICCT, and the FGMC Common Stock, FGMC Units and FGMC Warrants ceased trading under the symbols FGMC, FGMCU and FGMCW. The Series A Preferred Stock and Warrants are not currently listed on a national securities exchange.

Following the Business Combination and assuming the conversion of the Series A Preferred Stock into our Common Stock at the initial conversion rate of $10.00 per share, Old iCore stockholders own approximately 35% of our company, FGMC’s public stockholders own approximately 33% of our company, FG Merger Investors LLC (the “Sponsor”) and FGMC’s officers, directors and advisors own approximately 32% of our company.

Lock-Up Agreement

In connection with the Closing, the Sponsor, certain stockholders of FGMC and certain former equity holders of Old iCore (each, a “Lock-up Holder”) entered into an agreement (the “Lock-Up Agreement”), pursuant to which and subject to certain customary exceptions, during the period commencing on the date of the Closing and ending on the date that is one hundred and 180 days after the consummation of the Business Combination such Lock-up Holder agreed not to (i) offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined in the Lock-Up Agreement, which shall include certain securities held by the Lock-Up Holders), (ii) enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, (iii) publicly disclose the intention to make any offer, sale, pledge or disposition, or (iv) enter into any transaction, swap, hedge or other arrangement, or engage in any short sales with respect to any of our securities.

The Lock-Up Agreement does not restrict the sales of 44,500 shares of Series A Preferred Stock and 284,871 shares of Common Stock held collectively by the Lock-Up Holders.

The foregoing description of the Lock-Up Agreement is subject to and qualified in its entirety by reference to the full text of the Form of Lock-Up Agreement, a copy of which is included as Exhibit 10.2 of the registration statement of which this prospectus forms a part.

Amended and Restated Registration Rights Agreement

In connection with the Closing, we entered into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”), pursuant to which we agreed to, among other things, file a resale shelf registration statement registering certain of the securities held by the Holders (as defined in the Amended and Restated Registration Rights Agreement, which includes certain stockholders of FGMC and certain equity holders of Old iCore) no later than 20 business days after the Closing of the Business Combination. The Amended and Restated Registration Rights Agreement also provides certain registration rights, including customary demand registration rights and piggyback registration rights to the Holders, subject to customary exceptions, terms and conditions. iCoreConnect also agreed to pay certain fees and expenses relating to registrations under the Amended and Restated Registration Rights Agreement.

The foregoing description of the Amended and Restated Registration Rights Agreement is subject to and qualified in its entirety by reference to the full text of the Amended and Restated Registration Rights Agreement, a copy of which is included as Exhibit 10.1 of the registration statement of which this prospectus forms a part.

Committed Equity Financing

On September 12, 2023, iCoreConnect, Inc. (“we,” “us,” “our” or the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Arena Business Solutions Global SPC II, Ltd. on behalf of and for the account of Segregated Portfolio #8 – SPC #8 (“Arena”), pursuant to which Arena has committed to purchase up to $40 million (the “Commitment Amount”) of our common stock, par value $0.0001 per share (the “Common Stock”), at our direction from time to time, subject to the satisfaction of the conditions in the Purchase Agreement.

Such sales of Common Stock, if any, will be subject to certain limitations, and may occur from time to time at our sole discretion over the approximately 36-month period commencing on the date of the Purchase Agreement, provided that a registration statement (the “Registration Statement”) covering the resale by Arena of the shares of Common Stock purchased from us (which we have agreed to file) is declared effective by the U.S. Securities and Exchange Commission (the “SEC”) and remains effective, and the other conditions set forth in the Purchase Agreement are satisfied.

Arena has no right to require us to sell any shares of Common Stock to Arena, but Arena is obligated to make purchases at our direction subject to certain conditions. There is no upper limit on the price per share that Arena could be obligated to pay for the Common Stock under the Purchase Agreement.

Actual sales of shares of Common Stock to Arena from time to time will depend on a variety of factors, including, among others, market conditions, the trading price of our Common Stock and determinations by us as to the appropriate sources of funding for us and our operations. The net proceeds that we may receive under the Purchase Agreement cannot be determined at this time, since it will depend on the frequency and prices at which we sell shares of our Common Stock to Arena, our ability to meet the conditions of the Purchase Agreement and the other limitations, terms and conditions of the Purchase Agreement. The Company expects that any proceeds received by the Company from such sales to Arena will be used for working capital and general corporate purposes.

6

Under the applicable rules of the Nasdaq Stock Market LLC (“Nasdaq”) and the Purchase Agreement, we will not sell or issue to Arena shares of our Common Stock, inclusive of the Commitment Fee Shares, in excess of 19.99% of our shares of Common Stock outstanding as of the date of the Purchase Agreement (the “Exchange Cap”), unless (i) we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap or (ii) the average price of all applicable sales of shares of Common Stock under the Purchase Agreement (including the Commitment Fee Shares described below in the number of shares sold for these purposes) equals or exceeds $5.39 per share (which represents the lower of (i) the closing price of our Common Stock on Nasdaq (as reflected on Nasdaq.com) immediately preceding the signing of the Purchase Agreement or (ii) the average closing price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the Purchase Agreement). In any event, we may not issue or sell any shares of our Common Stock under the Purchase Agreement if such issuance or sale would breach any applicable Nasdaq rules.

The Purchase Agreement also prohibits us from directing Arena to purchase any shares of Common Stock if those shares, when aggregated with all other shares of our Common Stock then beneficially owned by Arena and its affiliates as a result of purchases under the Purchase Agreement, would result in Arena and its affiliates having beneficial ownership of more than the 4.99% of our then outstanding Common Stock.

We may direct Arena to purchase amounts of our Common Stock under the Purchase Agreement that we specify from time to time in a written notice (an “Advance Notice”) delivered to Arena on any trading day up to the Commitment Amount. The maximum amount that we may specify in any one Advance Notice is equal to the following: (A) if the Advance Notice is received by 8:30 A.M. Eastern time, then the maximum amount that we may specify is equal to the lesser of (i) an amount equal to 40% of the average Daily Value Traded of the Common Stock of the ten trading days immediately preceding such Advance Notice, or (ii) $20.0 million; and (B) if the Advance Notice is received after 8:30 A.M. Eastern Time but prior to 10:30 A.M. Eastern Time, then the maximum amount that we may specify in an Advance Notice is equal to the lesser of: (i) an amount equal to 30% of the average Daily Value Traded of the Common Stock on the ten trading days immediately preceding such Advance Notice, or (ii) $15.0 million. For these purposes, “Daily Value Traded” is the product obtained by multiplying the daily trading volume of our Common Stock on Nasdaq during regular trading hours, as reported by Bloomberg L.P., by the VWAP (as defined in the Purchase Agreement) for that trading day. Subject to the satisfaction of the conditions under the Purchase Agreement, we may deliver Advance Notices from time to time, provided that the Pricing Period for all prior advances has been completed. For these purposes, “Pricing Period” means one trading day, as notified by the Company to Arena in the applicable Advance Notice, commencing on the date of the Advance Notice.

The purchase price of the shares of Common Stock will be equal to 97% of the simple average of the daily VWAP of the Common Stock during the Pricing Period.

Arena has agreed that, during the term of the Purchase Agreement, neither Arena nor any of its affiliates will engage in any short sales or hedging transactions with respect to our Common Stock, provided that upon receipt of an Advance Notice, Arena may sell shares that it is obligated to purchase under such Advance Notice prior to taking possession of such shares.

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of: (i) the first day of the month next following the 36-month anniversary of the date of the Purchase Agreement; and (ii) the date on which Arena shall have purchased shares of Common Stock under the Purchase Agreement for an aggregate gross purchase price equal to Commitment Amount under the Purchase Agreement.

We have the right to terminate the Purchase Agreement at any time, at no cost or penalty, upon five trading days’ prior written notice to Arena, provided that there are no outstanding Advance Notices the shares of Common Stock under which have not yet been issued. We and Arena may also terminate the Purchase Agreement at any time by mutual written consent.

As consideration for Arena’s irrevocable commitment to purchase Common Stock upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, upon execution of the Purchase Agreement, we agreed to issue a total of $600,000 worth of shares of Common Stock (the “Commitment Fee Shares”) based on a price per share equal to the simple average daily VWAP of the Common Stock during the ten trading days immediately preceding the date on which the SEC declares the Registration Statement effective.

The Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.9, and which is incorporated herein in its entirety by reference.

Corporate Information

Our executive offices are located at 529 E Crown Point Road, Suite 250 Ocoee, FL 34761. Our telephone number is (888) 810-7706 and our principal website address is located at www.icoreconnect.com. The information on our website is not incorporated by reference in and is not deemed a part of this prospectus.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, and therefore we intend to take advantage of certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in this prospectus, our periodic reports and our proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved. We will remain an emerging growth company until the earlier of (1) December 31, 2028 (the last day of the fiscal year following the fifth anniversary of the consummation of FGMC’s initial public offering), (2) the last day of the fiscal year in which we have total annual gross revenues of at least $1.235 billion, (3) the last day of the fiscal year in which we are deemed to be a “large accelerated filer,” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (4) the date on which we have issued more than $1.0 billion in nonconvertible debt securities during the prior three-year period.

We are also a smaller reporting company as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company for so long as (1) the market value of common stock held by non-affiliates is less than $250 million as of the last business day of the second fiscal quarter, or (2) our annual revenues in our most recent fiscal year completed before the last business day of our second fiscal quarter are less than $100 million and the market value of common stock held by non-affiliates is less than $700 million as of the last business day of the second fiscal quarter.

7

THE OFFERING

Securities offered by us:

Up to 6,037,500 shares of Series A Preferred Stock that may be issued upon exercise of the Warrants, and up to 6,037,500 shares of our common stock that may be issued upon the conversion of the Series A Preferred Stock underlying the Warrants into shares of our common stock.

Securities offered by the Selling Securityholders:	Up to 3,367,653 shares of Series A Preferred Stock, up to 11,722,313 Private Placement Warrants and up to 15,089,966 shares of our common stock.
Common stock outstanding prior to the exercise of any Warrants:	8,095,908 shares of common stock. Does not include 3,782,191 shares of common stock underlying the outstanding Series A Preferred Stock.
Common stock outstanding assuming the exercise of all Warrants and the conversion of all shares of Series A Preferred Stock:	11,878,099 shares of common stock. Assumes the Conversion Price of the Series A Preferred Stock remains $10.00 per share.
Use of proceeds:

We will not receive any proceeds from the sale of shares of our common stock, Series A Preferred Stock or Private Warrants by the Selling Securityholders. We will receive up to an aggregate of approximately $116,406,600 from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash (however, Private Placement Warrants may be exercised on a cashless basis and we may not receive any proceeds from such exercise, even if the Private Placement Warrants are in-the money). We expect to use the net proceeds from the exercise of the Warrants, if any, for general corporate purposes. See “Use of Proceeds.”

Risk factors:

Investing in our securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 9 before deciding to invest in our securities.

Trading symbol:	Our common stock is traded on the Nasdaq Capital Market under the symbol “ICCT.”
No listing of Warrants or Series A Preferred Stock:	The Series A Preferred Stock and Warrants are not currently listed on a national securities exchange.

8

RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in this prospectus before making an investment in our securities. Our business, financial condition, results of operations, or prospects could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our securities could decline and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below.

Risks Related to iCoreConnect’s Business

iCoreConnect’s business is difficult to evaluate because it has a limited operating history.

Because iCoreConnect has a limited operating and revenue generating history, it does not have significant historical financial information on which to base planned revenues and operating expenses. Revenues for the years ended December 31, 2022 and December 31, 2021, were $7,987,902 and $4,956,552, respectively, and revenues for the six months ended June 30, 2023 and June 30, 2022, were $3,696,519 and $4,055,050, respectively. iCoreConnect expects to experience fluctuations in future quarterly and annual operating results that may be caused by many factors, including: merger and acquisition activity; its ability to achieve significant sales for its products and services; the cost of technology, software and other costs associated with the production and distribution of its products and services; the size and rate of growth of the market for Internet products and online content and services; the potential introduction by others of products that are competitive with its products; the unpredictable nature of online businesses and e-commerce in general; and the general economic conditions in the United States and worldwide.

Investors should evaluate iCoreConnect considering the delays, expenses, problems and uncertainties frequently encountered by companies developing markets for new products, services and technologies. iCoreConnect may never overcome these obstacles.

Under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), iCoreConnect could face potential liability related to the privacy of health information it obtains.

Most health care providers, from which iCoreConnect may obtain patient information, are subject to privacy regulations promulgated under the Health Insurance Portability and Accountability Act of 1996, or HIPAA. Although iCoreConnect is not directly regulated by HIPAA, it could face substantial criminal penalties if it knowingly receives individually identifiable health information from a health care provider that has not satisfied HIPAA’s disclosure standards. Further, iCoreConnect may face civil liability if its HIPAA compliant system fails to satisfy its disclosure standards. Claims that iCoreConnect has violated individuals’ privacy rights or breached its contractual obligations, even if they are not found liable, could be expensive and time consuming to defend and could result in adverse publicity that could harm iCoreConnect’s business.

9

iCoreConnect believes that it meets the HIPAA requirements currently in effect that are applicable to its internal operations and to its clients. However, if iCoreConnect is unable to deliver application solutions that achieve or maintain compliance with the applicable HIPAA rules in effect, or as they may be modified or implemented in the future, then customers may move their businesses to application solution providers whose systems are, or will be, HIPAA compliant. As a result, iCoreConnect’s business could suffer.

If iCoreConnect’s security measures or those of its third-party data center hosting facilities, cloud computing platform providers, or third-party service partners, are breached, and unauthorized access is obtained to a customer’s data, iCoreConnect’s data or its IT systems, its services may be perceived as not being secure, customers may curtail or stop using its services, and it may incur significant legal and financial exposure and liabilities.

iCoreConnect’s services involve the storage and transmission of its customers’ patient’s health and other sensitive data, including personally identifiable information. Security breaches could expose iCoreConnect to a risk of loss of this information, litigation and possible liability. While iCoreConnect has security measures in place, they may be breached as a result of third-party action, including intentional misconduct by computer hackers, employee error, malfeasance or otherwise and result in someone obtaining unauthorized access to iCoreConnect IT systems, customers’ data or its own data, including iCoreConnect’s intellectual property and other confidential business information. Additionally, third parties may attempt to fraudulently induce employees or customers into disclosing sensitive information such as usernames, passwords or other information in order to gain access to iCoreConnect’s customers’ data, data or IT systems. Because the techniques used to obtain unauthorized access, or to sabotage systems, change frequently and generally are not recognized until launched against a target, iCoreConnect may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, iCoreConnect’s customers may authorize third-party technology providers to access their customer data, and some of iCoreConnect’s customers may not have adequate security measures in place to protect their data that is stored on iCoreConnect’s services. Because iCoreConnect do not control its customers or third-party technology providers, or the processing of such data by third-party technology providers, it cannot ensure the integrity or security of such transmissions or processing. Malicious third parties may also conduct attacks designed to temporarily deny customers access to its systems and supporting services. Any security breach could result in a loss of confidence in the security of iCoreConnect’s software, damage its reputation, negatively impact future sales, disrupt its business and lead to legal liability.

iCoreConnect’s ability to deliver its software is dependent on the development and maintenance of the infrastructure of the Internet by third parties.

The Internet’s infrastructure is comprised of many different networks and services that are highly fragmented and distributed by design. This infrastructure is run by a series of independent third-party organizations that work together to provide the infrastructure and supporting services of the Internet under the governance of the Internet Corporation for Assigned Numbers and Names (ICANN) and the Internet Assigned Numbers Authority (IANA), now under the stewardship of ICANN.

Even though the Internet has never experienced an outage, some providers to portions of its infrastructure have experienced outages and other delays as a result of damages, denial of service attacks or related cyber incidents, and it could face outages and delays in the future. These outages and delays could reduce the level of Internet usage or result in fragmentation of the Internet, resulting in multiple separate Internets. These scenarios are not under iCoreConnect’s control and could reduce the availability of the Internet to iCoreConnect or its customers for delivery of its Internet-based services. Any resulting interruptions in iCoreConnect’s services or the ability of its customers to access its services could result in a loss of potential or existing customers and harm iCoreConnect’s business.

iCoreConnect’s business may not succeed if it is unable to keep pace with rapid technological changes.

iCoreConnect’s services and products are impacted by rapidly changing technology, evolving industry standards, emerging competition and frequent new use, software and other product introductions. There can be no assurance that iCoreConnect can successfully identify new business opportunities or develop and bring new services or products to market in a timely and cost-effective manner, or those services, products or technologies developed by others will not render iCoreConnect’s services or products non-competitive or obsolete. In addition, there can be no assurance that iCoreConnect’s services, products or enhancements will achieve or sustain market acceptance or be able to address compatibility, interoperability or other issues raised by technological changes or new industry standards.

10

If iCoreConnect suffers system failures or overloading of computer systems, its business and prospects could be harmed. The success of iCoreConnect’s online offerings is highly dependent on the efficient and uninterrupted operation of its computer and communications hardware systems. Fire, floods, earthquakes, power fluctuations, telecommunications failures, hardware “crashes,” software failures caused by “bugs” or other causes, and similar events could damage or cause interruptions in iCoreConnect’s systems. Computer viruses, electronic break-ins or other similar disruptive problems could also adversely affect iCoreConnect’s websites. If iCoreConnect’s systems, or the systems of any of the websites on which it advertises or with which it has material marketing agreements, are affected by any of these occurrences, iCoreConnect’s business, results of operations and financial condition could be materially and adversely affected.

The establishment of iCoreConnect brand is important to its future success.

Establishing and maintaining a brand name and recognition is critical for attracting and expanding iCoreConnect’s client base. The promotion and enhancement of iCoreConnect’s name depends on the effectiveness of its marketing and advertising efforts and on its success in continuing to provide high-quality services, neither of which can be assured. If iCoreConnect’s brand marketing efforts are unsuccessful, its business could fail.

iCoreConnect’s business could suffer if it is unable to protect its intellectual property rights or are liable for infringing the intellectual property rights of others.

iCoreConnect has certain trade secrets and other similar intellectual property which are significant to its success, and iCoreConnect relies upon related law, trade secret protection, and other confidentiality and license agreements with its employees, strategic partners, and others to protect its proprietary rights to the extent such protection is available and enforceable. Such protection has only limited effectiveness. The development of the Internet has also increased the ease with which third parties can distribute iCoreConnect’s copyrighted material without its authorization.

iCoreConnect may seek to pursue the registration of trademarks, trade dress and trade secrets in the United States and, based upon anticipated use, in certain other countries. iCoreConnect may not be entitled to the benefits of any such registration for an extended period due to the cost and delay in effecting such registration. In addition, effective trademark and trade secret protection may not be available in every country in which iCoreConnect’s products are available. iCoreConnect expects that it may license, in the future, elements of its trademarks, trade dress and other similar proprietary rights to third parties. Further, iCoreConnect may be subject to claims in the ordinary course of its business, including claims of alleged infringement of the trademarks and intellectual property rights of third parties by iCoreConnect and its licensees.

Other parties may assert claims of infringement of intellectual property or other proprietary rights against iCoreConnect. These claims, even if without merit, could require iCoreConnect to expend significant financial and managerial resources. Furthermore, if claims like this were successful, iCoreConnect might be required to change its trademarks, alter its content or pay financial damages, any of which could substantially increase its operating expenses. iCoreConnect also may be required to obtain licenses from others to refine, develop, market and deliver new services. iCoreConnect may be unable to obtain any needed license on commercially reasonable terms or at all, and rights granted under any licenses may not be valid and enforceable.

iCoreConnect’s success will be limited if it is unable to attract, retain and motivate highly skilled personnel.

iCoreConnect’s future success will depend on its ability to attract, retain and motivate highly skilled programming, management, sales and other key personnel. Competition for such personnel is intense in the Internet industry, and iCoreConnect may be unable to successfully attract, integrate or retain sufficiently qualified personnel. In addition, iCoreConnect’s ability to generate revenues relates directly to its personnel in terms of both the numbers and expertise of the personnel it has available to work on projects. Moreover, competition for qualified employees may require iCoreConnect to increase its cash or equity compensation, which may have an adverse effect on earnings.

11

iCoreConnect is also dependent on the services of its executive officers and key consultants and independent agents. There can be no assurance, however, that it can obtain executives of comparable expertise and commitment in the event of death, or that its business would not suffer material adverse effects as the result of a death, disability or voluntary departure of any such executive officer. Further, the loss of the services of any one or more of iCoreConnect’s key employees or consultants could have a materially adverse effect on its business and its financial condition. In addition, iCoreConnect will also need to attract and retain other highly skilled technical and managerial personnel for whom competition is intense. If iCoreConnect is unable to do so, its business, results of operations and financial condition could be materially adversely affected.

Any system failure or slowdown could significantly harm iCoreConnect’s reputation and damage its business.

System failures would harm iCoreConnect’s reputation and reduce its attractiveness to customers. In addition, the users of the services iCoreConnect maintain for its customers depend on Internet service providers, online service providers and other web site operators for access to its web sites. Some of these providers and operators have experienced significant outages in the past, and they could experience outages, delays and other difficulties due to system failures unrelated to iCoreConnect’s systems.

iCoreConnect competes in a highly competitive market and many of its competitors have greater financial resources and established relationships with major corporate customers.

iCoreConnect’s future profitability depends on its ability to compete successfully by continuing to differentiate its products and services from the products and services of its competitors. If one or more of iCoreConnect’s competitors begins to offer integrated, Internet Based, HIPAA Compliant healthcare information collaboration solutions, there may be a material adverse effect on iCoreConnect business, financial condition or operating results. iCoreConnect believes that its ability to compete successfully depends on a number of factors, including: its ability to produce products that are superior in quality to that of its competitors and get those products and services to market quickly; its ability to deliver its products and services at a price that remains competitive with that of its competitors; its ability to respond promptly and effectively to the challenges of technological change, evolving standards, and its competitors’ innovations; the scope of its products and services and the rate at which it and its competitors introduce them; customer service and satisfaction; and industry and general economic trends.

Regulatory developments in the future related to the Internet could create a legal uncertainty; such developments could materially harm iCoreConnect’s business.

iCoreConnect is not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to the access of or commerce on the Internet. However, it is possible that a number of laws and regulations will be adopted with respect to the Internet, covering issues such as user privacy, pricing, characteristics, e-mail marketing and quality of products and services. Such laws and regulations could dampen the growth and use of the Internet generally and decrease the acceptance of the Internet as a communication and commercial medium and could thereby have a material adverse effect on iCoreConnect’s business, results of operations and financial condition.

iCoreConnect is vulnerable to changes in general economic conditions.

iCoreConnect is affected by certain economic factors that are beyond its control, including changes in the overall economic environment and systemic events such as the Covid-19 Pandemic which impact its operations as well as its customers.

12

Legal proceedings could lead to unexpected losses.

From time to time during the normal course of carrying on iCoreConnect’s business, it may be a party to various legal proceedings through private actions, class actions, administrative proceedings, regulatory actions or other litigations or proceedings. The outcome of litigation, particularly class action lawsuits and regulatory actions, is difficult to assess or quantify. In the event that management determines that the likelihood of an adverse judgment in a pending litigation is probable and that the exposure can be reasonably estimated, appropriate reserves are recorded at that time pursuant to the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 450, “Contingencies.” The final outcome of any litigation could adversely affect operating results if the actual settlement amount exceeds established reserves and insurance coverage.

iCoreConnect has identified material weaknesses in internal control over financial reporting.

iCoreConnect is required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact its public disclosures regarding its business, financial condition or results of operations. Any failure of these controls could also prevent iCoreConnect from maintaining accurate accounting records and discovering accounting errors and financial fraud.

For the quarter ended June 30, 2023, iCoreConnect’s principal executive officer and principal financial and accounting officer concluded that its disclosure controls and procedures were not effective due to a material weakness related to its accounting for complex financial instruments and related to its inability to adequately segregate responsibilities over the financial reporting process. Management has further identified deficiencies within its corporate governance practices, as iCoreConnect did not have the necessary controls in place to understand the impact on equity holders and monitor the issuance of instruments with down round features. In addition, in the future management’s assessment of internal controls over financial reporting may identify additional weaknesses and conditions that need to be addressed or other potential matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in iCoreConnect’s internal control over financial reporting or disclosure of management’s assessment of its internal controls over financial reporting may have an adverse impact on the price of its common stock.

iCoreConnect may engage in merger and acquisition activity from time to time and may not achieve the contemplated benefits from such activity.

iCoreConnect has engaged in recent merger and acquisition activity. Achieving the contemplated benefits from such activity may be subject to a number of significant challenges and uncertainties, including integration issues, coordination between geographically separate organizations, and competitive factors in the marketplace. iCoreConnect could also encounter unforeseen transaction and integration-related costs or other circumstances such as unforeseen liabilities or other issues. Any of these circumstances could result in increased costs, decreased revenue, decreased synergies and the diversion of management time and attention. If iCoreConnect is unable to achieve its objectives within the anticipated time frame, or at all, the expected benefits may not be realized fully or at all, or may take longer to realize than expected, which could have an adverse effect on its business, financial condition and results of operations, or cash flows. Any of these risks could harm iCoreConnect’s business. In addition, to facilitate these acquisitions or investments, iCoreConnect may seek additional equity or debt financing, which may not be available on terms favorable to iCoreConnect or at all, which may affect its ability to complete subsequent acquisitions or investments, and which may affect the risks of owning its common stock.

A system failure or breach of system or network security could delay or interrupt services to iCoreConnect’s customers or subject iCoreConnect to significant liability.

iCoreConnect has implemented security measures such as firewalls, virus protection, intrusion detection and access controls to address the risk of computer viruses and unauthorized access. However, there can be no assurances that any of these efforts will be adequate to prevent a system failure, accident or security breach, any of which could result in a material disruption to iCoreConnect’s business. In addition, substantial costs may be incurred to remedy the damages caused by any such disruptions.

13

iCoreConnect’s software may not operate properly, which could damage its reputation, give rise to claims against iCoreConnect, or divert application of iCoreConnect’s resources from other purposes, any of which could harm its business and operating results.

Software development is time-consuming, expensive, and complex. Unforeseen difficulties can arise. iCoreConnect may encounter technical obstacles, and it is possible that it discovers additional problems that prevent its applications from operating properly. If iCoreConnect’s systems do not function reliably or fail to achieve client expectations in terms of performance, clients could assert liability claims against iCoreConnect or attempt to cancel their contracts with iCoreConnect. This could damage iCoreConnect’s reputation and impair its ability to attract or retain clients.

Information services as complex as those iCoreConnect offer have in the past contained, and may in the future develop or contain, undetected defects, vulnerabilities, or errors. iCoreConnect cannot assure that material performance problems or defects in its services will not arise in the future. Errors may result from sources beyond iCoreConnect’s control, including the receipt, entry, or interpretation of patient information; interface of iCoreConnect’s services with legacy systems that it did not develop; or errors in data provided by third parties. It is challenging for iCoreConnect to test its software for all potential problems because it is difficult to simulate the wide variety of computing environments or treatment methodologies that its clients may deploy or rely upon. Therefore, despite testing, defects or errors may arise in iCoreConnect’s existing or new software or service processes following introduction to the market.

In light of this, defects, vulnerabilities, and errors and any failure by iCoreConnect to identify and address them could result in loss of revenue or market share; liability to clients, their patients, or others; failure to achieve market acceptance or expansion; diversion of development and management resources; delays in the introduction of new services; injury to iCoreConnect’s reputation; and increased service and maintenance costs. Defects, vulnerabilities, or errors in iCoreConnect’s software and service processes might discourage existing or potential clients from purchasing services from iCoreConnect. Correction of defects, vulnerabilities, or errors could prove to be impossible or impracticable. The costs incurred in correcting any defects, vulnerabilities, or errors or in responding to resulting claims or liability may be substantial and could adversely affect iCoreConnect’s operating results.

If iCoreConnect’s services fail to provide accurate and timely information, or if its content or any other element of any of its services is associated with faulty clinical decisions or treatment, iCoreConnect could have liability to clients, clinicians, or patients, which could adversely affect its results of operations.

Some of iCoreConnect’s software, content, and services are used to support clinical decision-making by providers and deliver information about patient medical histories, treatment plans, medical conditions, and the use of particular medications. If iCoreConnect’s software, content, or services fail to provide accurate and timely information or it is associated with faulty clinical decisions or treatment, then clients, clinicians, or their patients could assert claims against it that could result in substantial costs to iCoreConnect, harm its reputation in the industry, and cause demand for its services to decline.

iCoreConnect’s iCoreRx service provide healthcare professionals with access to clinical information, including information regarding particular medical conditions and the use of particular medications. If iCoreConnect’s content, or content it obtains from third parties, contains inaccuracies, or it introduce inaccuracies in the process of implementing third-party content, it is possible that patients, physicians, consumers, the providers of the third-party content, or others may sue iCoreConnect if they are harmed as a result of such inaccuracies. iCoreConnect cannot assure that its quality control procedures will be sufficient to ensure that there are no errors or omissions in particular content.

The assertion of such claims and ensuing litigation, regardless of its outcome, could result in substantial cost to iCoreConnect, divert management’s attention from operations, damage its reputation, and decrease market acceptance of its services. iCoreConnect attempts to limit by contract its liability for damages and requires that its clients assume responsibility for medical care. Despite these precautions, the allocations of responsibility and limitations of liability set forth in iCoreConnect’s contracts may not be enforceable, be binding upon patients, or otherwise protect it from liability for damages. Furthermore, general liability and errors and omissions insurance coverage may not continue to be available on acceptable terms or may not be available in sufficient amounts to cover one or more large claims against iCoreConnect. In addition, the insurer might disclaim coverage as to any future claim. One or more large claims could exceed iCoreConnect’s available insurance coverage. If any of these risks occur, they could materially adversely affect iCoreConnect’s business, financial condition, or results of operations.

14

Because iCoreConnect generally recognizes revenues from its subscription service over the subscription term, a decrease in new subscriptions or renewals during a reporting period may not be immediately reflected in its operating results for that period.

iCoreConnect generally recognizes revenues from customers ratably over the terms of their subscriptions. Net new annual contract value from new subscriptions, expanded contracts and contract renewals entered into during a period can generally be expected to generate revenues for the duration of the subscription term. As a result, a small portion of the revenues iCoreConnect reports in each period are derived from the recognition of deferred revenues relating to subscriptions entered into during previous periods. Consequently, a decrease in new or renewed subscriptions in any single reporting period will have a limited impact on iCoreConnect’s revenues for that period. In addition, iCoreConnect’s ability to adjust its cost structure in the event of a decrease in new or renewed subscriptions may be limited.

Further, a decline in new subscriptions, expanded contracts or renewals in a given period may not be fully reflected in iCoreConnect’s revenues for that period, but they will negatively affect its revenues in future periods. Accordingly, the effect of significant downturns in sales and market acceptance of iCoreConnect’s services, and changes in its rate of renewals, may not be fully reflected in its results of operations until future periods. iCoreConnect’s subscription model also makes it difficult for it to rapidly increase its revenues through additional sales in any period, as revenues from new customers are generally recognized over the applicable subscription term. Additionally, due to the complexity of certain customer contracts, the actual revenue recognition treatment required under Accounting Standard Codification Topic 606, “Revenue from Contracts with Customers (“Topic 606”)” depends on contract-specific terms and may result in greater variability in revenues from period to period. In addition, a decrease in new subscriptions, expansion contracts or renewals in a reporting period may not have an immediate impact on billings for that period due to factors that may offset the decrease, such as an increase in billings duration, the dollar value of contracts with future start dates, or the dollar value of collections in the current period related to contracts with future start dates.

The COVID-19 pandemic could continue to materially adversely affect iCoreConnect’s business, financial condition, results of operations, cash flows and day-to-day operations.

The outbreak of COVID-19 has had an adverse impact on iCoreConnect’s operations and financial condition. The response to this coronavirus by federal, state and local governments in the U.S. has resulted in significant market and business disruptions across many industries and affecting businesses of all sizes. This pandemic has also caused significant stock market volatility and further tightened capital access for most businesses. Given that the COVID-19 pandemic and its disruptions are of an unknown duration, they could have an adverse effect on iCoreConnect’s liquidity and profitability.

The ultimate magnitude of COVID-19, including the extent of its impact on iCoreConnect’s financial and operational results, which could be material, will depend on the length of time that the pandemic continues, its effect on the demand for iCoreConnect’s products and its supply chain, the effect of governmental regulations imposed in response to the pandemic, as well as uncertainty regarding all of the foregoing. iCoreConnect cannot at this time predict the full impact of the COVID-19 pandemic, but it could have a larger material adverse effect on its business, financial condition, results of operations and cash flows.

Risks Related to Being a Public Company

The price of our Common Stock may be volatile.

The price of our common stock has been and is likely to continue to be volatile. Since our common stock began trading as iCoreConnect on August 28, 2023, our common stock has traded from a low price of $0.91 to a high price of $20.70. The market price for our common stock may be influenced by many factors, including the other risks described in this section of the prospectus. In addition, the stock markets in general, and the markets for SPAC post-business combination businesses in particular, have experienced extreme volatility, including since the Closing. This volatility can often be unrelated to the operating performance of the underlying business. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance.

15

We may incur significant costs from class action litigation due to the expected stock volatility.

The price of our common stock may fluctuate for many reasons, including as a result of public announcements regarding the progress of our business. This risk is especially relevant to us because recently there has been significant stock price volatility involving the shares of companies that have recently completed a business combination with a SPAC. When the market price of a stock has been volatile as our common stock, holders of that stock have occasionally brought securities class action litigation against the company that issued the stock. Additionally, there has recently been a general increase in litigation against companies that have recently completed a business combination with a SPAC alleging fraud and other claims based on inaccurate or misleading disclosures. If any of our stockholders were to bring a lawsuit of this type against us, even if the lawsuit is without merit, we could incur substantial costs defending the lawsuit. Any such lawsuit could also divert the time and attention of management.

Any failure to meet the continued listing requirements of Nasdaq Capital Market could result in a delisting of our common stock.

If we fail to satisfy the continued listing requirements of the Nasdaq Capital Market, such as failing to satisfy any applicable corporate governance requirements or the minimum closing bid price requirement, the Nasdaq Capital Market may take steps to delist our securities. Such a delisting would likely have a negative effect on the price of our securities and would impair your ability to sell or purchase the securities when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our securities to become listed again, stabilize the market price or improve the liquidity of our securities, prevent our securities from dropping below the Nasdaq Capital Market minimum bid price requirement or prevent future non-compliance with the Nasdaq Capital Market’s listing requirements. Additionally, if our securities are not listed on, or become delisted from, the Nasdaq Capital Market for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if our securities were quoted or listed on the Nasdaq Capital Market or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

We are an “emerging growth company” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors, which may make it more difficult to compare our performance with other public companies.

We are an emerging growth company as defined in the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. To the extent we continue to take advantage of any of these exemptions, the information that we provide stockholders may be different than what is available with respect to other public companies. Investors may find our common stock less attractive because we will continue to rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for the common stock, and the stock price may be more volatile.

An emerging growth company may elect to delay the adoption of new or revised accounting standards. Because we have made this election, Section 102(b)(2) of the JOBS Act allows us to delay adoption of new or revised accounting standards until those standards apply to non-public business entities. As a result, the financial statements contained in this prospectus and those that we will file in the future may not be comparable to companies that comply with public business entities revised accounting standards effective dates.

We are also a “smaller reporting company” as such term is defined in the Rule 12b-2 of the Exchange Act, meaning that the market value of our common stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue is less than $100 million during the most recently completed fiscal year. Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company” which would allow us to take advantage of many of the same exemptions from disclosure requirements, including exemption from compliance with the auditor attestation requirements of Section 404 and reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements. Investors could find our common stock less attractive because it may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and the trading price may be more volatile.

Reports published by analysts, including projections in those reports that differ from our actual results, could adversely affect the price and trading volume of our common stock.

We currently expect that securities research analysts will establish and publish their own periodic financial projections for our business. These projections may vary widely and may not accurately predict our results. Our stock price may decline if our actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on us downgrade our stock or publishes inaccurate or unfavorable research about our business, our stock price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our stock price or trading volume could decline. While we expect research analyst coverage, if no analysts commence coverage of us, the trading price and volume for our common stock could be adversely affected.

16

Delaware law and provisions in our certificate of incorporation and bylaws could make a takeover proposal more difficult.

Our organizational documents are governed by Delaware law. Certain provisions of Delaware law and of our certificate of incorporation and bylaws could discourage, delay, defer or prevent a merger, tender offer, proxy contest or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of the common stock held by our stockholders. These provisions include the ability of the Board to designate the terms of and issue new series of preference shares, supermajority voting requirements to amend certain provisions of our certificate of incorporation, and a prohibition on stockholder actions by written consent, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

These anti-takeover provisions as well as certain provisions of Delaware law could make it more difficult for a third party to acquire us, even if the third party’s offer may be considered beneficial by many of our stockholders. As a result, our stockholders may be limited in their ability to obtain a premium for their shares. If prospective takeovers are not consummated for any reason, we may experience negative reactions from the financial markets, including negative impacts on the price of the common stock. These provisions could also discourage proxy contests and make it more difficult for stockholders to elect directors of their choosing and to cause us to take other corporate actions that our stockholders desire.

Our certificate of incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings and the federal district courts as the sole and exclusive forum for other types of actions and proceedings, in each case, that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain what such stockholders believe to be a favorable judicial forum for disputes with us or our directors, officers or other employees or increase our stockholders’ costs in bringing such a claim.

Our certificate of incorporation provides that, unless we consents to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the Company to the Company or its stockholders; (iii) any action asserting a claim against the Company or any director, officer or employee arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws; or (iv) any action asserting a claim against the Company or any director, officer or employee of the Company governed by the internal affairs doctrine, and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to (A) the personal jurisdiction of the state and federal courts within Delaware and (B) service of process on such stockholder’s counsel. The provision described in the immediately preceding sentence will not apply to (i) suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, for which the federal courts will be the exclusive forum. Any person or entity purchasing or otherwise acquiring an interest in any shares of our capital stock will be deemed to have notice of and to have consented to the forum provisions in our certificate of incorporation. These choice-of-forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that he, she or it believes to be favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers, or other employees and may result in increased litigation costs for our stockholders. We note that there is uncertainty as to whether a court would enforce these provisions and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Alternatively, if a court were to find these provisions of our certificate of incorporation inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and the Board.

17

Subsequent to the Closing, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Prior to the Business Combination, although FGMC conducted due diligence on old iCore, we cannot assure you that this diligence revealed all material issues that may be present in our operating business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of our control will not later arise. As a result, we may be forced to later write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in losses. Even if our due diligence successfully identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with FGMC’s preliminary risk analysis. Even though these charges may be non-cash items and may not have an immediate impact on our liquidity, the fact that we may incur charges of this nature could contribute to negative market perceptions about our securities. In addition, charges of this nature may cause us to be unable to obtain future financing on favorable terms or at all. Accordingly, stockholders could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation relating to the Business Combination contained an actionable material misstatement or material omission.

If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our common stock may decline after the Closing.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, fluctuations in the price of our common stock could contribute to the loss of all or part of your investment. Any of the factors listed in this prospectus could have a material adverse effect on your investment, and our common stock may trade at a price significantly below the price you paid for it. In such circumstances, the trading price of our common stock may not recover and may experience a further decline.

Broad market and industry factors may materially harm the market price of our common stock after the Closing, irrespective of our operating performance. The stock markets in general have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies, notably in the biopharmaceutical industry, which investors perceive to be similar to us, could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price for our common stock also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Our actual financial position and results of operations may differ materially from the unaudited pro forma financial information included in this prospectus.

The unaudited pro forma condensed combined financial information included in this prospectus is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. See “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

There can be no assurance that our Warrants will be in the money at the time they become exercisable, and they may expire worthless.

Subject to adjustment, the exercise price for the outstanding Public Warrants and $11.50 Private Placement Warrants is $11.50 per share of common stock and the exercise price for the $15.00 Private Placement Warrants is $15.00 per share of common stock. The cash proceeds associated with the exercises of the Warrants are dependent on the stock price inasmuch as the holders are unlikely to exercise the Warrants if the exercise price thereof is greater than the price of our common stock at the time of exercise. In that circumstance, such holder may be less likely to exercise the Warrants as such holder would be selling at a loss if they exercised their Warrants and sold their common stock. There can be no assurance that such Warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, the Warrants may expire worthless.

18

The holders of the shares of common stock registered hereby may be willing to sell their shares at a price lower than the public market price.

On September 11, 2023 the last reported sales price of the common stock was $5.39 per share. If the market price for shares of common stock is less than $10.00 per share, holders of shares of common stock would be selling at a loss if they purchased the shares of common stock at $10.00 per share. Because certain selling stockholders purchased shares privately at a price below the current market price, they may have an incentive to sell shares of their common stock because they could profit despite the market price of common stock falling below $10.00 per share. While these selling stockholders may, on average, experience a positive rate of return based on the current market price, public securityholders may not experience a similar rate of return on the securities they purchased due to differences in the purchase prices and the current market price.

Sales of shares of the common stock pursuant to the registration statement of which this prospectus forms a part may have negative pressure on the public trading price of the common stock.

Subject to any obligations under any lock up provisions, the selling stockholders will determine the timing, pricing and rate at which they sell the Warrants or shares being registered for resale on the registration statement of which this prospectus forms a part into the public market. Significant sales of shares of common stock pursuant to the registration statement of which this prospectus forms a part may have negative pressure on the public trading price of the common stock. Assuming all of the Warrants were exercised and the Series A Preferred Stock was converted, the selling stockholders would own 11,122,313 shares of common stock, representing approximately 48% of the total outstanding common stock. Also, even though the current trading price is significantly below the Company’s initial public offering price, based on the current closing price of the common stock, certain private investors may have an incentive to sell their shares, because they will still profit on sales due to the lower prices at which they purchased their shares as compared to the public investors.

Risks Related to our Purchase Agreement with Arena

It is not possible to predict the actual number of shares of we will sell under the Purchase Agreement to Arena, or the actual gross proceeds resulting from those sales. Further, we may not have access to the full amount available under the Purchase Agreement.

On September 12, 2023, we entered into the Purchase Agreement with Arena, pursuant to which Arena has committed to purchase up to the $40.0 million Commitment Amount of our common stock, subject to certain limitations and conditions set forth in the Purchase Agreement. The shares of our common stock that may be issued under the Purchase Agreement may be sold by us to Arena at our discretion from time to time beginning on the Commencement Date and during the term of the Purchase Agreement.

We generally have the right to control the timing and amount of any sales of shares of our common stock to Arena under the Purchase Agreement. Sales of our common stock, if any, to Arena under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Arena all, some or none of the shares of our common stock that may be available for us to sell to our common stock pursuant to the Purchase Agreement. Depending on market liquidity at the time, resales of those shares by our common stock may cause the public trading price of our common stock to decrease.

Because the purchase price per share to be paid by Arena for the shares of our common stock that we may elect to sell under the Purchase Agreement, if any, will fluctuate based on the market prices of our common stock during the applicable Pricing Period for each sale made pursuant to the Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of our common stock that we will sell to Arena under the Purchase Agreement, the purchase price per share that Arena will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by Arena under the Purchase Agreement, if any.

19

Moreover, although the Purchase Agreement provides that we may, in our discretion, from time to time beginning on the Commencement Date and during the term of the Purchase Agreement, direct Arena to purchase shares of our common stock from us in one or more purchases under the Purchase Agreement, up to the Commitment Amount only 1,600,000 shares of our common stock are being registered for resale under this registration statement, which this prospectus forms a part. Additionally, because the price per share on which the Commitment Fee Shares is based will fluctuate based on market prices of our common stock during the applicable time periods during which the VWAP for such issuable shares is calculated, it is not possible for us to predict the number of Commitment Fee Shares issuable to Arena pursuant to the Purchase Agreement. Accordingly, the number of shares of our common stock we may elect, in our sole discretion, to issue and sell to Arena, from time to time from and after the Commencement Date under the Purchase Agreement cannot be determined at this time. Even assuming all 1,600,000 shares of our common stock offered for resale by Arena under this prospectus were sold by us to Arena for a per share price of $5.83 (which represents the closing price of our common stock on Nasdaq on September 13, 2023, the trading day immediately preceding the date of the Purchase Agreement), less a 3.0% discount (the same fixed percentage discount that will be used to calculate the applicable per share purchase price for shares of our common stock that we may elect to sell to Arena under the Purchase Agreement), we would only receive aggregate gross proceeds of approximately $9.3 million, which is substantially less than the $40.0 million Commitment Amount available to us under the Purchase Agreement. Therefore, because the market prices of our common stock may fluctuate from time to time after the date of this prospectus and, as a result, the actual purchase prices to be paid by Arena for shares of our common stock that we direct it to purchase under the Purchase Agreement, if any, also may fluctuate because they will be based on such fluctuating market prices of our common stock, it is possible that we may need to issue and sell more than the number of shares being registered for resale under this prospectus to Arena under the Purchase Agreement in order to receive aggregate gross proceeds equal to the $40.0 million Commitment Amount under the Purchase Agreement.

If it becomes necessary for us to issue and sell to Arena under the Purchase Agreement more shares of our common stock than are being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to $40.0 million from sales of our common stock to Arena under the Purchase Agreement, we must first file with the SEC one or more additional registration statements to register under the Securities Act the resale by Arena of any such additional shares of our common stock we wish to sell to Arena from time to time under the Purchase Agreement, and the SEC must declare such additional registration statements effective before we may elect to sell any additional shares of our common stock to Arena under the Purchase Agreement. In addition, under the applicable rules of Nasdaq and pursuant to the terms of the Purchase Agreement, we will not sell to Arena shares of our common stock in excess of the Exchange Cap of 1,600,000 shares, which is 19.99% of our common stock as of the date of the Purchase Agreement, unless (i) we obtain stockholder approval to issue shares of our common stock in excess of the Exchange Cap or (ii) the average price of all applicable sales of our common stock under the Purchase Agreement (including the Commitment Fee Shares) equals or exceeds $5.39 per share (which represents the lower of (i) the closing price of our common stock on Nasdaq (as reflected on Nasdaq.com) immediately preceding the signing of the Purchase Agreement or (ii) the average closing price of our common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the Purchase Agreement). The number of shares of our common stock ultimately offered for resale by Arena is dependent upon the number of shares of our common stock, if any, we ultimately sell to Arena under the Purchase Agreement.

Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of our common stock in addition to the 1,600,000 shares of our common stock being registered for resale under this prospectus could cause additional substantial dilution to our stockholders.

Our inability to access a portion or the full amount available under the Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business.

The sale and issuance of our common stock to Arena will cause dilution to our existing stockholders, and the sale of the shares of our common stock acquired by Arena, or the perception that such sales may occur, could cause the price of our common stock to fall.

The purchase price for the shares that we may sell to our common stock under the Purchase Agreement will fluctuate based on the price of the shares of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall. If and when we do sell shares to Arena, after Arena has acquired the shares, Arena may resell all, some, or none of those shares at any time or from time to time in its discretion. Therefore, sales to Arena by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to Arena, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

20

Investors who buy shares at different times will likely pay different prices.

Pursuant to the Purchase Agreement and subject to market demand, we will have discretion to vary the timing, prices, and numbers of shares sold to Arena. If and when we do elect to sell shares of our common stock to Arena pursuant to the Purchase Agreement, after Arena has acquired such shares, Arena may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from Arena in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from Arena in this offering as a result of future sales made by us to Arena at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to Arena under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Arena may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Arena will pay less than the then-prevailing market price for our common stock, which could cause the price of our common stock to decline.

The purchase price of our common stock sold to Arena under the Purchase Agreement is derived from the market price of our common stock on Nasdaq. Shares to be sold to Arena pursuant to the Purchase Agreement will be purchased at a discounted price. We may effect sales at price equal to 97% of the simple average of the daily VWAP of the our common stock during the Pricing Period (see “Prospectus Summary - Committed Equity Financing-Purchase of Shares under the Purchase Agreement”). As a result of this pricing structure, Arena may sell the shares it receives immediately after receipt of the shares, which could cause the price of our common stock to decrease.

Our management team will have broad discretion over the use of the net proceeds from our sale of shares of our common stock to Arena, if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management team will have broad discretion as to the use of the net proceeds from our sale of shares of our common stock to Arena, if any, and we could use such proceeds for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management team with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management team to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

CAUTIONARY STATEMENT REGARDING FORWARD‑LOOKING STATEMENTS

This prospectus contains forward‑looking statements that are based on our management’s beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts are forward‑looking statements. The forward‑looking statements are contained principally in, but not limited to, the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward‑looking statements. Forward‑looking statements include, but are not limited to, statements about:

21

•	the attraction and retention of qualified directors, officers, employees and key personnel;

•	our ability to compete effectively in a highly competitive market;

•	our ability to protect and enhance our corporate reputation and brand;

•	the impact from future regulatory, judicial, and legislative changes in our industry;

•	risk that the COVID-19 pandemic, and local, state and federal responses to addressing the COVID-19 pandemic, may have an adverse effect on our business operations, as well as our financial condition and results of operations;

•	that we may face potential liability related to the privacy of health information it obtain under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”);

•	our ability to forecast and maintain an adequate rate of revenue growth and appropriately plan our expenses;

•	the risks associated with competing with larger companies that have greater financial resources and established relationships with major corporate customers;

•	the possibility that we may be adversely affected by other economic, business, regulatory, and/or competitive factors;

•	the evolution of the markets in which we compete, including ecommerce;

•	our ability to anticipate and respond to changing consumer preferences and trends;

•	our ability to implement our existing strategic initiatives and continue to innovate our existing products;

•	the risk that we may not be able to execute our growth strategies and the timing of expected business milestones;

•	the risk that we may not be able to recognize revenue for our products and services or secure additional contracts that generate revenue; and

•	the risks related to Russia’s invasion of Ukraine.

In some cases, you can identify forward‑looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward‑looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” above. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward‑looking statements. No forward‑looking statement is a guarantee of future performance.

22

The forward‑looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. We do not intend to update or otherwise revise the forward‑looking statements in this prospectus, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of common stock, Series A Preferred Stock or Warrants by the Registered Holders.

We will receive up to an aggregate of approximately $116,406,600 from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants.

DIVIDEND POLICY

We have never declared or paid any cash dividends on shares of our common stock. Any future determination related to our dividend policy will be made at the discretion of our Board after considering our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations our Board deems relevant. It is the present intention of our Board to retain all available funds and future earnings, if any, to fund the development and growth of our business operations and, accordingly, our Board does not anticipate declaring or paying any cash dividends in the foreseeable future.

Since the date of the issuance of the Series A Preferred Stock, dividends have accrued at the rate per annum of 12% of the original issue price for each share of Series A Preferred Stock, which was $10.00 per share, prior and in preference to any declaration or payment of any other dividend (subject to appropriate adjustments). Dividends shall accrue from day to day and shall be cumulative and shall be payable within 15 business days after end of our second quarter, which is June 30, commencing with the quarter ending June 30, 2024 to each holder of Series A Preferred Stock as of such date. We are not permitted to declare, pay or set aside any dividends on shares of any other class or series of capital stock unless the holders of the Series A Preferred Stock then outstanding shall first receive, or simultaneously receive, dividends due and owing on each outstanding share of Series A Preferred Stock. See “Description of Securities— Series A Preferred Stock.”

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information presents the pro forma effects of the Business Combination.

FGMC was a blank check company incorporated in Delaware on December 23, 2020. FGMC was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

23

Following the closing of FGMC’s IPO on March 1, 2022, and subsequent closing of the over-allotment on March 3, 2022, a total of $82,512,500 ($10.25 per unit) from the net proceeds of the sale of Units in the IPO and the sale of certain private placement securities as well as the proceeds from the closing of the over-allotment option were placed in a trust account (“Trust Account”).

The Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined balance sheet as of June 30, 2023 assumes that the Business Combination occurred on December 31, 2022. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023 and for the year ended December 31, 2022 assumes that the Business Combination had been completed on January 1, 2022, the beginning of the earliest period presented.

Management has made significant estimates and assumptions in its determination of the pro forma transaction accounting adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The unaudited pro forma transaction accounting adjustments reflecting the completion of the Business Combination are based on certain currently available information and certain assumptions and methodologies that we believe are reasonable under the circumstances. The unaudited pro forma transaction accounting adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the unaudited pro forma transaction accounting adjustments and it is possible the difference may be material. We believe that our assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the unaudited pro forma transaction accounting adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial statements do not necessarily reflect what our financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. The unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of FGMC was derived from the financial statements of FGMC as of and for the six months ended June 30, 2023 and from the audited financial statements of FGMC as of December 31, 2022, included elsewhere in this prospectus. The historical financial information of Old iCore was derived from consolidated financial statements as of and for the six months ended June 30, 2023 and from audited consolidated financial statements as of and for the year ended December 31, 2022, included elsewhere in this prospectus. The unaudited pro forma condensed combined financial information is qualified in its entirety by reference to, and should be read together with FGMC’s and iCoreConnect’s audited and unaudited financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of FGMC,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of iCoreConnect,” and other financial information included elsewhere in this joint proxy statement/prospectus

Description of the Business Combination

On January 5, 2023, FG Merger Corp., a Delaware corporation (“FGMC”), entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”), by and among FGMC, FG Merger Sub Inc., a Nevada corporation and a direct, wholly-owned subsidiary of FGMC (“Merger Sub”), and iCoreConnect Inc., a Nevada corporation (“iCoreConnect”).

24

The Merger Agreement provides that, among other things, at the closing (the “Closing”) of the transactions contemplated by the Merger Agreement, Merger Sub will merge with and into iCoreConnect (the “Merger”), with iCoreConnect surviving as a wholly-owned subsidiary of FGMC. In connection with the Merger, FGMC will change its name to “iCoreConnect Inc.” The Merger and the other transactions contemplated by the Merger Agreement are hereinafter referred to as the “Business Combination.”

Prior to the Closing, each share of FGMC common stock shall be converted into shares of newly issued FGMC Preferred Stock. The FGMC Preferred Stock shall have the rights, preferences, powers, privileges and restrictions, qualifications and limitations as set forth in Exhibit D to the Merger Agreement and discussed elsewhere in this joint proxy statement/prospectus. In addition, (i) each vested, issued, and outstanding option to purchase iCoreConnect Common Stock shall be exercised into shares of iCoreConnect Common Stock (ii) each issued and outstanding warrant to purchase iCoreConnect Common Stock shall be exercised into shares of iCoreConnect Common Stock and (iii) the outstanding principal together with all accrued and unpaid interest under each iCoreConnect convertible promissory note shall be converted into shares of iCoreConnect Common Stock.

FGMC Public Warrants and FGMC Private Warrants are issued in registered form under the Warrant Agreements. The Warrant Agreements provide that in the case of any reclassification or reorganization of the issued and outstanding shares of FGMC Common Stock the holders of the Warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of FGMC Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification or reorganization.

Accordingly, upon the effectiveness of the FGMC Common Conversion, the Warrants will become, pursuant to their terms, exercisable for shares of FGMC Preferred Stock instead of shares of FGMC Common Stock. In addition, at any time after the effectiveness of the FGMC Common Conversion, upon the occurrence of a Mandatory Conversion Event, the Warrants will once again become, exercisable for shares of FGMC Common Stock. See “FGMC Proposal 2 — The FGMC Common Conversion Proposal — Effect on Outstanding FGMC Warrants.”

The aggregate consideration to be received by the iCoreConnect stockholders is based on a pre-transaction equity value of $98,000,000 (subject to usual and customary working capital adjustments and any adjustments to reflect the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, merger, sale or exchange of shares or other like change with respect to shares of FGMC Common Stock, occurring prior to the Closing date). In accordance with the terms and subject to the conditions of the Merger Agreement, immediately prior to the effective time of the Closing each share of issued and outstanding iCoreConnect Common Stock, shall be converted into a number of shares of FGMC Common Stock, based on the Exchange Ratio (as defined in the Merger Agreement).

FGMC, Merger Sub and iCoreConnect have made customary representations, warranties and covenants in the Business Combination Agreement, including, among other things, covenants with respect to the conduct of FGMC and iCoreConnect prior to the closing of the Business Combination. The parties have also agreed to customary “no shop” obligations. The representations and warranties of FGMC, Merger Sub and iCoreConnect will not survive the closing of the Merger.

In addition to (a) the approval of the share issuance in connection with the Business Combination, the approval and adoption of an amendment to the FGMC Certificate of Incorporation to effectuate the FGMC Common Conversion, the adoption of the charter amendment, and the adoption of the Incentive Plan by FGMC stockholders, and (b) the approval of the Business Combination and the related transactions as set out in the Merger Agreement by iCoreConnect’s stockholders as described above, completion of the Business Combination is subject to the satisfaction of a number of other conditions, including, but not limited to, the approval of FGMC’s listing application for Common Stock of the Combined Company, and certain other closing conditions set forth in the Merger Agreement. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the Business Combination, see the section titled “The Business Combination — Conditions to the Completion of the Merger. “In connection with the execution of the Merger Agreement, certain stockholders of iCoreConnect have entered into a support agreement (the “iCoreConnect Support Agreement”) pursuant to which the stockholders of iCoreConnect that are parties to the iCoreConnect Support Agreement have agreed to vote all shares of common stock of iCoreConnect beneficially owned by them in favor of the Merger Agreement and related transactions.

25

In connection with the execution of the Merger Agreement, FGMC, iCoreConnect, FG Merger Investors LLC, a Delaware limited liability company (the “Sponsor”) and certain stockholders of FGMC entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”) pursuant to which the Sponsor and such stockholders agreed to, among other things, vote at any meeting of the stockholders of FGMC all of their shares of FGMC Common Stock held of record or thereafter acquired in favor of the proposals relating to the Business Combination.

The following table shows the pro forma outstanding shares of the Combined Company post-Business Combination:

	Number of Shares	Percentage of Outstanding Shares
Common Shares
Old iCore stockholders	8,095,908	68.16%
Total common shares – ex-options	8,095,908	68.16%
Preferred Shares (converted from FGMC common shares)
Shares issued in IPO	1,965,067	16.54%
Founder shares	1,736,874	14.62%
Common shares underlying Private Units	40,000	-%
Common shares underlying Underwriter Units	40,250	-%
Total Preferred Shares	3,782,191	31.84%

Number of Warrants
Preferred Warrants (converted from FGMC common warrants)
Warrants issued in IPO	6,037,500
Founder warrants	4,950,000
Common shares underlying Private Units	104,625
Common shares underlying Underwriter Units	630,188
Total Preferred Warrants	11,722,313

Accounting for the Proposed Transaction

Business combinations in which the legal acquirer is not the accounting acquirer are commonly referred to as “reverse acquisitions” and can represent asset acquisitions, capital transactions and business combinations. A reverse acquisition occurs when the entity that issues securities (the legal acquirer) is identified as the acquiree for accounting purposes and the entity whose equity interests are acquired (the legal acquiree) is identified as the acquirer for accounting purposes. The Business Combination has been accounted for as a reverse acquisition for which Old iCore was determined to be the accounting acquirer based on the following factors:

(i)

Old iCore controlled the operating company prior to the transaction and controls the combined company after the transactions through control of the board of directors as well as having majority voting power, irrespective of whether or not the pre-Business Combination stockholders of FGMC exercised their right to redeem their shares of FGMC common stock;

(ii)	Old iCore’s former management represents the management of the combined company.

(iii)	Old iCore’s operations comprise the ongoing operations of the combined entity.

Other factors were evaluated but are not considered to have a material impact on the determination of Old iCore as the accounting acquirer. The transaction was accounted for as a reverse acquisition in accordance with U.S. GAAP. Under this method of accounting, FGMC, which was the legal acquirer, was treated as the “acquired” company for financial reporting purposes and Old iCore was treated as the accounting acquirer. As the same entity controls the target company and post transaction public reporting entity, for accounting purposes, the proposed transaction has been treated as the equivalent of a capital transaction in which Old iCore is issuing stock for the net assets of FGMC, accompanied by a recapitalization. The net assets of FGMC are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the proposed transaction will be those of Old iCore.

26

Accounting Policies and Reclassifications

Based on management’s initial analysis of the accounting policies of FGMC and Old iCore, there were no significant differences identified that would have an impact on the unaudited pro forma condensed combined financial information or that would require adjustments to the unaudited pro forma condensed combined financial statements. Upon completion of the proposed transaction, management began to perform a comprehensive review of the accounting policies of FGMC and Old iCore. As a result of the comprehensive review, management may identify differences between the accounting policies of these entities which, when conformed, could have a material impact on the financial statements of the post-combination company.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2023 and the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023 and for the year ended December 31, 2022 are based on the historical financial statements of FGMC and Old iCore. The unaudited pro forma transaction accounting adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma transaction accounting adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

iCoreConnect Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations

(in thousands, except share and per share data)
					unaudited
	Six Months Ended June 30, 2023				Pro Forma
	(unaudited)				Condensed
	FGMC (Historical)	iCore (Historical)	Closing Adjustments		Combined at Closing

Revenue	$-	$3,697	$-		$3,697
Cost of Sales	-	975	-		975
Gross Profit	-	2,722	-		2,722
			-
OPERATING EXPENSES:
Selling, general and administrative	1,617	5,600	370	M, E	7,587
Depreciation and amortization	-	581	-		581
Total operating expenses	1,617	6,181	370		8,168
Loss from operations	(1,617)	(3,459)	(370)		(5,446)

OTHER INCOME (EXPENSE):
Interest expense	-	(529)	-		(529)
Finance charges	-	(422)	-		(422)
Other income (expense)	1,890	14	1,890	N	3,794
FV change of the FPA			(4,192)	K	(4,192)
Total other income (expense), net	1,890	(937)	(2,302)		(1,349)

TAXES:
Income tax expense (benefit)	400	-	-		400
Total tax expense	400	-	-		400
					-
NET LOSS	(127)	(4,396)	(2,672)		(7,195)

27

iCoreConnect Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet

(in thousands)

	June 30, 2023				unaudited
	(unaudited)		Transaction		Pro Forma
	FGMC (Historical)	iCore (Historical)	Accounting Adjustments		Condensed Combined
ASSETS

CURRRENT ASSETS:
Cash and cash equivalents	$6.0	$69	4,433	A,H	613
			12,570	B,H
			(12,570)	B
			(3,895)	D

Accounts receivable	-	366	-		366
Prepaid expenses and other assets	128	685	-		813
Total current assets	134	1,120	538		1,792

Marketable securities held in trust account	85,748	-	(85,748)	C	-
prepaid forward contract derivative			12,570	B	8,378
			(4,192)	K
LONG TERM ASSETS:
Property and equipment - net	-	200	-		200
Right of use lease asset - operating	-	853	-		853
Software development costs, net	-	722	-		722
Acquired technology, net	-	38	-		38
Customer relationships, net		1,990	-		1,990
Goodwill		1,484	-		1,484
Total long term assets	-	5,287	-		5,287

Total Assets	85,882	6,407	(76,832)		15,457

LIABILITIES

CURRENT LIABILITIES:
Accounts payable	1,198	2,746	(1,198)	D	2,746
Operating lease liability, current portion	-	136	-		136
Notes payable, current portion	845	6,909	(5,097)	G	1,812
			(845)	F
Deferred revenue	-	88	-		88
Tax liabilities	211	-	-		211
Total current liabilities	2,254	9,879	(7,140)		4,993

LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	-	-	-		-
Operating lease liability, net of current portion	-	755	-		755
Warrant liability	-	-	1,987	E	1,987
Total long term liabilities	-	755	1,987		2,742

Total liabilities	2,254	10,634	(5,153)		7,735

Common stock subject to possible redemption, 8,050,000 shares at redemption value	85,748	-	(85,748)	H	-

EQUITY
Preferred Stock	-	-	0.21	I	379
			0.08	I
			378.22	I
			0.16	I

Common Stock	0.21	196	-		811
			0.16	H
			(195.08)	J
			(0.21)	I
			0.08	F
			(0.08)	I
			-	I
			(0.16)	I
			809.59	G

Additional paid-in capital	-	88,849	(2,697)	D	105,983
			17,002	H
			195	J
			(2,120)	L
			845	F
			4,287	G
			(378)

Accumulated other comprehensive income (loss)	(2,120)	(93,272)	2,120	L	(99,451)
			(4,192)	K
			(1,987)	E
Total stockholders’ equity	(2,120)	(4,227)	14,068		7,722
Total liabilities and Stockholders' Equity	85,882	6,407	(76,832)		15,457

28

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared to illustrate the estimated effect of the Transactions.

The Transactions are shown as a reverse recapitalization as provided under U.S. GAAP. FG Merger Corp. is the acquired company, with Old iCore. treated as the acquirer. This determination reflects Old iCore equityholders holding a majority of the voting power of new iCoreConnect Inc., Old iCore’s pre-merger operations being the majority post-merger operations of new iCoreConnect Inc, and Old iCore’s management team retaining similar roles at new iCoreConnect Inc. Accordingly, although FG Merger Corp. is the legal parent company, GAAP dictates that the financial statements of new iCoreConnect Inc. will represent a continuation of Old iCore’s operations, with the Transactions being treated as though Old iCore issued ownership interests for FG Merger Corp., accompanied by a recapitalization. The net assets of Old iCore are stated at historical cost, with no incremental goodwill or other intangible assets recorded for the effects of the Merger with FG Merger Corp.

2. Accounting Policies

Based on an analysis of FG Merger Corp and Old iCore’s policies there were no identified account policies that would have an impact on the unaudited pro forma condensed combined financial information. As a result the unaudited condensed combined financial information does not assume any differences in accounting policies.

2. Transaction Accounting Adjustments

A	Represents approximately $4.43 million retained in trust from non-redemptions.
B	Represents $12.57 million worth of public shares purchase under the Forward Purchase Agreement.
C	Represents reclassification of cash and investments held in the Trust Account that becomes available at the closing of the Business Combination.
D	Represents transaction cost for FGMC and Old iCore expected to be paid in cash upon closing of the Business Combination.
E	Represents transaction cost for FGMC and Old iCore to be paid in equity upon closing of the Business Combination.
F	Represents convertible debt of $845k expected to convert into equity at the close of the Business Combination.
G	Represents amount of Old iCore debt that is expected to be converted by debt holders upon closing of Business Combination.
H	Represents reclassification of FGMC’s Common Stock subject to possible redemptions to permanent equity. This includes impact of non-redemptions for shares.
I	Represents conversion of FGMC non-redeemed common stock into shares of newly issued FGMC Preferred Stock.
J

Represents conversion of Old iCore Common Stock, including the vested warrants and options that have been converted to Old iCore Common Stock prior to the closing, into shares of Combined Company Common Stock at the Exchange Ratio.

K	Represents change in fair value of the public shares purchased under the Forward Purchase Agreement.
L	Reflects elimination of FGMC historical retained earnings at reverse acquisition.
M	Represents pro forma transaction accounting adjustment to eliminate historical expenses incurred by FGMC, which will not be recurring after the completion of the Business Combination.
N	Represents pro forma transaction accounting adjustment to eliminate interest income earned on FGMC’s Trust Account, which will not be recurring after the completion of the Business Combination.

29

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with iCoreConnect’s financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties, and assumptions. iCoreConnect’s actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from any such forward-looking statements. Please also see “Forward-Looking Statements.” In this section, unless otherwise indicated or the context otherwise requires, references in this section to “iCoreConnect,” the “Company,” “we,” “us,” “our” and other similar terms refer to iCoreConnect, Inc. and its consolidated subsidiaries. References to “FGMC” refer to FG Merger Corp. prior to the Business Combination.

Overview

The Company is a cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise platform of applications and services.

Software as a Service (SaaS) Offerings

The Company currently markets secure Health Insurance Portability and Accountability Act (HIPAA) compliant cloud-based software as a service (SaaS) offering under the names of iCoreRx, iCorePDMP, iCoreEPCS, iCoreVerify, iCoreVerify+, iCoreHuddle, iCoreHuddle+, iCoreCodeGenius, iCoreExchange, iCoreCloud, iCorePay, iCoreSecure, and iCoreIT. The Company’s software is sold under annual recurring revenue subscriptions.

iCoreRx – iCoreRx is a HIPAA compliant electronic prescription SaaS solution that integrates with popular practice management and electronic health record systems. It saves time by selecting exact medications at available doses with built-in support from a drug directory and provides full support for Electronic Prescriptions for Controlled Substances (iCoreEPCS). It protects both the patient and provider by viewing the patient’s complete medication history. It also speeds up the process by allowing the doctor to create a “favorites” list for commonly used medication sets.

iCorePDMP is an add-on for iCoreRx that seamlessly integrates with state databases to automate prescription drug monitoring. Providers in many states are required to check the patient’s Prescription Drug Monitoring Program (PDMP) history before prescribing controlled substances. This service provides one-click real-time access to the state databases without the need to manually enter data. This tool also generates patient risk scores and an interactive visualization of usage patterns to help the prescriber identify potential risk factors. The prescriber can then use this report to make decisions on objective insight into potential drug misuse or abuse which will ultimately lead to improved patient safety and better patient outcomes.

iCoreVerify and iCoreVerify+ - iCoreVerify is a HIPAA compliant SaaS solution that automatically retrieves a patients insurance eligibility breakdown to verify their benefits seven (7) days in advance of their appointment and on-demand using iCoreConnect’s real time technology. Automation runs daily to verify insurance every patient on the schedule a full week in advance of their appointment date. The system returns results typically in less than one second for most responses. This substantially reduces the phone calls and labor hours for the practice. This tool integrates with most popular practice management systems. iCoreVerify+ adds a unique add-on service that augments iCoreConnect’s automation with a concierge service that turns around requests traditionally in less than 24 hours.  It includes all carriers including non-digital ones and is customized to the client's specialty.

iCoreHuddle and iCoreHuddle+ – iCoreHuddle is a powerful HIPAA compliant SaaS solution to instantly reveal the revenue potential of each patient. This product is currently limited to dental practices. The service connects to most popular practice management and electronic health record systems to optimize revenue realization. It provides the practice with a dashboard containing various metrics, analytics, and key performance indicators (“KPIs”). iCoreHuddle provides a daily view of patient schedules, including their outstanding balances, unscheduled treatment plans, recall information, procedure information and the amount of remaining insurance benefits. The software also provides one-click access to each patient’s insurance eligibility, including a detailed benefits and deductibles report. This tool aims to increase the workflow efficiency of the dentist’s practice by reducing the number of required lookups and clicks for each patient. iCoreHuddle+ offers enhanced analytical tools for practices to optimize their revenue generation process and workflows.

30

iCoreCodeGenius – iCoreCodeGenius is a medical coding reference SaaS solution that provides the coding standards for the 10th revision of the International Classification of Diseases and Related Health Problems (ICD-10), a medical classification list published by the World Health Organization (WHO). It contains codes for diseases, signs and symptoms, abnormal findings, complaints, social circumstances, and external causes of injury and diseases.

iCoreExchange – iCoreExchange provides a secure, HIPAA compliant SaaS email solution using the direct protocol that allows doctors to send and receive secure email with attachments to and from other healthcare professionals in the network. iCoreExchange also provides a secure email mechanism to communicate with users outside the exchange e.g., patients and referrals. Users have the ability to build a community, access other communities and increase referrals and collaboration. Users can email standard office documents, JPEG, PDF as well as patient files with discrete data, which can then be imported and accessed on most Electronic Health Record (EHR) and Practice Management (PM) systems in a HIPAA compliant manner.

iCoreCloud - iCoreCloud offers customers the ability to backup their on-premise servers and computers to the cloud. iCoreCloud is a fully HIPAA compliant and automated backup solution. The data backed up is encrypted both in transit and while at rest. In case of full data loss, the mirrored data in the cloud can be seamlessly restored back to the practice on a new computer or a server. The data is stored encrypted in HIPAA compliant data centers with multiple layers of redundancy. The data centers are physically secure with restricted personnel and biometric access. The locations are also guarded by security 24 hours a day, 365 days a year.

iCorePay – iCorePay offers a seamless patient payment processing solutions for customers. iCorePay integrates into the practice workflow for payment and revenue cycle tracking.

iCoreSecure –We used our expertise and development capabilities from our HIPAA compliant iCoreExchange and developed iCoreSecure, an encrypted email solution for anyone that needs encrypted email to protect personal and financial data. iCoreSecure is a secure SaaS solution that solves privacy concerns in the insurance, real estate, financial and many other industry sectors that have a need for secure encrypted email.

iCoreIT - The trend in IT Services companies for over a decade has been to move away from a “Break/Fix '' model to a “Managed Service Provider (MSP)” and “Managed Software as a Service (MSaaS)” model with recurring revenue.

Managed IT Services (MSP and MSaaS)

The MSP/MSaaS approach, by using preventative measures, keeps computers and networks up and running while data is accessible and safeguarded. Installation of critical patches and updates to virus protection are automated. Systems are monitored and backed up in real-time. They are fixed or upgraded before they cause a service disruption. A Unified Threat Management solution is deployed to protect against virus, malware, SPAM, phishing and ransomware attacks. Remote technical support is a click away. All support is delivered at a predictable monthly cost.

By leveraging managed services with our expertise in cloud computing, our customers can scale their business without extensive capital investment or disruption in services.

We derive most of our revenue from subscriptions to our cloud-based SaaS and MSaaS offerings. Subscription revenue related to SaaS and MSaaS offerings account for 88% and 90% of our total revenue for the three months ended June 30, 2023 and 2022, respectively. We sell multiple offerings at different base prices on a subscription basis to meet the needs of the customers we serve.

Professional services and other revenue account for 12% and 10% of our total revenue for the six months ended June 30, 2023 and 2022, respectively. Professional services and other revenue include hardware, software, labor, and other revenues related to customer onboarding for SaaS/MSaaS services or one-time, non-recurring services. We expect professional services and other margins to range from moderately positive to break-even.

31

Critical Accounting Policies and Estimates

Revenue Recognition

We have 6 primary sources of revenue as of December 31, 2022:

1.	Electronic Prescription Software
2.	Insurance Verifications
3.	ICD-10 Medical Coding Software
4.	Encrypted and HIPAA Compliant Secure email
5.	Analytics
6.	MSaaS software

1)	Electronic Prescription software services are provided an annual subscription basis using the software as a service (‘SaaS’) model with revenue recognized ratably over the contract term.

2)	Insurance verification services are provided on an annual subscription basis using the software as a service (‘SaaS’) model with revenue recognized ratably over the contract term.

3)	ICD-10 Medical Coding services are provided on an annual subscription basis using the software as a service (“SaaS”) model with revenues recognized ratably over the contract term.

4)

Encrypted and HIPAA compliant and secure email services are provided on an annual subscription basis using the software as a service (“SaaS”) model with revenues recognized ratably over the contract term.

5)

Analytics automatically compiles real-time KPI data on an intuitive dashboard which saves time and helps focus the team during the morning huddle. Additionally, the Practice Metrics page provides custom reporting with rich graphics helping management to view revenue, claims, AR, scheduling and more.

6)	MSaaS software services are provided on an annual subscription basis using the software as a service (‘SaaS’) model with revenue recognized ratably over the contract term.

Software Development Capitalization and Amortization

We account for software development costs, including costs to develop software products or the software component of products to be marketed to external users.

In accordance with ASC 350, Internal-Use-Software, research and planning phase costs are expensed as incurred and development phase costs including direct materials and services, payroll and benefits and interest costs are capitalized.

32

We have determined that technological feasibility for our products to be marketed to external users was reached before the release of those products and, as a result, the development costs and related acquisition costs after the establishment of technological feasibility were capitalized as incurred. Capitalized costs for software to be marketed to external users are amortized based on current and projected future revenue for each product with an annual minimum cost equal to the straight-line amortization of the costs over three years.

Income Taxes

The Company follows the asset and liability approach to accounting for income taxes. Under this method, deferred tax assets and liabilities are measured based on differences between the financial reporting and tax bases of assets and liabilities measured using enacted tax rates and laws that are expected to be in effect when differences are expected to reverse. Valuation allowances are established when it is necessary to reduce deferred income tax assets to the amount, if any, expected to be realized in future years.

ASC 740, Accounting for Income taxes (‘ASC 740’), requires that deferred tax assets be evaluated for future realization and reduced by a valuation allowance to the extent we believe a portion more likely than not will not be realized. We consider many factors when assessing the likelihood of future realization of our deferred tax assets, including our recent cumulative loss experience and expectations of future taxable income by taxing jurisdictions, the carry-forwarding periods available to us for tax reporting purposes and other relevant factors.

Stock Based Compensation

The Company estimates the fair value of each option award on the date of grant using a Black-Scholes option pricing model that uses the following assumptions. The Company estimates the fair value of its shares of restricted Common Stock using the closing stock price of its common stock on the date of the award. The Company estimates the volatility of its Common Stock at the date of grant based on its historical stock prices. The Company determines the expected life based on historical experience with similar awards, giving consideration to the contractual terms, vesting schedules and post-vesting forfeitures. The Company uses the risk-free interest rate of the implied yield currently available on U.S. Treasury issues with an equivalent remaining term approximately equal to the expected life of the award. The Company has never paid cash dividends on its Common Stock and does not anticipate paying any cash dividends in the foreseeable future.

Long-Lived Assets and Goodwill

The Company accounts for long-lived assets in accordance with the provisions of ASC 360-10-35, Property, Plant and Equipment, Impairment or Disposal of Long-lived Assets. This accounting standard requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. As of December 31, 2022 there is no impairment of Long-lived Assets.

The Company accounts for goodwill and intangible assets in accordance with ASC 350, Intangibles - Goodwill and Other. Goodwill represents the excess of the purchase price of an entity over the estimated fair value of the assets acquired and liabilities assumed. ASC 350 requires that goodwill and other intangibles with indefinite lives be tested for impairment annually or on an interim basis if events or circumstances indicate that the fair value of an asset has decreased below its carrying value. During the fourth quarter of 2020, the Company adopted ASU No. 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. This guidance simplifies the accounting for goodwill impairment by removing Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. Goodwill impairment will now be the amount by which the carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. As of December 31, 2022 there is no impairment of the Company’s Goodwill.

33

Financial Results for the Six Months Ended June 30, 2023

Our total revenue for the six months ended June 30, 2023, decreased by 9% to $3.697 million compared with $4.055 million during the same period in 2022. The Company continued to show the impact of a decrease in services revenues from the mild attrition it incurred in Q1 2023, while recurring revenues also decreased in the comparative period due to changes in legislation that pushed out several state eprescription mandates that went into effect in Q1 2022 resulting in attrition in the back half of 2022. The Company continues to see organic growth in its SaaS based products. The Company ended the quarter with over approximately 32,000 subscriptions on our platform up from approximately 24,000 subscriptions in the prior year period.

The Company views its operations and manages its business as one operating segment which is the business of providing subscription-based software as a service (SaaS), Managed IT (MSaaS) and related non-recurring professional IT and other services. The Company aggregates is operating segments based on similar economic and operating characteristics of its operations.

Gross profit percentage was 74% and 69% for the six months ended June 30, 2023 and 2022, respectively. Gross Profit decreased by $79K compared to the same period a year ago. Gross profit margin expansion was driven by a greater growth rate of sales in subscription software and services that carry higher gross margins than Professional Services and other revenue. We expect the growth rate of our SaaS and MSaaS subscription offerings to grow faster than our Professional Services and other revenue over time. We believe the higher growth rate of recurring revenue SaaS and MSaaS offerings should continue to provide a mix shift that will benefit gross margin rate going forward.

Results of Operations - Three and Six Month Period Ended June 30, 2023 and the Year Ended December 31, 2022 Compared to Three and Six Month Period Ended June 30, 2022 and the Year Ended December 31, 2021

Revenues.

Net revenues decreased to $1.9MM from $2.0MM for the three months ended June 30, 2023 and 2022, respectively. The decrease in revenue was primarily drive by client attrition as a few of the Company’s larger MSP customers were acquired by larger corporations, who brought these services in house at the beginning of 2023.

Net revenues for the six months ended June 30, 2023 decreased to $3.7MM compared to $4.1MM for six months ended June 30, 2022.

Revenues from Subscription Software and Services decreased slightly to $3.3MM from $3.7MM, respectively, due to ePrescription mandates which took effect in Q1 2022 and were subsequently altered to not being required based on number of prescriptions written or delayed enforcement until sometime in 2023 resulting in cancellations in the mid half of 2022. The Company made the decision to allow some customers to exit their contracts early in order to assist in an orderly compliance of the new enforcement dates with the idea that the Company could gain the customer back in the latter half of 2023. Professional Services and Other revenues increased to $0.38MM from $0.14MM, respectively due to net client gains during the period.

Net revenues grew to $8.0MM for 2022 compared to $5.0MM for the 2021 period, an increase of approximately 60% year on year. Revenue growth was attributed to the growth in the number of subscribers both in terms of new sales as well as additional product uptake, the full year results of the Company’s asset acquisitions completed in Q2 and Q3 of 2021 as well as a moderate price increase on existing users.

Cost of sales.

Cost of sales for the three months ended June 30, 2023 and 2022 decreased to $0.5MM compared to $0.6MM respectively. The decrease between periods was due primarily to a decrease in labor costs and subscriptions related to Professional Services and Other revenues which incurred some attrition at the beginning of the year. The Company has been able to add on customers to both Subscription Software and Services and Professional Services and Other Revenues at a lower cost.

34

Cost of sales for the six months ended June 30, 2023 and 2022 decreased to $0.98MM compared to $1.3MM respectively. The decrease between periods was due primarily to a decrease in labor costs and subscriptions related to Professional Services and Other revenues which incurred some attrition at the beginning of the year. The Company has been able to add on customers to both Subscription Software and Services and Professional Services and Other Revenues at a lower cost.

Cost of sales increased to $2.2MM for 2022 compared to $1.6MM for 2021, an increase of approximately 42% year on year. While overall costs of sales increased, it did not do so in the same proportion to revenue growth. Overall gross margin improved to 72% in 2022 from 68% in 2021, as costs related to SaaS serving remained flat due to additional capacity available in system to absorb the growth incurred.

Selling, general and administrative expenses.

Selling, general and administrative expenses for the three months ended June 30, 2023 and 2022 were $3.2MM and $2.3MM, respectively. The increase between periods was primarily due to an increase in payroll expenses and other general and administrative expenses to support the rate of growth as well as the additional cost incurred to support the build out of the Company’s iCoreClaims product line.

Selling, general and administrative expenses for the six months ended June 30, 2023 and 2022 were $5.6MM and $4.3MM, respectively. The increase between periods was primarily due to an increase in payroll expenses and other general and administrative expenses to support a high rate of growth.

The Company incurred $9.3MM in selling, general and administrative expenses for the 2022 period an increase of $4.0MM or 77% when compared to $5.2MM for the 2021 period. The increase in expenses year on year were due to higher labor costs need to manage and maintain both the organic growth along with serving the additional customers related to three asset acquisitions completed in 2021. The Company also incurred $0.7MM in related legal costs associated with its two completed legal actions.

Depreciation and amortization expenses.

Depreciation and amortization expenses for the three months ended June 30, 2023 and 2022 were $0.3MM and $0.3MM, respectively. The difference between periods was primarily the result of lower capitalization of assets subject to depreciation in the three months ended June 30, 2023 compared to the three months ended June 30, 2022.

Depreciation and amortization expenses for the six months ended June 30, 2023 and 2022 were $0.3MM and $0.4MM, respectively. The decrease between periods was primarily the result of lower capitalization of assets subject to depreciation in the six months ended June 30, 2023 compared to the six months ended June 30, 2022.

Depreciation and amortization expenses of $1.3MM for the 2022 period decreased $0.1MM or (10)% compared to $1.4MM for the 2021 period. The decrease in expenses is due to no new additions being added to intangible assets and a moderate increase in capitalized software in 2022 compared to 2021, such that depreciation and amortization out pace additions.

Interest Expense.

Interest expense for the three months ended June 30, 2023 and 2022 was $$0.3MM and $0.2MM, respectively. The increase between periods was primarily due the Company taking on additional bridge debt for growth and operations during the first quarter of 2023

Interest expense for the six months ended June 30, 2023, and 2022 was $0.53MM and $0.34MM, respectively. The increase between periods was primarily due the Company taking on additional bridge debt for growth and operations during the first quarter of 2023.

35

Interest expense of $0.8MM for the 2022 period increased $0.3MM or approximately 60% when compared to $0.5MM for the 2021 period. The primary driver for the increase in interest expense was due to the increase in debt and the rate of interest on debt taken out by the Company to help fund the asset acquisitions and operating expenses.

Financing fee.

Financing fee expenses for the three months ended June 30, 2023 and 2022 were $0.3MM and $$0.1MM respectively. The increase between periods was primarily due to the Company taking on additional bridge debt for growth and operations during the first quarter of 2023.

Financing fee expenses for the six months ended June 30, 2023 and 2022 were $0.42MM and $0.34MM respectively. The expenses are related to the issuance of convertible debt features in 2023 and warrants and convertible feature of the convertible debt issued in the second quarter of 2021.

The Company incurred financing costs of $0.4MM in 2022 compared to $1.5MM for 2021.The decrease of $1.1MM was due to the decrease in warrants and inducement shares costs on issued debt in 2022 in comparison to 2021.

Other income (expense).

Other income for the three months ended June 30, 2023 and 2022 were $0.01MM and $nil, respectively. Other income in 2023 consisted of the net proceeds from sale of capital assets.

 Other income (expense) consists of costs related to the payment of sales and use tax filings for prior periods as well as settlement of a prior periods accounts payable for Q2 2022 compared to income related to the sale of company assets in Q2 2023.

Other expense increased moderately in the 2022 period when compared to Other Income in the 2021 period.

PPP loan forgiveness. The Company received notice of forgiveness for its Paycheck Protection Plan loan in 2021 including all related interest in the amount of $330,047 in comparison to $nil for 2022.

Dividends to Common Stockholders. The Company incurred expenses related to the revaluation of certain warrants that contained anti-dilution provisions related to down round financing for total expense of $1,794,704 and $814,552 for2022 and 2021, respectively.

GOING CONCERN AND LIQUIDITY

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

36

For the six-month period ended June 30, 2023 the Company generated an operating loss of $3,459,646. In addition, the Company has an accumulated deficit, total stockholders’ deficit and net working capital deficit of $93,271,716, and $8,759,814, respectively. The Company’s activities were primarily financed through private placements of equity securities and issuance of debt. The Company intends to raise additional capital through the issuance of debt and/or equity securities to fund its operations, although there is no assurance that it will be successful in raising any additional capital. The Company is reliant on future fundraising to finance operations in the near future. . In light of these matters, there is substantial doubt that the Company will be able to continue as a going concern for a period of 12 months from the issuance date of these financial statements.

Management continues to develop strategic partnerships and has ramped up selling into the existing customer base as well as penetrate larger organizations with multiple customers while continuing to scope out additional areas of opportunity. While management believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. Management’s ability to continue as a going concern is ultimately dependent upon its ability to continually increase the Company’s customer base and realize increased revenues from signed contracts. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The primary factors that influence our liquidity include, but are not limited to, the amount and timing of our equity and debt raises, revenues, cash collections from our clients, capital expenditures, and investments in research and development.

Operating Activities: Net cash used by operating activities of $1.9MM for six-month period ended June 30, 2023 was $0.6MM more than the $1.4MM cash used by operations for the six-month period ended June 30, 2022. The increase in cash utilized by operating activities compared to the six-month period ended June 30, 2022 was primarily attributable to a larger net loss period on period, offset by an increase in accounts payable of $0.4MM. Future spending on operating activities is expected to be funded by the sale of and issuance of additional shares of common stock.

Net cash required by operating activities for the year ended December 31, 2022 decreased by $1.6MM to $1.3MM compared to $2.9MM utilized in the 2021 period. The decrease in cash utilized by operating activities is primarily attributable to the increase in accounts payable and accrued expenses which grew by $0.6MM and the reduction in outstanding accounts receivable which contributed an additional $0.4MM. Future spending on operating activities are expected to be funded by the revenues realized by the Company and the sale of additional shares of common stock.

Investing Activities: Net cash used by investing activities was $0.5MM for the six-month period ended June 30, 2023 compared to $0.13MM cash used by investing activities for the six -month period ended June 30, 2022. The overall increase was mainly due to increases in capitalized software during the six months ended June 30, 2023. Future spending on investing activities is expected to be funded by the sale of and issuance of additional shares of common stock.

Net cash used by investing activities for the year ended December 31, 2022 decreased by $3.2MM to $0.3MM compared to $3.5MM utilized in the 2021 period.  The decrease in cash utilized by investing activities was primarily due to the purchases of Advantech, Business Technology Solutions and Spectrum Technology Solutions which were completed in 2021.  Future spending on investing activities is expected to be funded by the sale of additional shares of common stock.

Financing Activities: Net cash provided by financing activities of $2.3MM for the six-month period ended June 30, 2023 was $0.6MM more than the $1.7MM cash provided by financing activities for the six-month period ended June 30, 2022. The Company issued $2.3MM in net debt proceeds for the six-months ended June 30, 2023 versus $2.4MM for the same comparative period in 2022. The Company also converted $0.7MM of convertible debt in to equity for the six months ended June 30, 2023 in comparison to $0.02MM for the same comparable period in 2022.

37

Net cash provided by financing activities was $1.7MM for the year ended December 31, 2022 was $4.8MM lower than the $6.5MM for the year ended 2021, due to a decrease in proceeds received on the issuance of common stock of $0.5MM in 2022 compared to $2.8MM received in 2021 and a greater payments on debt of $2.3MM in 2022 versus $0.5MM in 2021.

Recent Business Combination

January 5, 2023, we entered into the Merger Agreement with FG Merger Sub Inc., a Nevada corporation (“Merger Sub”), and Old iCore. The Merger Agreement provided that, among other things, at the closing (the “Closing”) of the transactions contemplated by the Merger Agreement, that Merger Sub merged with and into Old iCore (the “Merger”), with Old iCore surviving as a wholly-owned subsidiary of FG Merger Corp. In connection with the Merger, FG Merger Corp. changed its name to “iCoreConnect Inc.”

Accounting for the Proposed Transaction

The Business Combination has been accounted for as a reverse acquisition in accordance with U.S. GAAP for which Old iCore was determined to be the accounting acquirer. Under this method of accounting, FGMC, which was the legal acquirer, was treated as the “acquired” company for financial reporting purposes and Old iCore was treated as the accounting acquirer. As the same entity controls the target company and post transaction public reporting entity, for accounting purposes, the proposed transaction has been treated as the equivalent of a capital transaction in which Old iCore is issuing stock for the net assets of FGMC, accompanied by a recapitalization. The net assets of FGMC are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the proposed transaction will be those of Old iCore.

BUSINESS

Overview

iCoreConnect is a cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise platform of applications and services.

Software as a Service (SaaS) Offerings

iCoreConnect currently markets secure Health Insurance Portability and Accountability Act (“HIPAA”) compliant cloud-based software as a service (“SaaS”) offering under the names of iCoreRx, iCorePDMP, iCoreEPCS, iCoreVerify, iCoreVerify+, iCoreHuddle, iCoreHuddle+, iCoreCodeGenius, iCoreExchange, iCoreCloud, iCorePay, iCoreSecure, and iCoreIT. iCoreConnect’s software is sold under annual recurring revenue subscriptions. A description of iCoreConnect’s current offerings are below:

iCoreRx — iCoreRx is a HIPAA compliant electronic prescription SaaS solution that integrates with popular practice management and electronic health record systems. It saves time by selecting exact medications at available doses with built-in support from a drug directory and provides full support for Electronic Prescriptions for Controlled Substances (the iCoreEPCS product). It protects both the patient and provider by viewing the patient’s complete medication history. It also speeds up the process by allowing the doctor to create a “favorites” list for commonly used medication sets. iCorePDMP is an add-on for iCoreRx that seamlessly integrates with state databases to automate prescription drug monitoring. Providers in many states are required to check the patient’s Prescription Drug Monitoring Program (“PDMP”) history before prescribing controlled substances. This service provides one-click real-time access to the state databases without the need to manually enter data. This tool also generates patient risk scores and an interactive visualization of usage patterns to help the prescriber identify potential risk factors. The prescriber can then use this report to make decisions on objective insight into potential drug misuse or abuse which will ultimately lead to improved patient safety and better patient outcomes.

iCoreVerify and iCoreVerify+ — iCoreVerify is a HIPAA compliant SaaS solution that allows practices to verify patient insurance benefits automatically and on-demand using iCoreConnect’s real time technology. It provides the practice with the ability to check available patient benefits directly from the payers in real-time. The system returns results typically in less than one second for most responses. This substantially reduces the phone calls and labor hours for the practice. This tool integrates with most popular practice management systems. iCoreVerify+ adds a unique add-on service that augments iCoreConnect’s automation with a concierge service that turns around special requests in less than 24 hours. It includes all carriers including non-digital ones and is customized to the client’s specialty.

38

iCoreHuddle and iCoreHuddle+ — iCoreHuddle is a powerful HIPAA compliant SaaS solution to instantly reveal the revenue potential of each patient. This product is currently limited to dental practices. The service connects to most popular practice management and electronic health record systems to optimize revenue realization. It provides the practice with a dashboard containing various metrics, analytics, and key performance indicators (“KPIs”). iCoreHuddle provides a daily view of patient schedules, including their outstanding balances, unscheduled treatment plans, recall information, procedure information and the amount of remaining insurance benefits. The software also provides one-click access to each patient’s insurance eligibility, including a detailed benefits and deductibles report. This tool aims to increase the workflow efficiency of the dentist’s practice by reducing the number of required lookups and clicks for each patient. iCoreHuddle+ offers enhanced analytical tools for practices to optimize their revenue generation process and workflows.

iCoreCodeGenius — iCoreCodeGenius is a medical coding reference SaaS solution that provides the coding standards for the 10th revision of the International Classification of Diseases and Related Health Problems (“ICD-10”), a medical classification list published by the World Health Organization. It contains codes for diseases, signs and symptoms, abnormal findings, complaints, social circumstances, and external causes of injury and diseases.

iCoreCodeGenius includes a full ICD-10 code lookup and guidance, automatic prompting of comorbidities and Hierarchical Condition Category’s to aid in obtaining the appropriate reimbursement with a high degree of accuracy, and the ability to reduce or eliminate queries and denials.

iCoreExchange — iCoreExchange provides a secure, HIPAA compliant SaaS email solution using a direct protocol that allows doctors to send and receive secure email with attachments to and from other healthcare professionals in the network. iCoreExchange also provides a secure email mechanism to communicate with users outside the exchange (e.g., patients and referrals). Users have the ability to build a community, access other communities and increase referrals and collaboration. Users can email standard office documents, JPEG, PDF as well as patient files with discrete data, which can then be imported and accessed on most Electronic Health Record (EHR) and Practice Management (PM) systems in a HIPAA compliant manner.

iCoreCloud — iCoreCloud offers customers the ability to back up their on-premise servers and computers to the cloud. iCoreCloud is a fully HIPAA compliant and automated backup solution. The data backed up is encrypted both in transit and while at rest. In case of full data loss, the mirrored data in the cloud can be seamlessly restored back to the practice on a new computer or a server. The data is stored encrypted in HIPAA compliant data centers with multiple layers of redundancy. The data centers are physically secure with restricted personnel and biometric access. The locations are also guarded by security 24 hours a day, 365 days a year.

iCorePay — iCorePay offers a seamless patient payment processing solutions for customers. iCorePay integrates into the practice workflow for payment and revenue cycle tracking.

iCoreSecure — Recent newscasts have been replete with reporting regarding many breaches of consumer personal information. iCoreConnect uses its expertise and development capabilities from its HIPAA compliant iCoreExchange and developed iCoreSecure, an encrypted email solution for anyone that needs encrypted email to protect personal and financial data. iCoreSecure is a secure SaaS solution that solves privacy concerns in the insurance, real estate, financial and many other industry sectors that have a need for secure encrypted email.

iCoreIT — The trend in IT services companies for over a decade has been to move away from a “Break/ Fix” model to a “Managed Service Provider (MSP)” and “Managed Software as a Service (MSaaS)” model with recurring revenue.

Managed IT Services (MSP and MSaaS)

The MSP/MSaaS approach, by using preventative measures, keeps computers and networks up and running while data is accessible and safeguarded. Installation of critical patches and updates to virus protection are automated. Systems are monitored and backed up in real-time. They are fixed or upgraded before they cause a service disruption. A Unified Threat Management solution is deployed to protect against virus, malware, SPAM, phishing and ransomware attacks. Remote technical support is a click away. All support is delivered at a predictable monthly cost. By leveraging managed services with its expertise in cloud computing, iCoreConnect’s customers can scale their business without extensive capital investment or disruption in services.

39

iCoreConnect believes it is positioned to address the growing need for managed services:

•	iCoreConnect’s current and future customers need managed IT services, along with cloud computing, storage and HIPAA compliant backup and encryption;

•

Managed service providers that can support the migration to cloud computing are in high demand; The decision makers for iCoreConnect’s current technology and those for managed services are, in many cases, the same person or group of people;

•	iCoreConnect’s management team has decades of experience operating successful IT companies; and the MSP revenue model matches its SaaS, MSaaS MRR (monthly recurring revenue) models.

 Recent Acquisitions

On April 23, 2021 iCoreConnect acquired substantially all of the assets and business of Heyns Unlimited LLC, an Arizona limited liability company, doing business as Advantech (“Advantech”), in exchange for (i) 5,000,000 shares of iCoreConnect Common Stock; (ii) $1,800,000 in cash and (iii) the assumption of certain liabilities and obligations of Advantech.

On May 31, 2021, iCoreConnect acquired substantially all of the assets and business of BCS Tech Center, Inc., an Arizona corporation doing business as Business Computer Solutions (“BCS”), in exchange for (i) 250,000 shares of iCoreConnect Common Stock, (ii) $100,000 in cash, and (iii) the assumption of certain specified debts, liabilities.

On September 1, 2021, iCoreConnect acquired substantially all of the assets and business of Spectrum Technology Solutions, LLC, an Arizona limited liability company doing business as STS (“Spectrum”), in exchange for (i) 4,046,617 shares of iCoreConnect Common Stock and; (ii) $1,350,000 in cash.

Competitive Strengths

The key advantages of iCoreConnect’s products and services include:

1. Secure, private, scalable, and reliable.   iCoreConnect’s services have been designed to provide its customers with privacy and high levels of performance, reliability, and security. iCoreConnect has built, and continues to invest in, a comprehensive security infrastructure, including firewalls, intrusion detection systems, and encryption for transmission over the Internet, which it monitors and tests on a regular basis. iCoreConnect’s has designed, built, and continues to maintain a multi-tenant application architecture that has been designed to enable its service to scale securely, reliably and cost effectively. iCoreConnect’s multi-tenant application architecture maintains the integrity and separation of customer data while still permitting all customers to use the same application functionality simultaneously.

2. Rapid deployment and lower total cost of ownership.   iCoreConnect’s services can be deployed rapidly since its customers do not have to spend time procuring, installing, or maintaining the servers, storage, networking equipment, security products or other hardware and software. iCoreConnect enable customers to achieve up-front savings relative to the traditional enterprise software model. Customers benefit from the predictability of their future costs since they generally pay for the service on a per subscriber basis for the term of the subscription contract.

3. High levels of user adoption.   iCoreConnect has designed its products and services to be intuitive and easy to use. iCoreConnect’s products and services contain many tools and features recognizable to users of popular consumer web services, so users have a more familiar user experience than typical EHR applications. As a result, iCoreConnect’s users can often use and gain benefit from its solutions with minimal training. iCoreConnect has also designed its products and services to be used on popular mobile devices, making it possible for people to conduct business from their smartphones or tablets.

40

Competitive Strategy

Key elements of iCoreConnect’s strategy include:

1.Extending existing service offerings.   iCoreConnect continues to innovate based on customer feedback and has designed its solutions to easily accommodate new features and functionality, especially in underserved areas of compliance and improved workflow/profitability for dental and physician practices. iCoreConnect continually looks to improve its products and services by adding new features, functions and increased security through its own development, acquisitions, and partnerships.

2.Expanding existing customer relationships.   iCoreConnect sees significant opportunities to deepen its relationships with its existing customers. As iCoreConnect’s customers realize the benefits of its products and services, iCoreConnect’s goal is to provide additional value-added products and services.

3. Expanding into new horizontal markets.   As part of iCoreConnect’s growth strategy, it is delivering innovative solutions in new categories, including analytics, claims coding and processing, and electronic prescribing. iCoreConnect drives innovation both organically and through acquisitions.

4. Extending go to market capabilities.   iCoreConnect believes that its offerings provide significant value for businesses of any size.

iCoreConnect continues to pursue businesses of all sizes and industries through its direct sales force and partnerships. In the past several years iCoreConnect has competed and won over 90 major healthcare association endorsements in 26 states. iCoreConnect plans to increase the number of direct sales professionals it employs and intends to develop additional distribution channels for its products and services.

In addition to the key elements of iCoreConnect’s business strategy described above, from time to time, it evaluate opportunities to acquire or invest in complementary businesses, services and technologies, and intellectual property rights.

Customers

iCore Connect had no significant customers (greater than 10% of total revenue) for the years ended December 31, 2022 and 2021, respectively. Customer concentration is not significant as iCoreConnect has a large number of individual customers. In addition concentration is reduce by the number of new customers generated through the acquisitions during 2021, as well as through organic growth in the both the number of customers and number of services being purchased by new and existing customers. iCoreConnect had accounts receivable concentration with one customer representing 31% of total accounts receivables outstanding as of December 31, 2022 and one customer that represented 33% of accounts receivable outstanding as of December 31, 2021.

Intellectual Property

iCoreConnect’s success depends, at least in part, on its ability to protect its core technology and intellectual property. To accomplish this, iCoreConnect currently relies on a combination of trade secrets, including know-how, employee and third-party nondisclosure agreements, and other contractual rights to establish and protect its proprietary rights in its technology. iCoreConnect does not currently own any patents or trademarks.

41

Government Regulations

iCoreConnect is not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to the access of or commerce on the Internet. However, it is possible that a number of laws and regulations will be adopted with respect to the Internet, covering issues such as user privacy, pricing, characteristics, e-mail marketing and quality of products and services. Such laws and regulations could dampen the growth and use of the Internet generally and decrease the acceptance of the Internet as a communication and commercial medium and could thereby have a material adverse effect on iCoreConnect’s business, results of operations and financial condition.

Employees

As of December 31, 2022, iCoreConnect had 44 employees, of which 41 were full-time employees.

Description of Property

On September 22, 2021, iCoreConnect signed a six year and one month lease agreement for approximately 7,650 square feet for its headquarters commencing on January 1, 2022, located in Ocoee, Florida. The lease provides for a five-year renewal term at the option of iCoreConnect. In April 2023, the Company entered into a lease agreement for an additional 2,295 square feet of space beginning June 1, 2023.

iCoreConnect signed a three-year lease agreement for approximately 2,100 square feet of office space located in Concord, NC on July 16, 2020.

iCoreConnect signed a two-year lease on April 15, 2023, for an office in Scottsdale, AZ.

 Legal Proceedings

iCoreConnect from time to time, may be a party to various litigation, claims and disputes, arising in the ordinary course of business. While the ultimate impact of such actions cannot be predicted with certainty, iCoreConnect believes the outcome of these matters, except as set forth below, will not have a material adverse effect on iCoreConnect’s financial condition or results of operations.

Available Information

iCoreConnect’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports are filed with the SEC pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are filed with the SEC. Such reports and other information that iCoreConnect files with the SEC are available free of charge on its website at https://ir.icoreconnect.com/sec-filings when such reports are available on the SEC website. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. The contents of these websites are not incorporated into this filing. Further, the foregoing references to the URLs for these websites are intended to be textual references only.

42

DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers and Directors

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position
Robert P. McDermott	55	Director, Chief Executive Officer and President
Jeffrey W. Stellinga	53	Chief Operating Officer
Archit Shah	47	Chief Financial Officer
David Fidanza	60	Chief Information Officer
Muralidar Chakravarthi	43	Chief Technology Officer
Harry Joseph Travis	68	Director
Kevin Patrick McDermott	57	Director
John Robert Pasqual	52	Director
Joseph Anthony Gitto	60	Director

Robert P. McDermott has been Chief Executive Officer and President of iCoreConnect and has been a member of iCoreConnect’s board of directors since July 2013. He is a 30-year veteran in sales, operations and finance. Mr. McDermott has had a successful career as an entrepreneur while demonstrating strong leadership skills in running these organizations. Mr. McDermott’s company (AXSA Document Solutions Inc.) made the prestigious Inc. 500 list and was listed as the 173rd fastest growing company in America while he was CEO. He joined iCoreConnect in 2013, bringing more than 25 years of technology industry leadership, and executive management experience to his role. He has a bachelor’s degree majoring in Finance from Dowling College, NY. iCoreConnect believes Mr. McDermott’s experience as a former CEO to high growth companies qualifies him to serve as a director of iCoreConnect.

Jeffrey W. Stellinga joined iCoreConnect in March 2019 and has served as Chief Operating Officer since December 2021 and as a member of the board of directors since February 2014. Mr. Stellinga is responsible for growing and expanding revenue on existing products and creating new programs to increase sales and productivity. Mr. Stellinga is a 25-year veteran of sales and finance and has spent most of his career in finance and capital markets. Mr. Stellinga spent 18 years at US Bank rising through the ranks and becoming a Senior Regional Sales Director until 2010. Prior to joining iCoreConnect Inc in 2019, Mr. Stellinga spent the prior two years as Senior Regional Manager for TIAA Commercial Finance building on his previous 20 years in commercial finance. iCoreConnect believes Mr. Stellinga’s experience with commercial finance and operations qualifies him to serve as a director of the Company.

Archit Shah has served as Chief Financial Officer of iCoreConnect since September 2021. Mr. Shah brings over 20 years of finance and accounting experience to iCoreConnect. Mr. Shah has extensive experience as a finance and operations consultant focused on start-ups, turnarounds and restructurings in a variety of industries ranging from pharmaceutical companies to consumer health products to fitness concepts. Mr. Shah owned and operated several franchise concepts since 2016 as well as his running his own financial consulting practice since 2014, prior to which he was the Chief Financial Officer for XOS Digital Inc from 2012 to 2014. Mr. Shah holds a Bachelor of Commerce (Honors) from the University of Manitoba and is a designated Chartered Professional Accountant (CPA, CA) from the Chartered Professional Accountants of Manitoba. He is also a Certified Public Accountant by the State of Illinois.

43

David Fidanza joined iCoreConnect in April 2015 as the Director of Software Implementation and has served as Chief Information Officer September 2017. His focus over the past 15 years has been on the design, implementation and support of enterprise level software solutions that focus on managing, securing, and delivering data. Mr. Fidanza oversees the MSaaS IT Department, and Content Development Initiatives. Mr. Fidanza holds a Diploma in Computer Processing from The Computer Processing Institute Diploma in New Jersey as wells as over 30 technical and software certifications in various products and softwares.

Muralidar Chakravarthi has served as Chief Technology Officer since October 2013 and is currently responsible for understanding the business needs and managing the successful design, development and deployment of iCoreConnect’s products and services. Mr. Chakravarthi has extensive experience in designing, developing and deploying multiple products and solutions to market. He was previously the Chief Software Architect for Nasplex Datacenters, LLC from 2010 through 2013, which was acquired by Transformyx Technologies, Inc. His job duties at Nasplex were to manage the design and development of various products and services. His role also included identifying key solutions for certain market spaces. He was also a cofounder of Team Cajunbot (University of Louisiana) — one of the teams that participated and was selected to run in the finals in the DARPA grand challenge for autonomous vehicle research (2004 – 2006). He holds a Master of Science in Computer Science from Southern Illinois University.

Harry Travis has been a director of iCoreConnect since January 2023. Mr. Travis has been president of The Travis Group, a pharmacy and health care consulting firm since June 2022, prior to which he was the Senior Vice President Member Service Operations for CVS Caremark where he over saw 30,000 employees and help manage over 200 plus insurance plans. Prior to this role, Mr. Travis was also the President and CEO of eTectRx a company specializing in medical adherence through microchip pill technology. Mr. Travis holds a BS in Pharmacy from the University of Pittsburgh, School of Pharmacy and an MBA from The Darden School at the University of Virginia. Mr. Travis’ experience as a chief executive and former director qualifies him to serve as a director of the Company.

Kevin McDermott has been a director of iCoreConnect since January 2023. Mr. McDermott has been with SAP North America for over 20 years and has held various roles throughout his tenure including Director of Software Sales North America, Vice President of Sales and he currently the Head of Channel Sales. Mr. McDermott’s experience in sales negotiations, large client onboarding and technology sales qualifies him to serve as a director of the Company.

Dr. John R. Pasqual has been a director of iCoreConnect since April 2023. Dr. Pasqual served as Clinical Associate Professor at the University of Florida from 2013 to 2015 and has practiced as a board-certified oral & maxillofacial surgeon in private practice since 2010. Dr. Pasqual brings extensive experience and expertise in healthcare to iCoreConnect. Dr. Pasqual holds a Doctor of Dental Medicine degree from the University of Pittsburgh and multiple certificates in Oral and Maxillofacial Surgery, Anesthesia and Dentistry from Case Western Reserve University. Dr. Pasqual earned his Bachelor of Arts in Biology & English Literature at the University of Denver. He is a Fellow of the American College of Oral and Maxillofacial Surgery, American Association of Oral and Maxillofacial Surgeons, and Diplomate of the American Board of Oral and Maxillofacial Surgery. Dr. Pasqual is past president of the Atlantic Coast Dental Association and South Palm Beach County Dental Association and maintains membership in a number of professional associations and societies. Dr. Pasqual’s experience as a business owner combined with the clinical knowledge of a published researcher qualifies him to serve as a director of the Company.

Joseph Anthony Gitto has been a director of iCoreConnect since April 2023. From January 2012 until March 2019, Mr. Gitto served as co-owner, president, chief financial officer and director of sales of BrightStar Home Health Care, a franchise that provides home skilled and non-skilled care to seniors and pediatrics. Since April 2019, Mr. Gitto has served as financial planner, business development for Heritage Investment Group. Mr. Gitto is an accomplished senior Finance, Sales and Operational Executive, Entrepreneur, Coach, Thought Leader, and Board Member with more than 25 years of success in various industries covering both public and private entities. Mr. Gitto holds a BS Accounting from Baruck College-CUNY. Mr. Gitto’s experience in finance with public companies and his experience in healthcare qualifies him to serve as a director of the Company.

There are no family relationships among any of our directors and executive officers, other than Robert McDermott and Kevin Patrick McDermott are cousins.

44

Director Independence

Our board of directors consists of five directors, of which a majority are “independent” as defined under the rules of the Nasdaq Capital Market, which is defined generally as a person other than an executive officer or employee who does not have a relationship that, in the opinion of our board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Robert McDermott, who is our Chief Executive Officer, is not an independent director due to his employment as an executive officer.

Audit Committee

Our Audit Committee consists of Joseph Gitto, Harry Travis and Dr. John Pasqual, each of whom are independent directors and are “financially literate” as defined under the Nasdaq listing standards. Joseph Gitto will serve as chairman of the Audit Committee. Our board of directors determined that Joseph Gitto qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC. The Audit Committee’s duties are specified in the Audit Committee Charter.

Compensation Committee

Our Compensation Committee will consist of Harry Travis, Joseph Gitto, and Dr. John Pasqual, each of whom is an independent director. Harry Travis serves as chairman of the Compensation Committee. The functions of the Compensation Committee are set forth in a Compensation Committee Charter.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Dr. John Pasqual, Joseph Gitto, and Harry Travis, each of whom is an independent director under Nasdaq’s listing standards. Dr. John Pasqual will serve as the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on the Board. The Nominating and Corporate Governance Committee considers persons identified by its members, management, shareholders, investment bankers and others.

The guidelines for selecting nominees, are specified in the Nominating and Corporate Governance Committee Charter.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics for the directors, officers, employees and certain affiliates following the Business Combination in accordance with applicable federal securities laws, a copy of which is available on our website at https://ir.icoreconnect.com. We will make a printed copy of the Code of Business Conduct and Ethics available to any stockholder who so requests. Requests for a printed copy may be directed to: Attention: Investor Relations.

If we amend or grant a waiver of one or more of the provisions of the Code of Business Conduct and Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of the Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer by posting the required information on our website at https://ir.icoreconnect.com. The information on this website is not part of this prospectus.

45

EXECUTIVE COMPENSATION

Overview

As used in this section, “iCoreConnect” refers to Old iCore prior to the closing of the Business Combination and iCoreConnect, Inc. (formerly, FG Merger Corp.) after the closing of the Business Combination; and the “Board” refers to the board of directors of Old iCore prior to the closing of the Business Combination and to the board of directors of iCoreConnect, Inc. (formerly, FG Merger Corp.) after the closing of the Business Combination. Upon the closing of the Business Combination, the executive officers of Old iCore became executive officers of iCoreConnect, Inc. (formerly, FG Merger Corp.).

Executive Compensation

This section provides an overview of iCoreConnect’s executive compensation programs as they relate to the executive officers named below (the “named executive officers”), including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. For the year ended December 31, 2022, iCoreConnect’s named executive officers were:

•	Robert McDermott, Chief Executive Officer and President

•	David Fidanza, Chief Information Officer

•	Muralidar Chakravarthi, Chief Technology Officer

•	Jeffrey Stellinga, Chief Operating Officer

•	Archit Shah, Chief Financial Officer

As required by SEC rules, our named executive officers also include M. Wesley Schrader who served as Chief Executive Officer of FGMC until the closing of the Business Combination. Mr. Schrader did not receive any employee compensation during the fiscal year ended December 31, 2022 and, as a result, this section is focused on the compensation of our current named executive officers.

The following table presents information regarding the compensation awarded by, earned by or paid to iCoreConnect’s named executive officers during the fiscal years ended December 31, 2022 and 2021:

46

Summary Compensation Table

	Fiscal Year	Base Salary	Stock Awards(1)	Option Awards(3)	All other (2)	Total
Robert McDermott Chief Executive Officer and President	2022	$270,417	$396,050	559,377	$308,562	$1,534,406
	2021	$289,250	$176,160	23,307	$266,872	755,539
David Fidanza Chief Information Officer	2022	$165,481	$22,250	93,230	$9,000	$289,961
	2021	$150,625	$—	3,885	$9,375	$163,885
Muralidar Chakravarthi Chief Technology Officer	2022	$165,481	$22,250	93,230	$9,000	$289,961
	2021	$131,458	$—	3,885	$6,000	$141,343
Jeffrey Stellinga Chief Operating Officer	2022	$150,313	$40,050	82,871	$9,000	$282,234
	2021	$125,000	$—	3,453	$6,000	$134,453
Archit Shah Chief Financial Officer	2022	$235,625	$—	115,200	$6,000	$356,825
	2021	$74,072	$—	38,400	$2,000	$114,472

(1) Represents the aggregate grant date fair value of the shares of iCoreConnect common stock or option awarded as determined under Financial Accounting Standards Board Accounting Standards Codification Topic No. 718-20, Awards Classified as Equity. For information, regarding the valuation of these awards, including assumptions, refer to the Financial Statements as a part of this filing.

(2) All Other compensation represents commissions and fringe benefits including car allowance and health care reimbursement.

(3) The grant date fair value of the performance award options, and restricted common stock included in the column is the awarded employment agreement terms determined as of the grant date.

As of December 31, 2022, the iCoreConnect named executive officers had the following outstanding unexercised options:

Option Awards
Name	Grant Date of Equity Award	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Robert McDermott	12/16/2021	4,500,000	(1)	13,500,000	(1)	$0.124306	12/14/2031
David Fidanza	9/1/2017	180,000		—		$0.03	9/1/2028
	10/1/2018	300,000		—		$0.25	10/2/2028
	12/16/2021	750,000	(1)	2,250,000	(1)	$0.124306	12/14/2031
Jeffery Stellinga	12/16/2021	666,667	(2)	1,333,333	(2)	$0.124306	12/14/2031
Muralidar Chakravarthi	9/1/2017	200,000		—		$0.03	9/1/2028
	11/1/2018	300,000		—		$0.25	11/1/2028
	12/16/2021	750,000	(1)	2,250,000	(1)	$0.124306	12/14/2031
Archit Shah	9/7/2021	960,000	(2)	1,920,000	(2)	$0.128165	9/5/2031

(1) The shares underlying the options vest in equal annual installments over a four-year period (i.e., one-quarter of each grant vests on the first, second, third, and fourth anniversary of the grant date).

(2) The shares underlying the options vest in equal annual installments over a three-year period (i.e., one-third of each grant vests on the first, second, and third anniversary of the grant date).

The exercisable option awards set forth in the above table were exercised immediately prior to the Business Combination and are no longer outstanding.

47

Employment Agreements

Robert McDermott, Chief Executive Officer

We entered into an employment agreement, effective September 1, 2023, with Robert McDermott, pursuant to which he agreed to serve as our Chief Executive Officer for an initial term of three years, which will be automatically renewed for additional one-year terms unless either party chooses not to renew the agreement. Mr. McDermott’s agreement provided for an initial annual base salary of $500,000.  Mr. McDermott is eligible to receive an annual bonus of up to 100% of his base salary, provided  final determination on the amount of the annual bonus, if any, will be made by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee. Pursuant to his agreement, for each fiscal year during the term, Mr. McDermott will be entitled to an annual equity grant of up to $2,500,000; provided that the final determination on the amount of the annual grant, if any, will be made by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee.

If Mr. McDermott’s employment is terminated at our election without “cause”, or by Mr. McDermott for “good reason,” Mr. McDermott shall be entitled to receive severance payments equal to 18 months of Mr. McDermott’s base salary; provided that such amounts shall be increased to 24 months of Mr. McDermott’s base salary if Mr. McDermott’s agreement is terminated without “cause” or by Mr. McDermott for “good reason” within three months prior to or twelve months after of a “change of control.” In addition, if Mr. McDermott’s agreement is terminated without “cause” or by Mr. McDermott for “good reason” within three months prior to or twelve months after of a “change of control,” any of the unvested equity awards shall also immediately vest. During any period that Mr. McDermott is entitled to severance payments, the Company will continue to pay the same portion of Mr. McDermott’s medical and dental insurance premiums under COBRA as during active employment until the earlier of (1) six months from the termination of employment, or (2) the date Mr. McDermott is eligible for medical and/or dental insurance benefits from another employer. Mr. McDermott agreed not to compete with us until 12 months after the termination of his employment.

Archit Shah, Chief Financial Officer

We entered into an employment agreement, effective September 1, 2023, with Archit Shah, pursuant to which he agreed to serve as our Chief Financial Officer for an initial term of three years, which will be automatically renewed for additional one-year terms unless either party chooses not to renew the agreement. Mr. Shah’s agreement provided for an initial annual base salary of $314,000.  Mr. Shah is eligible to receive an annual bonus of up to 50% of his base salary, provided  final determination on the amount of the annual bonus, if any, will be made by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee. Pursuant to his agreement, Mr. Shah for each fiscal year during the term, Mr. Shah will be entitled to an annual equity grant of up to $693,000; provided that the final determination on the amount of the annual grant, if any, will be made by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee.

If Mr. Shah’s employment is terminated at our election without “cause”, or by Mr. Shah for “good reason,” Mr. Shah shall be entitled to receive severance payments equal to six months of Mr. Shah’s base salary; provided that such amounts shall be increased to 12 months of Mr. Shah’s base salary if Mr. Shah’s agreement is terminated without “cause” or by Mr. Shah for “good reason” within three months prior to or twelve months after of a “change of control.” In addition, if Mr. Shah’s agreement is terminated without “cause” or by Mr. Shah for “good reason” within three months prior to or twelve months after of a “change of control,” any of the unvested equity awards shall also immediately vest. During any period that Mr. Shah is entitled to severance payments, the Company will continue to pay the same portion of Mr. Shah’s medical and dental insurance premiums under COBRA as during active employment until the earlier of (1) six months from the termination of employment, or (2) the date Mr. Shah is eligible for medical and/or dental insurance benefits from another employer. Mr. Shah agreed not to compete with us until 12 months after the termination of his employment.

David Fidanza, Chief Operating Officer

We entered into an employment agreement, effective September 1, 2023, with David Fidanza pursuant to which he agreed to serve as our Chief Operating Officer for an initial term of three years, which will be automatically renewed for additional one-year terms unless either party chooses not to renew the agreement. Mr. Fidanza’s agreement provided for an initial annual base salary of $296,000. Mr. Fidanza is eligible to receive an annual bonus of up to 50% of his base salary, provided final determination on the amount of the annual bonus, if any, will be made by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee. Pursuant to his agreement, Mr. Fidanza for each fiscal year during the term, Mr. Fidanza will be entitled to an annual equity grant of up to $666,000; provided that the final determination on the amount of the annual grant, if any, will be made by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee.

48

If Mr. Fidanza’s employment is terminated at our election without “cause”, or by Mr. Fidanza for “good reason,” Mr. Fidanza shall be entitled to receive severance payments equal to six months of Mr. Fidanza’s base salary; provided that such amounts shall be increased to 12 months of Mr. Fidanza’s base salary if Mr. Fidanza’s agreement is terminated without “cause” or by Mr. Fidanza for “good reason” within three months prior to or twelve months after of a “change of control.” In addition, if Mr. Fidanza’s agreement is terminated without “cause” or by Mr. Fidanza for “good reason” within three months prior to or twelve months after of a “change of control,” any of the unvested equity awards shall also immediately vest. During any period that Mr. Fidanza is entitled to severance payments, the Company will continue to pay the same portion of Mr. Fidanza’s medical and dental insurance premiums under COBRA as during active employment until the earlier of (1) six months from the termination of employment, or (2) the date Mr. Fidanza is eligible for medical and/or dental insurance benefits from another employer. Mr. Fidanza agreed not to compete with us until 12 months after the termination of his employment.

Murali Chakravarthi, Chief Technology Officer

We entered into an employment agreement, effective September 1, 2023, with Murali Chakravarthi pursuant to which each officer agreed to serve as our Chief Technology Officer for an initial term of three years, which will be automatically renewed for additional one-year terms unless either party chooses not to renew the agreement. Mr. Chakravarthi’s agreement provided for an initial annual base salary of $300,000. Mr. Chakravarthi is eligible to receive an annual bonus of up to 50% of his base salary, provided  final determination on the amount of the annual bonus, if any, will be made by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee. Pursuant to his agreement, Mr. Chakravarthi for each fiscal year during the term, Mr. Chakravarthi will be entitled to an annual equity grant of up to $675000; provided that the final determination on the amount of the annual grant, if any, will be made by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee.

If Mr. Chakravarthi’s employment is terminated at our election without “cause”, or by Mr. Chakravarthi for “good reason,” Mr. Chakravarthi shall be entitled to receive severance payments equal to six months of Mr. Chakravarthi’s base salary; provided that such amounts shall be increased to 12 months of Mr. Chakravarthi’s base salary if Mr. Chakravarthi’s agreement is terminated without “cause” or by Mr. Chakravarthi for “good reason” within three months prior to or twelve months after of a “change of control.” In addition, if Mr. Chakravarthi’s agreement is terminated without “cause” or by Mr. Chakravarthi for “good reason” within three months prior to or twelve months after of a “change of control,” any of the unvested equity awards shall also immediately vest. During any period that Mr. Chakravarthi is entitled to severance payments, the Company will continue to pay the same portion of Mr. Chakravarthi’s medical and dental insurance premiums under COBRA as during active employment until the earlier of (1) six months from the termination of employment, or (2) the date Mr. Chakravarthi is eligible for medical and/or dental insurance benefits from another employer. Mr. Chakravarthi agreed not to compete with us until 12 months after the termination of his employment.

Compensation of Directors

Directors of iCoreConnect are entitled to such compensation for their services as the Board may from time to time determine, and reimbursements for their reasonable expenses incurred in attending meetings of directors.

None of iCoreConnect’s non-employee directors served as directors of Old iCore prior to the Business Combination. None of the directors of FGMC received any compensation for their services as directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

FGMC Related Party Transactions – Pre-Business Combination

Founder Shares

On January 10, 2022, FGMC issued an aggregate of 2,012,500 shares of common stock (the “Founder Shares”) to the Sponsor for an aggregate purchase price of $25,000 in cash. On January 11, 2022, the Sponsor transferred an aggregate of 60,000 Founder Shares to members of FGMC’s management and board of directors, resulting in the Sponsor holding 1,952,500 Founder Shares.

49

Promissory Notes

On January 10, 2022, FGMC issued an unsecured promissory note to the Sponsor, pursuant to which FGMC may borrow up to an aggregate principal amount of $175,000. On January 10, 2022 FGMC drew $150,000 pursuant to the promissory note. The promissory note was subsequently paid off on March 1, 2022.

In connection with the extension of the business combination period, on May 31, 2023, FGMC issued a non-interest bearing unsecured promissory note in the aggregate principal amount of $405,000 (the “Sponsor Note”) to the Sponsor. The Sponsor Note was due and payable upon FGMC’s consummation of an initial business combination with a target business. The Sponsor Note was converted into private units at a price of $10.00 per unit on the Closing of the Business Combination.

Administrative Services Agreement

FGMC entered into an administrative services agreement with the Sponsor on February 25, 2022 whereby the Sponsor performed certain services for FGMC for a monthly fee of $10,000. This agreement ended on the Closing of the Business Combination.

iCoreConnect Related Party Transactions – Business Combination

Lock-Up Agreement

In connection with the Closing, the Sponsor, certain stockholders of FGMC and certain former equity holders of Old iCore (each, a “Lock-up Holder”) entered into an agreement (the “Lock-Up Agreement”), pursuant to which and subject to certain customary exceptions, during the period commencing on the date of the Closing and ending on the date that is one hundred and 180 days after the consummation of the Business Combination such Lock-up Holder agreed not to (i) offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined in the Lock-Up Agreement, which shall include certain securities held by the Lock-Up Holders), (ii) enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, (iii) publicly disclose the intention to make any offer, sale, pledge or disposition, or (iv) enter into any transaction, swap, hedge or other arrangement, or engage in any short sales with respect to any of our securities.

The Lock-Up Agreement does not restrict the sales of 285,080 shares held collectively by the Lock-Up Holders.

Amended and Restated Registration Rights Agreement

In connection with the Closing, we entered into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”), pursuant to which we agreed to, among other things, file a resale shelf registration statement registering certain of the securities held by the Holders (as defined in the Amended and Restated Registration Rights Agreement, which includes certain stockholders of FGMC and certain equity holders of Old iCore) no later than 20 business days after the Closing of the Business Combination. The Amended and Restated Registration Rights Agreement also provides certain registration rights, including customary demand registration rights and piggyback registration rights to the Holders, subject to customary exceptions, terms and conditions. iCoreConnect also agreed to pay certain fees and expenses relating to registrations under the Amended and Restated Registration Rights Agreement.

50

Old iCore Related Person Transactions

Old iCore issued a note payable to Robert McDermott on December 31, 2018 with a principal amount of $714,000, bearing interest at a rate of 18% per annum, with monthly principal and accrued interest payments and with a balloon payment due by the maturity date of December 31, 2019. The balloon payment due on December 31, 2019 was not made and Old iCore issued, in exchange for the original note, a new note dated December 31, 2019 with a principal amount of $556,000, bearing interest at a rate of 18% per annum, with monthly principal and accrued interest payments and a balloon payment due by the maturity date of December 31, 2020.The amounts owing on the note as of December 31, 2019 were $556,000 of principal plus a nominal amount of accrued interest. As of December 31, 2020, $535,021 of principal was outstanding on this note payable. Subsequent to the end of fiscal 2020, the maturity on note payable to Mr. McDermott was extended to a new 2-year term note payable bearing interest rate payable of 18% per annum with a maturity date of December 31, 2023. This note was repaid in February 2022.

On December 14, 2022, Old iCore entered into a promissory note with an issue date of December 15, 2022 (the “December Promissory Note”) to Robert McDermott in exchange for $55,000. The maturity of the December Promissory Note is four months from the date of issuance and carries an interest rate of 15% per annum. In conjunction with the December Promissory Note, Old iCore also issued a warrant to purchase 9,625 shares of Old iCore common stock, which expires five years December 15, 2022 and has an exercise price of $0.20 with respect to 4,813 shares underlying the warrant and $0.25 with respect to 4,812 shares underlying the warrant.

On December 15, 2022, Old iCore entered into a convertible promissory note (the “Convertible Note”) with Robert McDermott in exchange for $80,000. The maturity of the Convertible Note is March 31, 2023 and carries an interest rate of 15% per annum and is initially convertible into Old iCore common stock at a conversion rate of $0.08 per share.

On June 1, 2022, Old iCore entered into a $100,000 promissory note with Jeffrey Stellinga. The promissory note had a maturity date of December 1, 2022 with an interest charge of 14% per annum. On December 14, 2022, Old iCore renegotiated the above note and entered into a new promissory note with an issue date of November 28, 2022 (the “November Promissory Note”) with Mr. Stellinga for $107,500. The maturity of the November Promissory Note is three months from November 28, 2022 and carries an interest rate of 15% per annum. In conjunction with the November Promissory Note, Old iCore also issued Mr. Stellinga a warrant to purchase 18,813 shares of Old iCore common stock, which expires five years from November 28, 2022 and has an exercise price of $0.20.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of iCoreConnect common stock immediately following consummation of the Business Combination by (i) each person who is the beneficial owner of more than 5% of the outstanding shares of iCoreConnect common stock, (ii) each of iCoreConnect’s named executive officers and directors, and (iii) all of iCoreConnect’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, iCoreConnect believes that each person listed below has sole voting and investment power with respect to such shares.

The beneficial ownership of iCoreConnect Common Stock is based on 8,095,908 shares of iCoreConnect Common Stock issued and outstanding immediately following consummation of the Business Combination. References to “common stock” in the table below and its related footnotes are to the iCoreConnect Common Stock.

51

Name and Address of Beneficial Owner	Number of Common Shares beneficially owned	% of class
Directors and Executive Officers of the Combined Company After the Consummation of the Business Combination:
Robert McDermott (1)	848,832	10.47
Muralidar Chakravarthi	64,693	*
David Fidanza	79,035	*
Archit Shah	33,654	*
Joseph Gitto (2)	5,031	*
Kevin McDermott (3)	11,700	*
John Pasqual (4)	61,279	*
Harry Travis (5)	16,831	*
All Directors and Executive Officers of Combined Company as a Group (8 individuals)	1,121,055	13.81

(1) Consists of: (i) 840,082 shares of common stock; (ii) 5,000 shares of common stock underlying the Series A Preferred Stock; and (iii) 3,750 shares of common stock underlying warrants to purchase common stock at an exercise price of $11.50 per share.

(2) Consists of: (i) 3,281 shares of common stock; (ii) 1,000 shares of common stock underlying the Series A Preferred Stock; and (iii) 750 shares of common stock underlying warrants to purchase common stock at an exercise price of $11.50 per share.

(3) Consists of: (i) 9,950 shares of common stock; (ii) 1,000 shares of common stock underlying the Series A Preferred Stock; and (iii) 750 shares of common stock underlying warrants to purchase common stock at an exercise price of $11.50 per share.

(4) Consists of: (i) 56,904 shares of common stock; (ii) 2,500 shares of common stock underlying the Series A Preferred Stock; and (iii) 1,875 shares of common stock underlying warrants to purchase common stock at an exercise price of $11.50 per share.

(5) Consists of: (i) 15,081 shares of common stock; (ii) 1,000 shares of common stock underlying the Series A Preferred Stock; and (iii) 750 shares of common stock underlying warrants to purchase common stock at an exercise price of $11.50 per share.

52

COMMITTED EQUITY FINANCING

On September 12, 2023, we entered into the Purchase Agreement with Arena, pursuant to which Arena has committed to purchase up to $40 million (the “Commitment Amount”) of our Common Stock, at our direction from time to time, subject to the satisfaction of the conditions in the Purchase Agreement.

Such sales of Common Stock, if any, will be subject to certain limitations, and may occur from time to time at our sole discretion over the approximately 36-month period commencing on the date of the Purchase Agreement, provided that a registration statement (the “Registration Statement”) covering the resale by Arena of the shares of Common Stock purchased from us (which we have agreed to file) is declared effective by the U.S. Securities and Exchange Commission (the “SEC”) and remains effective, and the other conditions set forth in the Purchase Agreement are satisfied.

Arena has no right to require us to sell any shares of Common Stock to Arena, but Arena is obligated to make purchases at our direction subject to certain conditions. There is no upper limit on the price per share that Arena could be obligated to pay for the Common Stock under the Purchase Agreement.

Actual sales of shares of Common Stock to Arena from time to time will depend on a variety of factors, including, among others, market conditions, the trading price of our Common Stock and determinations by us as to the appropriate sources of funding for us and our operations. The net proceeds that we may receive under the Purchase Agreement cannot be determined at this time, since it will depend on the frequency and prices at which we sell shares of our Common Stock to Arena, our ability to meet the conditions of the Purchase Agreement and the other limitations, terms and conditions of the Purchase Agreement. The Company expects that any proceeds received by the Company from such sales to Arena will be used for working capital and general corporate purposes.

The Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties.

Purchase of Shares Under the Purchase Agreement

We may direct Arena to purchase amounts of our Common Stock under the Purchase Agreement that we specify from time to time in a written notice (an “Advance Notice”) delivered to Arena on any trading day up to the Commitment Amount. The maximum amount that we may specify in any one Advance Notice is equal to the following: (A) if the Advance Notice is received by 8:30 A.M. Eastern time, then the maximum amount that we may specify is equal to the lesser of (i) an amount equal to 40% of the average Daily Value Traded of the Common Stock of the ten trading days immediately preceding such Advance Notice, or (ii) $20.0 million; and (B) if the Advance Notice is received after 8:30 A.M. Eastern Time but prior to 10:30 A.M. Eastern Time, then the maximum amount that we may specify in an Advance Notice is equal to the lesser of: (i) an amount equal to 30% of the average Daily Value Traded of the Common Stock on the ten trading days immediately preceding such Advance Notice, or (ii) $15.0 million. For these purposes, “Daily Value Traded” is the product obtained by multiplying the daily trading volume of our Common Stock on Nasdaq during regular trading hours, as reported by Bloomberg L.P., by the VWAP (as defined in the Purchase Agreement) for that trading day. Subject to the satisfaction of the conditions under the Purchase Agreement, we may deliver Advance Notices from time to time, provided that the Pricing Period for all prior advances has been completed. For these purposes, “Pricing Period” means one trading day, as notified by the Company to Arena in the applicable Advance Notice, commencing on the date of the Advance Notice.

The purchase price of the shares of Common Stock will be equal to 97% of the simple average of the daily VWAP of the Common Stock during the Pricing Period.

Fees

As consideration for Arena’s irrevocable commitment to purchase Common Stock upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, upon execution of the Purchase Agreement, we agreed to issue a total of $600,000 worth of shares of Common Stock (the “Commitment Fee Shares”) based on a price per share equal to the simple average daily VWAP of the Common Stock during the ten trading days immediately preceding the date on which the SEC declares the Registration Statement effective. The Commitment Fee Shares are covered by this prospectus.

53

Conditions to Delivery of Advance Notices

Our ability to deliver Advance Notices to Arena under the Purchase Agreement is subject to the satisfaction of certain conditions, all of which are entirely outside of Arena’s control, including, among other things, the following:

•	the accuracy in all material respects of our representations and warranties included in the Purchase Agreement;

•	the effectiveness of this registration statement that includes this prospectus;

•	the Company having obtained all required permits and qualifications for the offer and sale of all shares of our Common Stock issuable pursuant to such Advance Notice;

•	no Material Outside Event (as defined in the Purchase Agreement) shall have occurred or be continuing;

•	us having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by us;

•	the absence of any statute, regulation, order, decree, writ, ruling or injunction by any court or governmental authority of competent jurisdiction which prohibits or directly, materially and adversely affects any of the transactions contemplated by the Purchase Agreement;

•	trading in our Common Stock shall not have been suspended by Nasdaq, we shall not have received any final and non-appealable notice that the listing or quotation of the our Common Stock on Nasdaq shall be terminated and the issuance of the our Common Stock will not violate the shareholder approval requirements of Nasdaq;

•	there shall be a sufficient number of authorized but unissued and otherwise unreserved Common Stock for the issuance of all of our Common Stock issuable pursuant to such Advance Notice;

•	the representations contained in the applicable Advance Notice shall be true and correct in all material respects; and

•	the Pricing Period for all prior Advance Notices shall have been completed.

Limitations on Sales

Under the applicable rules of the Nasdaq Stock Market LLC (“Nasdaq”) and the Purchase Agreement, we will not sell or issue to Arena shares of our Common Stock, inclusive of the Commitment Fee Shares, in excess of 19.99% of our shares of Common Stock outstanding as of the date of the Purchase Agreement (the “Exchange Cap”), unless (i) we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap or (ii) the average price of all applicable sales of shares of Common Stock under the Purchase Agreement (including the Commitment Fee Shares described below in the number of shares sold for these purposes) equals or exceeds $5.39 per share (which represents the lower of (i) the closing price of our Common Stock on Nasdaq (as reflected on Nasdaq.com) immediately preceding the signing of the Purchase Agreement or (ii) the average closing price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the Purchase Agreement). In any event, we may not issue or sell any shares of our Common Stock under the Purchase Agreement if such issuance or sale would breach any applicable Nasdaq rules.

The Purchase Agreement also prohibits us from directing Arena to purchase any shares of Common Stock if those shares, when aggregated with all other shares of Common Stock then beneficially owned by Arena and its affiliates as a result of purchases under the Purchase Agreement, would result in Arena and its affiliates having beneficial ownership of more than 4.99% of our then outstanding shares of Common Stock (the “Beneficial Ownership Cap”).

No Short-Selling or Hedging by Arena

Arena has agreed that, during the term of the Purchase Agreement, neither Arena nor any of its affiliates will engage in any short sales or hedging transactions with respect to Common Stock, provided that upon receipt of an Advance Notice, Arena may sell shares that it is obligated to purchase under such Advance Notice prior to taking possession of such shares.

54

Termination of the Purchase Agreement

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of: (i) the first day of the month next following the 36-month anniversary of the date of the Purchase Agreement; and (ii) the date on which Arena shall have purchased shares of Common Stock under the Purchase Agreement for an aggregate gross purchase price equal to Commitment Amount under the Purchase Agreement.

We have the right to terminate the Purchase Agreement at any time, at no cost or penalty, upon five trading days’ prior written notice to Arena, provided that there are no outstanding Advance Notices the shares of Common Stock under which have not yet been issued. We and Arena may also terminate the Purchase Agreement at any time by mutual written consent.

Prohibition of “Dilutive Issuances” During Pending Purchases and Certain Variable Rate Transactions

Pursuant to the Purchase Agreement, from the date of the Purchase Agreement until the date that Arena has purchased $15.0 million shares of our Common Stock under the Purchase Agreement, we are prohibited from effecting or entering into an agreement to effect any issuance of our Common Stock or common share equivalents involving a Variable Rate Transaction (as defined in the Purchase Agreement) other than in connection with an Exempt Issuance (as defined in the Purchase Agreement). An Exempt Issuance includes, among other things, an “at-the-market  offering” of our Common Stock, provided that we may conduct an at-the-market  offering if we issue Arena $150,000 of our Common Stock, based on a per share price equal to the simple average of the daily VWAP of our Common Stock during the ten trading days immediately following the date upon which the Company executes an agreement to effectuate an at-the-market  offering.

Effect of Sales of Our Common Stock under the Purchase Agreement on our Stockholders

All shares of our Common Stock that may be issued or sold by us to Arena under the Purchase Agreement that are being registered under the Securities Act for resale by Arena in this prospectus are expected to be freely tradable. The shares of Common Stock being registered for resale in this prospectus may be issued and sold by us to Arena from time to time at our discretion over an approximately 36-month period commencing on the date of the Purchase Agreement, provided that this registration statement, of which this prospectus forms a part, and any other registration statement the Company may file from time to time, covering the resale by Arena of the shares of our Common Stock purchased from us pursuant to the Purchase Agreement is declared effective by the SEC and remains effective, and the other conditions set forth in the Purchase Agreement are satisfied. The resale by Arena of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Common Stock to decline and to be highly volatile. Sales of the shares, if any, to Arena under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Arena all, some or none of the shares that may be available for us to sell to Arena pursuant to the Purchase Agreement.

If and when we do elect to sell the shares of our Common Stock to Arena pursuant to the Purchase Agreement, after Arena has acquired such shares, Arena may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares of our Common Stock from Arena in this offering at different times will likely pay different prices for those shares of our Common Stock, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares of our Common Stock they purchase from Arena in this offering as a result of future sales made by us to Arena at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to Arena under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Arena may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

55

Because the purchase price per share to be paid by Arena for the shares of our Common Stock that we may elect to sell to Arena under the Purchase Agreement, if any, will fluctuate based on the market prices of our Common Stock during the applicable Pricing Period for each Purchase made pursuant to the Purchase Agreement, if any, as of the date of this prospectus it is not possible for us to predict the number of shares of our Common Stock that we will sell to Arena under the Purchase Agreement, the actual purchase price per share to be paid by Arena for those shares, or the actual gross proceeds to be raised by us from those sales, if any.

Although the Purchase Agreement provides that we may, in our discretion, from time to time after the date of this prospectus and during the term of the Purchase Agreement, direct Arena to purchase shares of our Common Stock from us in one or more purchases under the Purchase Agreement, for the Commitment Amount of up to $40.0 million, only 1,600,000 shares of our Common Stock are being registered for resale under the registration statement that includes this prospectus, inclusive of the Commitment Fee Shares. Because the purchase price per share to be paid by Arena for the shares of our Common Stock that we may elect to sell to Arena under the Purchase Agreement, if any, will fluctuate based on the market prices of our Common Stock during the applicable Pricing Period for each sale made pursuant to the Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of our Common Stock that we will sell to Arena under the Purchase Agreement, the purchase price per share that Arena will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by Arena under the Purchase Agreement, if any. Accordingly, it is possible that we may need to issue and sell more than the number of shares being registered for resale under this prospectus to Arena under the Purchase Agreement in order to receive aggregate gross proceeds equal to Arena’s $40.0 million Commitment Amount under the Purchase Agreement.

If it becomes necessary for us to issue and sell to Arena under the Purchase Agreement more shares of our Common Stock than are being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to the $40.0 million Commitment Amount to Arena under the Purchase Agreement, we must first file with the SEC one or more additional registration statements to register under the Securities Act the resale by Arena of any such additional shares we wish to sell to Arena from time to time under the Purchase Agreement, and the SEC must declare such additional registration statements effective under the Securities Act before we may elect to sell any additional shares of our Common Stock to Arena under the Purchase Agreement. In addition, if it becomes necessary for us to issue and sell to Arena under the Purchase Agreement an aggregate number of shares that would exceed the Exchange Cap (excluding any issuances and sales of our Common Stock pursuant to the Purchase Agreement at a price equal to or in excess of the applicable “minimum price” for the our Common Stock calculated in accordance with applicable Nasdaq listing rules), then before we could issue any shares of our Common Stock in excess of the Exchange Cap (assuming such shares do not qualify for exclusion from the Exchange Cap share limit because they were sold at a price exceeding the adjusted “minimum price” referred to above), we would also need to obtain the requisite stockholder approval to issue any such shares of our Common Stock in excess of the Exchange Cap under the Purchase Agreement in accordance with applicable Nasdaq listing rules. The number of shares of our Common Stock ultimately offered for sale by Arena is dependent upon the number of shares of our Common Stock, if any, we ultimately sell to Arena under the Purchase Agreement.

The issuance of shares of our Common Stock to Arena pursuant to the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of our Common Stock that our existing stockholders own will not decrease, the shares of our Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our Common Stock after any such issuance.

Dilutive Effect of Performance of the Purchase Agreement on Our Stockholders

All of the shares of our Common Stock registered in this offering, which may be issued or sold by us to Arena under the Purchase Agreement, are expected to be freely tradable. It is anticipated that the our Common Stock registered in this offering will be sold by us to Arena over a period of up to 36 months from September 12, 2023. The sale by Arena of a significant amount of our Common Stock registered in this offering at any given time could cause the market price of our Common Stock to decline and to be highly volatile.

56

Sales of our Common Stock to Arena, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Arena all, some or none of the shares of our Common Stock that may be available for us to sell pursuant to the Purchase Agreement (i.e., up to $40,000,000 in shares of our Common Stock).

Issuances of our Common Stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of our Common Stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to Arena. If and when we do sell our Common Stock to Arena, after Arena has acquired those shares, Arena may resell all, some or none of such shares at any time or from time to time in its discretion. Therefore, issuances to Arena by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our Common Stock. In addition, if we sell a substantial number of shares of our Common Stock to Arena under the Purchase Agreement, or if investors expect that we will do so, the actual sales of our Common Stock or the mere existence of our arrangement with Arena may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our Common Stock to Arena and the Purchase Agreement may be terminated by us at any time at our discretion (see subsection entitled “Termination of the Purchase Agreement” above).

The following table sets forth the amount of gross proceeds we would receive from Arena from our sale of shares of our Common Stock Shares to Arena under the Purchase Agreement registered hereunder at varying purchase prices:

Assumed purchase price per share (1)	Number of shares of Common Stock to be Issued if Full Purchase (2)	Percentage of Outstanding Common Stock After Giving Effect to the Issuance to Arena (3)	Proceeds from the Sale of Common Stock to Arena Under the Purchase Agreement (4)
$1.00	1,600,000	16.5%	$1,600,000.00
$2.00	1,600,000	16.5%	$3,200,000.00
$3.85 (5)	1,600,000	16.5%	$6,160,000.00
$4.00	1,600,000	16.5%	$6,400,000.00
$8.00	1,600,000	16.5%	$12,800,000.00
$10.00	1,600,000	16.5%	$16,000,000.00

(1) For the avoidance of any doubt, this price would reflect the Purchase Price after calculation (i.e., after discounts to the market price of our shares) in accordance with the terms of the Purchase Agreement.

(2) We are registering 1,600,000 shares of our Common Stock, which includes Commitment Fee Shares to be issued to Arena from which we will not receive any proceeds and shares of our Common Stock which we have the discretion to issue and sell to Arena from time to as described in this section (and which number of shares may decrease based on an increase in the number of Commitment Fee Shares issued to Arena). We have included in this column all of the shares of our Common Stock that we are registering under this prospectus, without regard for the beneficial ownership cap of 4.99% or the Exchange Cap. In addition, we have not allocated any shares in this column to the Commitment Fee Shares.

(3) The denominator is based on 8,095,908 shares of our Common Stock outstanding as of September 19, 2023, adjusted to include the issuance of the number of Common Stock set forth in the adjacent column which we would have issued to Arena based on the applicable assumed purchase price per Purchase Share.

(4) The Company will not receive any proceeds from the issuance of Commitment Fee Shares to Arena. As noted above, the exact number of Commitment Fee Shares to be issued to Arena cannot yet be determined. The proceeds reflected in this column assume that none of the 1,600,000 registered shares hereunder are Commitment Fee Shares. Therefore, actual amounts would be reduced by an amount equal to the product of the final Commitment Fee Shares multiplied by the Assumed Purchase Price per share of our Common Stock.

(5) The closing sale price of our Common Stock on the Nasdaq on September 19, 2023.

57

DESCRIPTION OF SECURITIES

The following description summarizes important terms of the classes of our capital. Because this is a summary description, it does not contain all of the information that may be important to you.  This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated of incorporation, and our amended and restated bylaws, or our bylaws, which have been filed as exhibits to the registration statement of which this prospectus is a part, as well as the applicable provisions of the Delaware General Corporations Law.

Under our amended and restated certificate of incorporation we are authorized to issue 100,000,000 shares of common stock, as well as 40,000,000 shares of preferred stock, $0.0001 par value each. The following description summarizes certain terms of our capital stock as set out more particularly in our amended and restated certificate of incorporation. Because it is only a summary, it may not contain all the information that is important to you.

Common Stock

Stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of common stock will vote together as a single class on all matters submitted to a vote of stockholders except as required by law. Unless specified in our amended and restated certificate of incorporation, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of shares of common stock that are voted is required to approve any such matter voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

In the event of a liquidation, dissolution or winding up of the Company, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights.

Dividends

We do not intend to pay cash dividends to the holders of our common stock. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our board of directors at such time. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Series A Preferred Stock

General

Our amended and restated certificate of incorporation authorizes 40,000,000 shares of our Series A Preferred Stock.

Dividends

Holders of Series A Preferred Stock will be entitled to receive dividends per shares in an amount equal to 12% per annum of the $10.00 original issue price (“Original Issue Price”) prior and in preference to any declaration or payment of any other dividend. Dividends will accrue from day to day and shall be cumulative and shall be payable within 15 business days after the end of our second quarter, which is June 30, commencing with the quarter ending June 30, 2024 to each holder of Series A Preferred Stock as of such date, provided that our board of directors shall be permitted to declare a dividend under applicable law.

58

Dividends will be paid in cash; provided that from the closing of the Business Combination until the second anniversary of the date of the original issuance of the Series A Preferred Stock, the Combined Company may, at its option, pay all or part of the accruing dividends on the Series A Preferred Stock by issuing and delivering additional shares of Series A Preferred Stock to the holders thereof.

Voting Rights

The holders of Series A Preferred Stock shall not be entitled to vote on any matters submitted to the stockholders of the Company.

Redemption

The shares of Series A Preferred Stock are not redeemable by the Company.

Conversion

The “Conversion Price” shall initially be $10.00 per share; provided that the Conversion Price shall be reset to the lesser of $10.00 or 20% above the simple average of the volume weighted average price on the 20 trading days following 12 months after August 25, 2023; provided further that such Conversion Price shall be no greater than $10.00 and no less than $2.00 and subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the applicable Series A Preferred Stock.

Mandatory Conversion.   After 24 months from August 25, 2023, in the event the closing share price of our common stock shall exceed 140% of the Conversion Price then in effect (a “Mandatory Conversion Event”), then (i) each outstanding share of Series A Preferred Stock shall automatically be converted into such number of fully paid and non-assessable shares of our common stock as is determined by dividing the Original Issue Price by the Conversion Price in effect at the time of conversion and (ii) such shares of Series A Preferred Stock may not be reissued, subject to adjustment as provided below.

Upon a Mandatory Conversion Event, the we shall declare and pay all of the dividends that are accrued and unpaid as of the time of the occurrence of the Mandatory Conversion Event by either, at our option, (i) issuing additional Series A Preferred Stock to the holders thereof (valuing such additional Series A Preferred Stock at the Original Issue Price), which additional Series A Preferred Stock shall also be automatically converted into shares of our common stock using the then in effect Conversion Price or (ii) paying cash. Such converted Series A Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and we may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

Optional Conversion.   Beginning on the original issuance date of the Series A Preferred Stock each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder, into such number of shares of our common stock as is determined by dividing the Original Issue Price by the Conversion Price in effect at the time of conversion, subject to certain adjustments.

Mechanics of Optional Conversion.   To convert Series A Preferred Stock into our common stock, the holder thereof shall (i) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m. Eastern Time on such date, a copy of an executed notice of conversion (the “Conversion Notice”) to our transfer agent, and (ii) surrender to a common carrier for delivery to us within three (3) business days of such date the original certificates representing the Series A Preferred Stock being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the “Preferred Stock Certificates”).

On or before the fifth (5th) Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), we shall (x) issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of our common stock to which the holder shall be entitled, or (y) credit such aggregate number of shares of our common stock to which the holder shall be entitled to the holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system. The close of business on the date of receipt by the transfer agent of such Conversion Notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the shares of our common stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. The person or persons entitled to receive the shares of our common stock issuable upon a conversion of Series A Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of our common stock at the Conversion Time.

59

Immediately prior to the close of business on the date of the Conversion Time we shall pay to such converting holder all of the dividends on the Series A Preferred Stock being converted such holder that are accrued and unpaid as of such Conversion Time by, either, at our option: (i) issuing additional Series A Preferred Stock to such holder (valuing such additional Series A Preferred Stock at the Original Issue Price), which additional Series A Preferred Stock shall also be automatically converted into shares of our common stock as if included in the Conversion Notice using the then in effect Conversion Price, or (ii) paying cash.

All shares of converted Series A Preferred Stock shall be retired and cancelled and may not be reissued.

Liquidation

Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of shares of Series A Preferred Stock will be entitled to be paid (before any distribution or payment is made upon any shares of our common stock) an amount per share equal to the greater of (i) one times the applicable Original Issue Price, plus any dividends accrued but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into our common stock immediately prior to such liquidation, dissolution or winding up. However, if upon liquidation, the available funds and assets to be distributed among the holders of Series A Preferred Stock are insufficient to permit payment in full of the liquidation preference per share, then the entire available funds and assets upon liquidation of the Company shall be distributed ratably among the holders of Series A Preferred Stock on a pro rata basis.

If there are any available funds or assets upon liquidation remaining after the payment or distribution to the holders of the Series A Preferred Stock of their full preferential amounts described above, then all such remaining available funds and assets shall be distributed among the holders of shares of our common stock, pro rata based on the number of shares held by each such holder.

Warrants

Public Stockholders’ Warrants

Upon completion of the Business Combination, each whole warrant entitles the registered holder to purchase one share of Series A Preferred Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination, provided in each case that we have an effective registration statement under the Securities Act covering the shares of Series A Preferred Stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the Public Warrant Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the Public Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of shares of Series A Preferred Stock. This means only a whole warrant may be exercised at a given time by a warrant holder. The warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time.

We will not be obligated to deliver any Series A Preferred Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Series A Preferred Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying its obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue a share of Series A Preferred Stock upon exercise of a warrant unless the share of Series A Preferred Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

60

We have agreed that as soon as practicable, but in no event later than 15 business days after the completion of the Business Combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Series A Preferred Stock issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the Public Warrant Agreement. If a registration statement covering the shares of Series A Preferred Stock issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the completion of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants

Once the warrants become exercisable, we may call the warrants for redemption for cash:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the closing price of our common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of common stock and equity-linked securities for capital raising purposes in connection with the completion of our initial business combination as described elsewhere herein) for any 20 trading days within a 30-trading day period ending three business days before we send notice of redemption to the warrant holders.

If and when the warrants become redeemable by for cash, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Series A Preferred Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of common stock and equity-linked securities for capital raising purposes in connection with the completion of our initial business combination as described elsewhere in herein) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption, management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on stockholders. If management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Series A Preferred Stock equal to the quotient obtained by dividing (x) the product of the number of Series A Preferred Stock underlying the warrants, multiplied by the excess of the “fair market value” of our common stock (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the Series A Preferred Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Series A Preferred Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption.

61

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of our common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Series A Preferred Stock is increased by a share capitalization payable in shares of Series A Preferred Stock, or by a split-up of Series A Preferred Stock or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of shares of Series A Preferred Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Series A Preferred Stock. A rights offering to holders of Series A Preferred Stock entitling holders to purchase Series A Preferred Stock at a price less than the fair market value will be deemed a share capitalization of a number of shares of Series A Preferred Stock equal to the product of (i) the number of shares of Series A Preferred Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for FGMC Preferred Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Series A Preferred Stock paid in such rights offering and divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of Series A Preferred Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Series A Preferred Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Series A Preferred Stock on account of such Series A Preferred Stock (or other securities into which the warrants are convertible), other than (a) as described above, or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Series A Preferred Stock in respect of such event.

If the number of outstanding shares of Series A Preferred Stock is decreased by a consolidation, combination, reverse share split or reclassification of Series A Preferred Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Series A Preferred Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding share of Series A Preferred Stock.

Whenever the number of shares of Series A Preferred Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Series A Preferred Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Series A Preferred Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Series A Preferred Stock (other than those described above or that solely affects the par value of such Series A Preferred Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the Company’s outstanding Series A Preferred Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Series A Preferred Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of our common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Public Warrant Agreement based on the Black-Scholes Warrant Value (as defined in the Public Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

62

The warrants are issued in registered form under the Public Warrant Agreement.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Series A Preferred Stock and any voting rights until they exercise their warrants and receive Series A Preferred Stock.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Series A Preferred Stock to be issued to the warrant holder.

Private Placement Warrants

Except as described in this section, the private placement warrants have terms and provisions that are identical to those of the warrants described above.

The private placement warrants (including the Series A Preferred Stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions to our officers and directors and other persons or entities affiliated with the initial purchasers of the private placement warrants) and they will not be redeemable by us and will be exercisable on a cashless basis. In addition, the $15 Exercise Price Warrants will expire at 5:00 p.m. New York City Time ten years after the consummation our initial business combination. Each whole $15 Exercise Price Warrants entitles the registered holder to purchase one share of Series A Preferred Stock at a price of $15.00 per share.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Series A Preferred Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Series A Preferred Stock underlying the warrants, multiplied by the excess of the “fair market value” of Series A Preferred Stock (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean, as of any date, the average last reported sale price of the Series A Preferred Stock as reported during the ten (10) trading day period ending on the trading day prior to such date.

Our initial stockholders have agreed not to transfer, assign or sell any of the private placement warrants (including Series A Preferred Stock issuable upon exercise of any of these warrants) until the date that is 30 days after the date we complete our initial business combination, except that, among other limited exceptions transfers can be made to our officers and directors and other persons or entities affiliated with the sponsor.

Underwriter Warrants

The Underwriter Warrants are identical to the warrants included in the units sold in the IPO, except that the Underwriter Warrants (i) will not be redeemable by the Combined Company, (ii) will be entitled to registration rights, (iii) may be exercised on a cashless basis, and (iv) for so long as they are held by the underwriters, will not be exercisable more than five years from the date of the IPO prospectus in accordance with FINRA Rule 5110(g)(8)(A).

All Warrants/Warrant Agreements

Our public warrants and private placement warrants are issued in registered form under the Warrant Agreements. The Warrant Agreements provide that in the case of any reclassification or reorganization of the issued and outstanding shares of our common stock the holders of the Warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification or reorganization.

Accordingly, after the Business Combination, the Warrants became, pursuant to their terms, exercisable for shares of Series A Preferred Stock instead of shares of our common stock. In addition, upon the occurrence of a Mandatory Conversion Event, the Warrants will once again become, exercisable for shares of our common stock.

In connection with the Business Combination, we amended the Warrant Agreements for the purpose of clarifying the foregoing and curing any ambiguity that may exist in the Warrant Agreements with respect to the treatment of the Warrants upon the conversion of the FGMC common stock to Series A Preferred Stock, and upon a Mandatory Conversion Event of the Series A Preferred Stock. The Warrant Agreements provide that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or add or change any provisions with respect to matters or questions arising under the Warrant Agreements as the parties thereto may deem necessary or desirable and that the parties thereto deem shall not adversely affect the rights of the holders of the Warrants. You should review a copy of the Warrant Agreements, and the form of the amendments to the Warrant Agreements, which are filed as an exhibits to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Warrants.

63

Certain Anti-Takeover Provisions of Delaware Law and the Amended and Restated Certificate of Incorporation and Bylaws

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•      a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•      an affiliate of an interested stockholder; or

•      an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of the Company’s assets. However, the above provisions of Section 203 do not apply if:

•      the Company’s board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•      after the closing of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of the Company’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•      on or subsequent to the date of the transaction, the initial business combination is approved by the Company’s board of directors and authorized at a meeting of its stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Combined Company by means of a proxy contest, tender offer, merger or otherwise.

Exclusive forum for certain lawsuits

Our amended and restated certificate of incorporation requires, unless we consent in writing to the selection of an alternative forum, that (i) any derivative action or proceeding brought on the Company’s behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company, the Company’s directors, officers or employees arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or bylaws, or (iv) any action asserting a claim against the Company, the Company’s directors, officers or employees governed by the internal affairs doctrine may be brought only in the Court of Chancery in the State of Delaware, except any claim (A) as to which the Court of Chancery of the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or (C) for which the Court of Chancery does not have subject matter jurisdiction, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although the we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived compliance with federal securities laws and the rules and regulations thereunder.

Notwithstanding the foregoing, the our amended and restated certificate of incorporation provides that the exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Additionally, unless we consent in writing to the selection of an alternative forum, the federal courts shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against us or any of our directors, officers, other employees or agents. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to these provisions. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Special meeting of stockholders

Our bylaws provide that special meetings of stockholders may be called only by a majority vote of our board of directors, by its Chief Executive Officer or by its Chairman.

64

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before the annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at its principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in the annual proxy statement must comply with the notice periods contained therein. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before the annual meeting of stockholders or from making nominations for directors at the annual meeting of stockholders.

Action by written consent

Any action required or permitted to be taken by our common stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “ICCT.”

Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

SELLING SECURITYHOLDERS

The selling stockholders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus and any accompanying prospectus supplement. As used in this prospectus, the term “selling securityholder” includes the persons listed in the table below, together with any additional selling securityholders listed in a subsequent amendment to this prospectus, and their pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the selling securityholders’ interests in the securities, other than through a public sale.

Except as set forth in the footnotes below, the following table sets forth certain information as of September 20, 2023 regarding the beneficial ownership of the securities by the selling securityholders and the securities being offered by the selling securityholders. The applicable percentage ownership of the common stock is based on 8,095,908 shares outstanding as of September 20, 2023. The selling securityholders may offer and sell some, all or none of securities.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned securities.

65

	Shares of common stock beneficially owned				Number of shares of Series A preferred stock beneficially owned		Number of Warrants beneficially owned
Name of Selling Securityholder	Number owned prior to this offering	Number registered for sale (1)	Number beneficially owned after offering	Percent owned after offering	Number owned prior to this offering (2)	Number registered for sale	Number owned prior to this offering	Number registered for sale

Arena Business Solutions Global SPC II, Ltd. (3)	-	1,600,000	-	*	-	-	-	-
RiverNorth SPAC Arbitrage Fund, L.P. (4)	1,175,403	1,175,403	-	9.0%	1,175,403	1,175,403	-	-
FG Merger Investors LLC (5)	6,538,499	32,692,495	-	14.7%	1,676,874	6,538,499	4,861,625	4,861,625
M. Wesley Schrader (6)	144,262	50,000	134,262	1.2%	10,000	10,000	-	-
D. Kyle Cerminara (7)	22,303	75,000	7,303	*	15,000	15,000	-	-
Jeffrey L. Sutton (8)	7,500	37,500	-	*	7,500	7,500	-	-
Ryan Turner (9)	11,689	37,500	4,189	*	7,500	7,500	-	-
Hassan R. Baqar (10)	17,308	50,000	7,308	*	10,000	10,000	-	-
Larry G. Swets, Jr. (11)	17,303	50,000	7,303	*	10,000	10,000	-	-
Jeffrey Stellinga (12)	385,523	90,480	367,427	3.1%	14,346	13,423	3,750	3,750
Robert McDermott (13)	848,832	43,750	840,082	6.7%	5,000	8,750	3,750	3,750
Joseph Gitto (14)	5,031	8,750	3,281	*	1,000	1,750	750	750
Harry Travis (15)	16,831	8,750	15,081	*	1,000	1,750	750	750
Aaron Lindsey (16)	51,867	17,500	48,367	*	2,000	3,500	1,500	1,500
Gary Boyer	89,634	140,000	61,634	*	16,000	28,000	12,000	12,000
Edward Liff (17)	4,263	8,750	2,513	*	1,000	1,750	750	750
Nicole Pasqual (18)	4,375	21,875	-	*	2,500	4,375	1,875	1,875
Noel Tiell	1,750	8,750	-	*	1,000	1,750	750	750
Kevin McDermott	11,699	8,750	9,949	*	1,000	1,750	750	750
ClearThink Capital Partners	7,875	39,375	-	*	4,500	7,875	3,375	3,375
Lee Larson (20)	5,000	25,000	-	*	2,000	5,000	3,000	3,000
Alyse Fidanza (19)	20,482	23,370	15,808	*	4,674	2,337	-	-
Leon Heyns	151,138	420,570	67,024	1.2%	84,114	42,057	-	-
Everstar Capital Appreciation Fund, LP	370,546	1,852,730	-	2.7%	270,546	235,273	100,000	100,000
Jeff Carine	9,346	46,730	-	*	9,346	4,673	-	-
Timothy Pearson	56,076	280,380	-	*	56,076	28,038	-	-
Joshua S. Horowitz	25,000	125,000	-	*	-	25,000	25,000	25,000
Mike Mitchell	10,000	50,000	-	*	-	10,000	10,000	10,000
Peter James Huitsing	25,000	125,000	-	*	-	25,000	25,000	25,000
Ramnarain Jaigobind (19)	233,737	1,168,684	-	1.8%	12,764	233,737	220,973	220,973
Philip Quartuccio (19)	13,154	65,770	-	*	1,802	13,154	11,352	11,352
Fordham Financial Management, Inc. (19)	14,085	70,425	-	*	8,050	14,085	6,035	6,035
Maria Robles (19)	1,007	5,035	-	*	61	1,007	946	946
Craig Skop (19)	34,528	172,642	-	*	2,073	34,528	32,455	32,455
Nelson Baquet (19)	4,954	24,770	-	*	1,802	4,954	3,152	3,152
Chirag Choudhary (19)	45,590	227,950	-	*	2,737	45,590	42,853	42,853
Priyanka Mahajan (19)	7,154	35,770	-	*	1,802	7,154	5,352	5,352
Jeffrey Singer (19)	2,012	10,059	-	*	121	2,012	1,891	1,891
Eric Lord (19)	111,709	558,544	-	*	5,434	111,709	106,275	106,275
Kevin Mangan (19)	73,354	366,770	-	*	1,802	73,354	71,552	71,552
Ryan Konik (19)	3,154	15,770	-	*	1,802	3,154	1,352	1,352
Charles Giordano	7,980	39,900	-	*	-	7,980	7,980	7,980
Damvix Equities LLC	82,967	93,460	64,275	*	18,692	9,346	-	-
Fund Management Group LLC	93,458	467,290	-	*	93,458	46,729	-	-
Kolinda Tomasic	800	4,000	-	*	-	800	800	800
Nautilus Master Fund, L.P	200,000	1,000,000	-	1.6%	200,000	100,000	-	-
Richard Adams	4,000	20,000		*	-	4,000	4,000	4,000
Robert Sagarino	9,600	48,000	-	*	-	9,600	9,600	9,600
Scott Rothbaum	10,000	50,000	-	*	-	10,000	10,000	10,000
William Baquet	93,620	468,100	-	*	-	93,620	93,620	93,620
Others	41,412	207,060	41,412	*	41,412	-	-	-

_______________

* Less than 1%.

(1) The shares set forth in the column “Shares of common stock beneficially owned – Number registered for sale” consist solely of: (A) the shares of common stock issuable upon the conversion of the Series A Preferred Stock set forth in the column “Number of shares of Series A preferred stock beneficially owned – Number registered for sale”; and (B) the shares of common stock issuable upon the conversion of the Series A Preferred Stock issuable upon the exercise of the Warrants set forth in the column “Number of Warrants beneficially owned – Number registered for sale”. The number of common shares being hereby registered for sale represents the maximum number of common shares that can be converted from Series A Preferred Stock as well as the common shares underlying the series A Preferred Shares underlying the warrants, pursuant to the conversion price adjustment mechanism described in Second Amended and Restated Certificate of Incorporation of the Company.

66

(2) Includes the Series A Preferred Stock issuable upon exercise of the Warrants set forth in the column “Number of Warrants beneficially owned – Number of Warrants Beneficially Owned”.

(3) Arena Business Solutions Global SPC II, Ltd. is controlled by Segregated Portfolio #8 – SPC #8, the general partner who have joint voting and dispositive power over the shares.

(4) RiverNorth Capital Management, LLC (“RiverNorth”), the general partner of RiverNorth Capital Partners, LP and RiverNorth Institutional Partners LP. and the Managing Member of RiverNorth SPAC Arbitrage GP, the general partner of RiverNorth SPAC Arbitrage Fund, LP (together with RiverNorth Capital Partners, LP and RiverNorth Institutional Partners, LP, the “RiverNorth Funds”) has beneficial ownership of the shares held by the RiverNorth Funds. Brian H. Schmucker and Patrick W. Galley are deemed control person of RiverNorth.

(5) FG Merger Investors, LLC was the sponsor of FG Merger Corp. FG Merger Investors, LLC is controlled by its managers Hassan R. Baqar, D. Kyle Cerminara, and Larry G. Swets, Jr.

(6) Mr. Schrader served as the Company’s chief executive officer and as a director from inception until the closing of the Business Combination.

(7) Mr. Cerminara is also deemed beneficial owner of securities held by FG Merger Investors LLC by virtue of being its manager . Mr. Cerminara was a senior advisor to the Company until the closing of the Business Combination.

(8) Mr. Sutton served as a director of the Company from inception until the closing of the Business Combination.

(9) Mr. Turner served as a director of the Company from inception until the closing of the Business Combination.

(10) Mr. Baqar is also deemed beneficial owner of securities held by FG Merger Investors LLC by virtue of being its manager. Mr. Baqar served as a director of the Company from inception until the closing of the Business Combination.

(11) Mr. Swets is also deemed beneficial owner of securities held by FG Merger Investors LLC by virtue of being its manager. Mr. Swets served as the Company’s chairman of the board from inception until the closing of the Business Combination.

(12) Mr. Stellinga served as the chief operating officer of Old iCore prior to the closing of the Business Combination and is currently an officer of the Company.

(13) Mr. McDermott served as the chief executive officer, president and director of Old iCore prior to the closing of the Business Combination and is currently the Company’s chief executive officer, president and director.

(14) Mr. Gitto served as a director of Old iCore prior to the closing of the Business Combination and is currently serving as a director of the Company.

(15) Mr. Travis served as a director of Old iCore prior to the closing of the Business Combination and is currently serving as a director of the Company.

(16) Mr. Lindsey was an employee of Old iCore prior to the closing of the Business Combination and is currently an employee of the Company.

(17) Mr. Liff was an employee of Old iCore prior to the closing of the Business Combination and is currently an employee of the Company.

(18) Ms. Pasqual is the spouse of John Robert Pasqual, a director of Old iCore prior to the closing of the Business Combination and a current director of the Company.

(19) The Series A Preferred Stock and Warrants included in the table were originally part of underwriter units issued to ThinkEquity LLC as compensation in connection with the Company’s IPO.

(20) Mr. Larson is also deemed beneficial owner of securities held by Everstar Capital Appreciation Fund LP by virtue of being its fund manager.

67

PLAN OF DISTRIBUTION

The selling securityholders will pay all incremental selling expenses relating to the sale of their shares of common stock, Series A Preferred Stock and Warrants, including underwriters’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the selling securityholders. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock, Series A Preferred Stock and Warrants covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, Nasdaq Stock Market listing fees and fees and expenses of our counsel and our accountants.

The shares of common stock, Series A Preferred Stock and Warrants beneficially owned by the selling securityholders covered by this prospectus may be offered and sold from time to time by the selling securityholders. The term “selling securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The selling securityholders may sell their shares of common stock, Series A Preferred Stock and Warrants by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the Nasdaq Stock Market;

•

through trading plans entered into by a selling securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

68

A selling securityholder that is an entity may elect to make an in-kind distribution of securities to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable shares of common stock, Series A Preferred Stock or Warrants pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of common stock, Series A Preferred Stock or Warrants in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell shares of common stock, Series A Preferred Stock or Warrants short and redeliver the securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A selling securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling securityholder or borrowed from any selling securityholder or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from any selling securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, an election to purchase, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

69

Under the Amended and Restated Registration Rights Agreement, we have agreed to indemnify the selling securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the selling securityholders may be required to make with respect thereto. In addition, we and the selling securityholders have agreed to indemnify any underwriter against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

We have agreed to maintain the effectiveness of the registration statement of which this prospectus is a part until (i), the date on which the selling securityholders cease to hold any securities and (ii) the first date on which the selling securityholders are able to sell all of their securities without restriction under Rule 144 of the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1).

The following plan of distribution relates solely to our Purchase Agreement with Arena.

On September 12, 2023, we entered into the Purchase Agreement with Arena. The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, Arena is committed to purchase up to $40.0 million in shares of our Common Stock over a 36-month period, commencing on the date of the Purchase Agreement.

From time to time, and at our sole discretion, we may present Arena with Advance Notices to purchase shares of our Common Stock. The purchase price of the shares of Common Stock will be equal to 97% of the simple average of the daily VWAP of the Common Stock during the Pricing Period, as set forth in the Purchase Agreement.

The shares of our Common Stock related to the Purchase Agreement offered by this prospectus are being offered by Arena. Arena is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. We have agreed in the Purchase Agreement to provide customary indemnification to Arena.

It is possible that our shares may be sold from time to time by Arena in one or more of the following manners:

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	to a broker-dealer as principal and resale by the broker-dealer for its account; or

•	a combination of any such methods of sale.

Arena has agreed that, during the term of the Purchase Agreement, neither Arena nor any of its affiliates will engage in any short sales or hedging transactions with respect to our Common Stock, provided that upon receipt of an Advance Notice, Arena may sell shares that it is obligated to purchase under such Advance Notice prior to taking possession of such shares.

Arena and any unaffiliated broker-dealer will be subject to liability under the federal securities laws and must comply with the requirements of the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our Common Stock by Arena or any unaffiliated broker-dealer. Under these rules and regulations, Arena and any unaffiliated broker-dealer:

•	may not engage in any stabilization activity in connection with our securities;

•

must furnish each broker which offers shares of our common stock covered by the prospectus and accompanying prospectus that are a part of our registration statement with the number of copies of such prospectus and accompanying prospectus which are required by each broker; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

These restrictions may affect the marketability of our Common Stock by Arena and any unaffiliated broker-dealer.

70

As consideration for Arena’s irrevocable commitment to purchase shares of our Common Stock upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, the Company has agreed to issue a total of $600,000 worth of shares of our Common Stock as Commitment Fee Shares based on a price per share equal to the simple average daily VWAP of the our Common Stock during the ten trading days immediately preceding the date on which the SEC declares this registration statement, of which this prospectus forms a part, effective. The Commitment Fee Shares are covered by this registration statement, of which this prospectus forms a part.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of the our Common Stock covered by this prospectus by Arena. In addition, we reimbursed Arena for the fees and disbursements of its counsel, which was payable upon of the Purchase Agreement, in an amount equal to $50,000. We estimate that our total expenses for the offering will be approximately $100,000 (excluding the Commitment Fee Shares).

Arena has represented to us that at no time prior to the date of the Purchase Agreement has Arena, its officers, its sole member, or any entity managed or controlled by Arena or its sole member, engaged in or effected, in any manner whatsoever, directly or indirectly, for its own account or for the account of any of its affiliates, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Common Stock or any hedging transaction, which establishes a net short position with respect to our Common Stock. Arena has agreed that during the term of the Purchase Agreement, none of Arena, its officers, its sole member, or any entity managed or controlled by Arena or its sole member, will enter into or effect, directly or indirectly, any of the foregoing transactions for its own account or for the account of any other such person or entity.

We have advised Arena that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes Arena, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our Common Stock offered by this prospectus have been sold by Arena.

Our Common Stock is currently listed on Nasdaq under the symbol “ICCT”.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by ArentFox Schiff LLP, Washington, DC.

EXPERTS

The financial statements of Old iCore as of December 31, 2022 and 2021 and for the years then ended, appearing in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon, which includes an explanatory paragraph as to Old iCore's ability to continue as a going concern,  appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, of which this prospectus is a part, on Form S‑1 with the SEC relating to the securities being offered. This prospectus does not contain all of the information in the registration statement and the exhibits included with the registration statement. For further information pertaining to us and the securities to be sold in this offering, you should refer to the registration statement and its exhibits. References in this prospectus to any of our contracts, agreements or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contracts, agreements or documents. You can read our SEC filings, including the registration statement, on the internet at the SEC’s website. The address of that site is http://www. sec. gov.

We are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we file reports, proxy and information statements and other information with the SEC. Such annual, quarterly and special reports, proxy and information statements and other information can be inspected and copied at the locations set forth above. We also make these documents publicly available, free of charge, on our website at www.knowlabs.co. as soon as reasonably practicable after filing such documents with the SEC. Information on, or accessible through, our website is not part of this prospectus.

71

iCoreConnect Inc.

CONDENSED BALANCE SHEETS

AS OF JUNE 30, 2023 (UNAUDITED) AND DECEMBER 31, 2022

	June 30,	December 31,
	2023	2022
ASSETS	(unaudited)
Cash	$68,735	$196,153
Accounts receivable, net	365,940	414,809
Prepaid expenses and other current assets	684,655	480,706
Total current assets	1,119,330	1,091,668

Property and equipment, net	199,989	74,194
Right of use lease asset - operating	853,039	944,487
Software development costs, net	722,397	531,061
Acquired technology, net	37,664	79,428
Customer relationships, net	1,990,634	2,350,380
Goodwill	1,484,966	1,484,966
Total long-term assets	5,288,689	5,464,516

TOTAL ASSETS	$6,408,019	$6,556,184

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable and accrued expenses	$2,745,951	$2,336,174
Operating lease liability, current portion	135,935	169,417
Notes payable, current portion	6,909,118	4,279,531
Deferred revenue	88,140	13,847
Total current liabilities	9,879,144	6,798,969

Long-term debt, net of current maturities	-	1,449,261
Operating lease liability, net of current portion	755,453	809,458
Total long-term liabilities	755,453	2,258,719

TOTAL LIABILITIES	$10,634,597	$9,057,688

STOCKHOLDERS’ DEFICIT

Preferred Stock, par value $0.001; 10,000,000 shares authorized; Issued and Outstanding: 0 as of June 30, 2023 and December 31, 2022	-	-
Common Stock par value $0.001; 600,000,000 shares authorized; Issued and Outstanding: 196,148,863 as of June 30, 2023 and 181,320,528 as of December 31, 2022	196,149	181,321
Additional paid-in-capital	88,848,989	86,192,262
Accumulated deficit	(93,271,716)	(88,875,087)
TOTAL STOCKHOLDERS’ DEFICIT	(4,226,578)	(2,501,504)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$6,408,019	$6,556,184

The accompanying notes are an integral part of these condensed financial statements

F-1

iCoreConnect Inc.

CONDENSED STATEMENTS OF OPERATIONS

FOR THE THRE MONTHS AND SIX MONTHS ENDED JUNE 30, 2023 AND 2022 (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2023	2022	2023	2022
Revenue, net	$1,856,148	$2,011,161	$3,696,519	$4,055,050
Cost of sales	484,033	621,283	975,482	1,255,513
Gross profit	1,372,115	1,389,878	2,721,037	2,799,537

Expenses
Selling, general and administrative	3,189,103	2,261,577	5,560,174	4,293,934
Depreciation and amortization	291,600	340,245	580,509	714,100
Total operating expenses	3,480,703	2,601,822	6,180,683	5,008,034
Loss from operations	(2,108,588)	(1,211,944)	(3,459,646)	(2,208,497)

Other income (expense)
Interest expense	(270,770)	(189,183)	(528,683)	(344,872)
Finance charges	(342,015)	(86,000)	(422,078)	(386,000)
Other income (expense)	13,778	-	13,778	(89,993)
Total other expense, net	(599,007)	(275,183)	(936,983)	(820,865)

Net loss	$(2,707,595)	$(1,487,127)	$(4,396,629)	$(3,029,362)

Net loss per share available to common stockholders, basic and diluted	$(0.01)	$(0.01)	$(0.02)	$(0.02)
Weighted average number of shares, basic and diluted	195,976,705	172,353,044	193,417,289	171,723,963

The accompanying notes are an integral part of these condensed financial statements

F-2

iCoreConnect Inc.

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2022 (UNAUDITED)

	Common stock		Additional Paid In	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Capital	Deficit	(Deficit)
Balances at January 1, 2022	167,493,497	$167,493	$83,633,061	$(82,795,263)	$1,005,291
Stock issued for cash	4,722,844	4,723	345,277	-	350,000
Finance fee on convertible debt			300,000		300,000
Stock compensation expense	-	-	255,697	-	255,697
Net loss	-	-	-	(1,542,235)	(1,542,235)
Balances at March 31, 2022	172,216,323	$172,216	$84,534,035	$(84,337,498)	$368,753
Finance fee on convertible debt			86,000		86,000
Stock issued for conversion of debt	227,368	227	22,160		22,387
Stock compensation expense	30,000	30	272,530		272,560
Repurchase of common stock warrants			(45,000)		(45,000)
Net loss				(1,487,127)	(1,487,127)
Balances at June 30, 2022	172,473,691	$172,473	$84,869,725	$(85,824,625)	$(782,427)

Balances at January 1, 2023	181,320,528	$181,321	$86,192,262	$(88,875,087)	$(2,501,504)
Stock issued for cash	5,400,000	5,400	534,600		540,000
Finance fee			80,063		80,063
Stock issued for conversion of debt	7,057,198	7,057	678,276		685,333
Stock compensation expense	150,000	150	272,833		272,983
Net loss				(1,689,034)	(1,689,034)
Balances at March 31, 2023	193,927,726	193,928	87,758,034	(90,564,121)	(2,612,159)
Finance fee			342,015		342,015
Stock issued for conversion of debt	(203,863)	(204)	204		-
Stock compensation expense	2,425,000	2,425	748,736		751,161
Net loss				(2,707,595)	(2,707,595)
Balances at June 30, 2023	196,148,863	$196,149	$88,848,989	$(93,271,716)	$(4,226,578)

The accompanying notes are an integral part of these condensed financial statements

F-3

iCoreConnect Inc.

CONDENSED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2022 (UNAUDITED)

	June 30,	June 30,
	2023	2022
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,396,629)	$(3,029,362)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	10,577	10,981
Amortization expense	569,932	703,118
Finance fee	422,078	386,000
Change in allowance for doubtful accounts	110,520	137,676
Gain on sale of assets	13,778	-
Stock compensation expense	1,024,144	528,257
Non-cash interest expense	103,539	82,804
Changes in operating assets and liabilities:
Accounts receivable	(61,651)	(210,502)
Prepaid expenses and other current assets	(203,949)	(87,673)
Right of use asset, net of lease liability	3,961	22,833
Accounts payable and accrued expenses	409,777	15,946
Deferred revenue	74,293	(20,419)
NET CASH USED IN OPERATING ACTIVITIES	(1,919,630)	(1,434,944)

INVESTING ACTIVITIES
Sale of capital assets	28,000	-
Purchase of capital assets	(178,150)	-
Additions to capitalized software	(359,758)	(129,898)
NET CASH USED IN INVESTING ACTIVITIES	(509,908)	(129,898)

FINANCING ACTIVITES
Net proceeds from debt	2,263,010	2,420,000
Payments on debt	(1,186,223)	(1,112,591)
Proceeds from issuance of common stock	540,000	350,000
Purchase of common stock warrants	-	(22,500)
Stock issued for conversion of convertible debt	685,333	22,387
NET CASH PROVIDED BY FINANCING ACTIVITIES	2,302,120	1,657,296

NET CHANGE IN CASH	(127,418)	92,454
CASH AT BEGINNING OF THE PERIOD	196,153	71,807
CASH AT END OF THE PERIOD	$68,735	$164,261

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$348,941	$301,644

The accompanying notes are an integral part of these condensed financial statements

F-4

iCoreConnect Inc.

Notes to Condensed Financial Statements

June 30, 2023

1. NATURE OF OPERATIONS

iCoreConnect Inc., (the “Company”), a Nevada Corporation, is a cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise platform of applications and services.

Business Combinations

During 2021, the Company completed three asset acquisitions which were accounted for as business combinations (i) on April 23, 2021, the Company acquired substantially all the assets of Heyns Unlimited LLC doing business as Advantech (ii) on May 31, 2021, the Company acquired substantially all the assets of BCS Tech Center, Inc.; and (iii) on September 1, 2021, the Company acquired substantially all the assets of Spectrum Technology Solutions, LLC.

Going Concern and Liquidity

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

For the six months ended June 30, 2023, the Company generated an operating loss of $3,459,646. In addition, at June 30, 2023, the Company has an accumulated deficit, and net working capital deficit of 93,271,716 and $8,759,814 respectively. The Company’s activities were primarily financed through private placements of equity securities and issuance of debt. The Company intends to raise additional capital through the issuance of debt and/or equity securities to fund its operations. The Company is reliant on future fundraising to finance operations in the near future. The financing may not be available on terms satisfactory to the Company, if at all. In light of these matters, there is substantial doubt that the Company will be able to continue as a going concern for a period of 12 months from the issuance date of these financial statements.

Currently, management intends to develop a vastly improved healthcare communications system and intends to develop alliances with strategic partners to generate revenues that will sustain the Company. While management believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. Management’s ability to continue as a going concern is ultimately dependent upon its ability to continually increase the Company’s customer base and realize increased revenues from signed contracts. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-5

2. SUMMARY OF SIGNFICANT ACCOUNTING POLICES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K/A as filed with the SEC on June 16, 2023. The interim results for the six months ended June 30, 2023 are not necessarily indicative of the results to be expected for the year ending December 31, 2023 or for any future periods.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are customer obligations due under normal trade terms. The Company maintains an allowance for doubtful accounts for estimated losses resulting from the potential inability of certain customers to make required future payments on amounts due. Management determines the adequacy of this allowance by periodically evaluating the aging and past due nature of individual customer accounts receivable balances and considering the customer’s current financial situation as well as the existing industry economic conditions and other relevant factors that would be useful in assessing the risk of collectability. If the future financial condition of the Company’s customers were to deteriorate, resulting in their inability to make specific required payments, additions to the allowance for doubtful accounts may be required. In addition, if the financial condition of customers improves and collections of amounts outstanding commence or are reasonably assured, then the Company may reverse previously established allowances for doubtful accounts. The Company has estimated and recorded an allowance for doubtful accounts of approximately $68,700 at June 30, 2022 and $65,000 December 31, 2022.

Software Development Costs and Acquired Software

The Company accounts for software development costs, including costs to develop software products or the software component of products to be sold to external users. In accordance with ASC 985-730, Computer Software Research and Development, research and planning phase costs are expensed as incurred and development phase costs including direct materials and services, payroll and benefits and interest costs are capitalized.

The Company has determined that technological feasibility for its products to be marketed to external users was reached before the release of those products. As a result, the development costs and related acquisition costs after the establishment of technological feasibility were capitalized as incurred. Capitalized costs for software to be sold to external users and software acquired in a business combination are amortized based on current and projected future revenue for each product with an annual minimum equal to the straight-line amortization over three years.

Long-Lived Assets and Goodwill

The Company accounts for long-lived assets in accordance with the provisions of ASC 360-10-35, Property, Plant and Equipment, Impairment or Disposal of Long-lived Assets. This accounting standard requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. As of June 30, 2023 and December 31, 2022 there was no impairment of Long-lived Assets.

The Company accounts for goodwill and intangible assets in accordance with ASC 350, Intangibles – Goodwill and Other. Goodwill represents the excess of the purchase price of an entity over the estimated fair value of the assets acquired and liabilities assumed. ASC 350 requires that goodwill and other intangibles with indefinite lives be tested for impairment annually or on an interim basis if events or circumstances indicate that the fair value of an asset has decreased below its carrying value. During the fourth quarter of 2020, the Company adopted ASU No. 2017-04, Intangibles – Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. This guidance simplifies the accounting for goodwill impairment by removing Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. Goodwill impairment will now be the amount by which the carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. As of June 30, 2023 and December 31, 2022 there was no impairment of the Company’s Goodwill.

F-6

Revenue Recognition

We have 6 primary sources of revenue

1.	Electronic Prescription Software
2.	Insurance Verifications
3.	ICD-10 Medical Coding Software
4.	Encrypted and HIPAA Compliant Secure email
5.	Analytics
6.	MSaaS software

1) Electronic Prescription software services are provided an annual subscription basis using the software as a service (‘SaaS’) model with revenue recognized ratably over the contract term.

2). Insurance verification services are provided on an annual subscription basis using SaaS model with revenue recognized ratably over the contract term.

3) ICD-10 Medical Coding services are provided on an annual subscription basis using the software as a SaaS model with revenues recognized ratably over the contract term.

4) Encrypted and HIPAA compliant and secure email services are provided on an annual subscription basis using the SaaS model with revenues recognized ratably over the contract term.

5) Analytics automatically compiles real-time KPI data on an intuitive dashboard which saves time and helps focus the team during the morning huddle. Additionally, the Practice Metrics page provides custom reporting with rich graphics helping management to view revenue, claims, AR, scheduling and more.

6) MSaaS software services are provided on an annual subscription basis using the software as a service (‘SaaS’) model with revenue recognized ratably over the contract term.

The Company accounts for revenue from contracts with customers in accordance with ASU No. 2017-09, Revenue from Contracts with Customers and a series of related accounting standard updates (collectively referred to as “Topic 606”). This guidance sets forth a five-step revenue recognition model which replaced the prior revenue recognition guidance in its entirety and is intended to eliminate numerous industry-specific pieces of revenue recognition guidance and to require more detailed disclosures. The five steps of the revenue recognition model are: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when (or as) the entity satisfies a performance obligation.

At contract inception, the Company assesses the goods and services promised in the contract with customers and identifies a performance obligation for each. To determine the performance obligation, the Company considers all products and services promised in the contract regardless of whether they are explicitly stated or implied by customary business practices. The timing of satisfaction of the performance obligation is not subject to significant judgment. The Company measures revenue as the amount of consideration expected to be received in exchange for transferring goods and services. Revenue is recognized net of any taxes collected from customers that are subsequently remitted to governmental authorities.

The Company’s customers are acquired through its own salesforce and through the referrals from its many state association marketing partners. The Company primarily generates revenue from multiple software as a service (SaaS) offerings, which typically include subscriptions to its online software solutions. The Company’s secondary source of revenue is professional services and other revenue related to customer onboarding, IT services and equipment sales that often precede a subscription service offering purchased by the customer. Approximately 90% of the Company’s revenue is subscription based with the remainder being professional services and other IT related revenue. The geographic concentration of the Company’s revenue is 100% in North America.

F-7

Management has determined that it has the following performance obligations related to its products and services: multiple SaaS offerings, which typically include subscriptions to our online software solutions. Revenue from Software as a Service, hardware, service repairs, and support & maintenance are all recognized at a point in time when control of the goods is transferred to the customer, generally occurring upon shipment or delivery dependent upon the terms of the underlying contract, or services is completed. Our customers do not have the right to take possession of the online software solution. Revenue from subscriptions, including additional fees for items such as incremental contacts, is recognized ratably over the subscription period beginning on the date the subscription is made available to customers. Substantially all subscription contracts are one year. We recognize revenue from on-boarding services and equipment as the services are provided. Amounts billed that have not yet met the applicable revenue recognition criteria are recorded as deferred revenue.

For contracts with customers that contain multiple performance obligations, the Company accounts for the promised performance obligations separately as individual performance obligations if they are distinct. In determining whether performance obligations meet the criteria for being distinct, the Company considers several factors, including the degree of interrelation and interdependence between obligations and whether or not the good or service significantly modifies or transforms another good or service in the contract. After identifying the separate performance obligations, the transaction price is allocated to the separate performance obligations on a relative standalone selling price basis. The Company generally determines the standalone selling prices based on the prices charged to customers. Judgment may be used to determine the standalone selling prices for items that are not sold separately, including taking into consideration either historical pricing practices or an adjusted market assessment. Unsatisfied and partially unsatisfied performance obligations as of the end of the reporting period primarily consist of products and services for which customer purchase orders have been accepted and that are in the process of being delivered.

Transaction price is calculated as the selling price less any variable consideration, consisting of rebates and discounts. Discounts provided to customers are known at contract inception. Rebates are calculated on the “expected value” method where the Company (1) estimates the probability of each rebate amount which could be earned by the distributor, (2) multiplies each estimated amount by its assigned probability factor, and (3) calculates a final sum of each of the probability-weighted amounts calculated in step (2). The sum calculated in step (3) is the rebate amount, which along with discounts reduces the amount of revenue recognized.

The Company has elected to account for shipping and handling activities that occur after the customer has obtained control of a good as a fulfillment cost rather than as an additional promised service. As a result, the Company accrues the costs of shipping and handling when the related revenue is recognized. Costs incurred for shipping and handling are included in costs of goods sold on the Consolidated Statements of Operations. Amounts billed to a customer for shipping and handling are reported as revenue on the Consolidated Statements of Operations.

Advertising Costs

Advertising costs are reported in selling, general and administrative expenses and include advertising, marketing and promotional programs and are charged as expenses in the year in which they are incurred. Advertising costs were $306,468 and $263,693 for the six months ended June 30, 2023 and 2022, respectively.

Accounting for Derivative Instruments

The Company accounts for derivative instruments in accordance with ASC 815 “Derivatives and Hedging”, which requires additional disclosures about the Company’s objectives and strategies for using derivative instruments, how the derivative instruments and related hedged items are accounted for, and how the derivative instruments and related hedging items affect the financial statements.

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risk. Terms of convertible debt and preferred stock instruments are reviewed to determine whether or not they contain embedded derivative instruments that are required under ASC 815 to be accounted for separately from the host contract and recorded on the balance sheet at fair value. The fair value of derivative liabilities, if any, is required to be revalued at each reporting date, with corresponding changes in fair value recorded in current period operating results.

Freestanding warrants issued by the Company in connection with the issuance or sale of debt and equity instruments are considered to be derivative instruments. Pursuant to ASC 815, an evaluation of specifically identified conditions is made to determine whether the fair value of warrants issued is required to be classified as equity or as a derivative liability.

F-8

Financial Instruments With Down Round Features

The Company follows the guidance of FASB ASU 2017-11, “Earnings per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); and Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features. ASU 2017-11 simplifies the accounting for certain financial instruments with down round features, a provision in an equity-linked financial instrument (or embedded feature) that provides a downround adjustment of the current exercise price based on the price of the future equity offerings. The standard requires companies to disregard the down round feature when assessing whether the instrument is indexed to its own stock, for the purposes of determining liability of equity classification. Companies that provide earning per share (“EPS”) data will adjust their diluted EPS calculation for the effect of the feature when triggered (i.e. when the exercise price of the related equity-linked financial instrument is adjusted downward because of the down round feature) and will also recognize the effect of the trigger within equity.

Income Taxes

The Company follows the asset and liability approach to accounting for income taxes. Under this method, deferred tax assets and liabilities are measured based on differences between the financial reporting and tax bases of assets and liabilities measured using enacted tax rates and laws that are expected to be in effect when differences are expected to reverse. Valuation allowances are established when it is necessary to reduce deferred income tax assets to the amount, if any, expected to be realized in future years.

ASC 740, Accounting for Income taxes (“ASC 740”), requires that deferred tax assets be evaluated for future realization and reduced by a valuation allowance to the extent we believe a portion more likely than not will not be realized. We consider many factors when assessing the likelihood of future realization of our deferred tax assets, including our recent cumulative loss experience and expectations of future taxable income by taxing jurisdictions, the carry forwarding periods available to us for tax reporting purposes and other relevant factors.

The Company has not recognized a liability for uncertain tax positions. A reconciliation of the beginning and ending amount of unrecognized tax benefits or penalties has not been provided since there has been no unrecognized benefit or penalty. If there were an unrecognized tax benefit or penalty, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. The Company files U.S. Federal income tax returns and various returns in state jurisdictions. The Company’s open tax years subject to examination by the Internal Revenue Service and the state Departments of Revenue generally remain open for three years from the date of filing.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Net Loss Per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of Common Stock outstanding for the period. Diluted net loss per share reflects the potential dilution of securities by adding other Common Stock equivalents, including stock options, shares issuable on exercise of warrants, convertible preferred stock and convertible notes in the weighted average number of common shares outstanding for a period, if dilutive. Common stock equivalents that are anti-dilutive were excluded from the computation of diluted earnings per share which consisted of all outstanding common stock options and warrants.

F-9

Stock-Based Compensation

The Company accounts for share-based compensation costs in accordance with ASC 718, Compensation – Stock Compensation. ASC 718 requires companies to measure the cost of awards of equity instruments, including stock options and restricted stock awards, based on the grant-date fair value of the award and to recognize it as compensation expense over the employee’s requisite service period or the non-employee’s vesting period. An employee’s requisite service period is the period of time over which an employee must provide service in exchange for an award under a share-based payment arrangement and generally is presumed to be the vesting period. Upon exercise of share purchase options, the consideration paid by the option holder, together with the amount previously recognized in additional paid in capital, is recorded as an increase to share capital.

The Company estimates the fair value of each option award on the date of grant using a Black-Scholes option pricing model. The Company estimates the fair value of its common stock using the closing stock price of its common stock on the option grant date. The Company estimates the volatility of its common stock at the date of grant based on its historical stock prices. The Company uses the risk-free interest rate on the implied yield currently available on U.S. Treasury issues with an equivalent remaining term approximately equal to the expected life of the award. The Company has never paid any cash dividends on its common stock and does not anticipate paying any cash dividends in the foreseeable future. The fair value of shares of restricted stock issued are determined by the Company based on the estimated fair value of the Company’s common stock.

Beneficial Conversion Features and Warrants

The Company evaluates the conversion feature of convertible debt instruments to determine whether the conversion feature was beneficial as described in ASC 470-30, Debt with Conversion and Other Options. The Company records a beneficial conversion feature (“BCF”) related to the issuance of convertible debt that has conversion features at fixed or adjustable rates that are in-the-money when issued and records the relative fair value of any warrants issued with those instruments. The BCF for the convertible instruments is recognized and measured by allocating a portion of the proceeds to the warrants and as a reduction to the carrying amount of the convertible instrument equal to the intrinsic value of the conversion features, both of which are credited to additional paid-in capital. The Company calculates the fair value of warrants with the convertible instruments using the Black-Scholes valuation model.

Under these guidelines, the Company first allocates the value of the proceeds received from a convertible debt transaction between the convertible debt instrument and any other detachable instruments included in the transaction (such as warrants) on a relative fair value basis. A BCF is then measured as the intrinsic value of the conversion option at the commitment date, representing the difference between the effective conversion price and the Company’s stock price on the commitment date multiplied by the number of shares into which the debt instrument is convertible. The allocated value of the BCF and warrants are recorded as a debt discount and accreted over the expected term of the convertible debt as interest expense. If the intrinsic value of the BCF is greater than the proceeds allocated to the convertible debt instrument, the amount of the discount assigned to the BCF is limited to the amount of the proceeds allocated to the convertible debt instrument.

Leases

The Company adopted ASU No. 2016-02, Leases and a series of related Accounting Standards Updates that followed (collectively referred to as “Topic 842”). Topic 842 requires organizations to recognize right-of-use (“ROU”) lease assets and lease liabilities on the balance sheet and to disclose key information about leasing arrangements. The classification criteria for distinguishing between finance leases and operating leases are substantially similar to the classification criteria for distinguishing between capital leases and operating leases in the previous lease guidance. The FASB retained the distinction between finance leases and operating leases, leaving the effect of leases in the statement of comprehensive income and the statement of cash flows largely unchanged from previous U.S. GAAP. The Company utilized the transition method allowed under ASU 2018-11 in which an entity initially applies the new lease standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption, if any.

F-10

The Company determines, at contract inception, whether or not an arrangement contains a lease and evaluates the contract for classification as an operating or finance lease. For all leases, ROU assets and lease liabilities are recognized based on the present value of lease payments, including annual rent increases, over the lease term at commencement date. If the Company’s lease does not provide an implicit rate in the contract, the Company uses its incremental, secured borrowing rate based on lease term information available as of the adoption date or lease commencement date in determining the present value of lease payments. Any renewal periods are considered in the analysis of each lease to the extent that the Company considers them to be reasonably certain of being exercised.

Related Party Transactions

The Company accounts for related party transactions in accordance with FASB ASC 850, Related Party Disclosures. A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries’ controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Reportable Segments

U.S. GAAP establishes standards for reporting financial and descriptive information about a company’s reportable segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The chief operating decision maker is the Company’s Chief Executive Officer, who currently reviews the financial performance and the results of operations of the Company’s operating subsidiaries on a consolidated basis when making decisions about allocating resources and assessing performance of the Company. Accordingly, the Company currently considers itself to be in a single reporting segment for reporting purposes focused on the North American market.

Allowance for Credit Losses

On January 1, 2023, the Company adopted ASU 2016-13 Financial Instruments —Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (ASC 326). This standard replaced the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (“CECL”) methodology. CECL requires an estimate of credit losses for the remaining estimated life of the financial asset using historical experience, current conditions, and reasonable and supportable forecasts and generally applies to financial assets measured at amortized cost, including loan receivables and held-to-maturity debt securities, and some off-balance sheet credit exposures such as unfunded commitments to extend credit. Financial assets measured at amortized cost will be presented at the net amount expected to be collected.

The Company completed its assessment on the adoption date of the new standard and did not adjust the opening balance of retained earnings relating to its trade receivables. The Company writes off receivables once it is determined that they are no longer collectible, as local laws allow.

Recently Issued Accounting Pronouncements

The Company does not believe that any issued, but not yet effective accounting standards, if currently adopted, will have a material effect on the Company’s financial position, results of operations and cash flows.

F-11

3. NOTES PAYABLE

		June 31,	December 31,
		2023	2022
(1)	Convertible Note bearing interest at 12% due May, 2023	-	578,802
(2)	Note bearing interest at 18% due September 1, 2023	1,250,000	1,012,500
(2)	Note bearing interest at 18% due September 1, 2023	512,500	506,250
(3)	Note bearing interest at 18% due October 1, 2028	32,942	32,752
(4)	Secured Promissory Note bearing interest at 17.5% due February 28, 2026	1,943,390	1,960,965
(5)	Promissory Note bearing interest at 14%, due January 15, 2023	-	50,892
(6)	Promissory Note bearing interest at 14%, due September 1, 2023	350,055	329,227
(7)	Related Party Promissory Note bearing interest at 14% due September 1, 2023	66,293	108,778
(8)	Promissory Note bearing interest at 15%, due January 25, 2023	-	506,370
(9)	Promissory Note bearing interest at 15%, due September 1, 2023	253,082	253,184
(9)	Promissory Note bearing interest at 15%, due September 1, 2023	253,082	253,184
(10)	Related Party Promissory Notes bearing interest at 18%, due March 31, 2023	-	135,888
(11)	Convertible Note bearing interest at 15% due March 2024	2,208,507	-
(7)	Related Party Promissory Note bearing interest at 18%, due September 1, 2023	145,723	-
(12)	Convertible Note bearing interest at 15% due June 14, 2024	77,506	-
(13)	Convertible Note bearing interest at 15% due June 14, 2024	6,039	-
(14)	Related Party Convertible Promissory Note bearing interest at 15% due June 30, 2024	35,000	-
		6,909,119	5,728,792
	Less current maturities	(6,909,119)	(4,279,531)
	Total Long-Term Debt	$-	$1,449,261

1.

In April 2021, the Company signed a $500,000 convertible promissory note with a maturity date twelve months after issuance and received in exchange $500,000. An interest charge of 12% per annum shall accrue and be paid on the maturity date. The note is convertible into the Company’s Common Stock at a fixed conversion price of $0.10 per common share. The Company has right of prepayment. The note holder is limited to receive upon conversion no more than 4.99% of the issued and outstanding Common Stock at the time of conversion at any one time. The Company also issued to the Holder 788,000 restricted shares of the Company’s Common Stock and a warrant to purchase 2,600,000 shares of Company Common Stock with a 5-year term. The exercise price per share of Common stock under this Warrant is $0.20 per share for the first 1,300,000 Warrant Shares and $0.25 for the next 1,300,000 Warrant Shares. In August 2021 the down round provision in the Warrant Agreement was triggered resulting in an additional 3,250,000 warrants being issued and the strike price repriced to $0.10 for all 5,850,000 warrants. In December 2022, the down round provision in the Warrant Agreement was triggered again resulting in an additional 1,462,500 warrants to be issued and the strike price repriced to $0.08 for all 7,312,500 warrants. At Maturity this note was renegotiated and term extended to June 2023 for an additional principal consideration of $55,400 under the same interest rate and conditions as the matured note. This note and accrued interest was converted in January 2023 for 6,037,883 shares of Common Stock. In May 2023 the Company and the warrant holder renegotiated the outstanding warrants back to their original intended values at issuance date of 1,300,000 exercisable at $0.25 and 1,300,000 exercisable at $0.20.

2.

In August 2021, the Company signed a $1,000,000 and $500,000 promissory note with a maturity date 24 months after issuance. An interest charge of 15% per annum shall accrue and be paid monthly. The Company also issued to the Holder 1,000,000 restricted shares of the Company’s Common Stock and 1,500,000 cash Warrant Shares with a 5-year term. The exercise price per share of Common stock under this Warrant is $0.25 per share. In December 2021 the down round provision in the Warrant Agreement was triggered resulting in an additional 2,250,000 warrants being issued and the strike price repriced to $0.10 for all 3,750,000 warrants. In December 2022 the down round provision in the Warrant Agreement was triggered again resulting in an additional 937,500 warrants being issued and the strike price repriced to $0.10 for all 4,687,500 warrants. In May the Company and the warrant holder renegotiated the outstanding warrants back to their original intended values at issuance date of 1,500,000 exercisable at $0.25. The promissory note is subordinated to the Company’s senior lenders.

3.

In November 2021, the Company signed a $40,071 equipment finance agreement with a maturity date 60 months after issuance from a third-party financing company. Payments of principal and interest of $791 are due monthly.

4.

On February 28, 2022, the Company signed a $2,000,000 secured promissory note with a maturity date 48 months after issuance and received in exchange $1,970,000 net of fees. An Interest charge of 17.5% per annum shall accrue, with interest only payments being made for the first six months after which both interest and principal will be due. The Company has right of prepayment subject to certain minimum interest payments being made. The Prepayment Fee shall be (i) equal to 6 months' interest that would have accrued with regard to the prepaid principal, if prepaid prior to the 2nd anniversary of the date of the Initial Advance or Subsequent Advance, as applicable, and (ii) equal to 3 months' interest that would have accrued with regard to the prepaid principal, if prepaid on or after the 2nd anniversary and prior to the 3rd anniversary of the date of the Initial Advance or Subsequent Advance, as applicable. Additionally, the Company has the following covenant requirements; maintaining a minimum cash balance of $150,000 in its combined bank accounts as well as entering into a Deposit Account Control Agreement; monthly financial reporting requirements and certifications; obtaining other indebtedness without consent; merge, consolidate or transfer assets; pledge assets as collateral; or guarantee without consent of the Lender. As of June 30, 2023, the Company was in default of certain provisions of its $1,943,390 debt obligation. The Company received a waiver of all defaults with a specified grace period through September 1, 2023. The debt is being classified as current, given the uncertainty that the Company cannot ensure compliance is probable or reasonably possible after September 1, 2023.

F-12

5.

In April 2022, the Company signed a $50,000 unsecured promissory note with a maturity date six (6) months after issuance with an interest charge of 14% per annum which shall accrue and be paid on the maturity date. The Company has the right to prepay this note without penalty. At maturity in October 2022, this note was reissued under the same term with a maturity of three (3) months. The promissory note is subordinated to the Company’s senior lender. This note was fully repaid in March 2023.

6.

In April 2022, the Company signed a $300,000 unsecured promissory note with a maturity date six (6) months after issuance with an interest charge of 14% per annum which shall accrue and be paid on the maturity date. The Company has the right to prepay this note without penalty. At maturity in October 2022, this note was reissued under the same terms with a maturity of date of six (6) months.  In March 2023, the term of this note was extended to September 1, 2023.The promissory note is subordinated to the Company’s senior lenders.

7

In June 2022, the Company signed a $100,000 unsecured promissory note with related party with a maturity date six (6) months after issuance with an interest charge of 14% per annum which shall accrue and be paid on the maturity date. The Company has the right to prepay this note without penalty. At maturity in November 2022, this note was reissued under the same terms with a maturity of date of three (3) months. The Company also issued to the Holder a warrant to purchase 18,813 shares of Company Common Stock with a 5-year term. The exercise price per share of Common stock under this Warrant is $0.25 per share for 9,407 warrants and $0.20 per share for 9,406 warrants. In March 2023, the term of this note was extended to September 1, 2023. In June 2023 the Company signed a $145,010 unsecured promissory note with the same lender with a maturity date of September 1, 2023 after issuance with an interest rate charge of 18% per annum which shall accrue and be paid on the maturity date. The Company has the right to prepay this note without penalty. The promissory notes are subordinated to the Company’s senior lenders.

8.

In July 2022, the Company signed a $500,000 unsecured promissory note with a maturity date six (6) months after issuance with an interest charge of 14% per annum. The note is callable by the Holder no earlier than 90 days from issue. The Company has the right to prepay this note without penalty. The Company issued to the Holder a warrant to purchase 175,000 shares of Company Common Stock with a 5-year term. The exercise price per share of Common stock under this Warrant is $0.25 per share for 87,500 warrants and $0.20 per share for 87,500 warrants. This note was fully repaid in March 2023.

9.

In August 2022, the Company signed two $250,000 unsecured promissory notes with a maturity date six (6) months after issuance with an interest charge of 14% per annum to the same investor in 14 and 9. The notes are callable by the Holder no earlier than 90 days from issue. The Company has the right to prepay this note without penalty. The Company issued to the Holder a warrant to purchase 175,000 shares of Company Common Stock with a 5-year term. The exercise price per share of Common stock under this Warrant is $0.25 per share for 87,500 warrants and $0.20 per share for 87,500 warrants. In March 2023, the term of these notes were extended to September 1, 2023.The promissory notes are subordinated to the Company’s senior lenders.

10.

In December 2022, the Company entered into an unsecured promissory note with related party in exchange for $55,000. The maturity of the promissory note is four months from the date of issuance and carries an interest rate of 15% per annum. In conjunction with the promissory note, the Company also issued a warrant to purchase 23,625 shares of common stock which expires five years December 15, 2022 and has an exercise price of $0.20 with respect to 11,813 shares underlying the Warrant and $0.25 with respect to 11,812 shares underlying the Warrant. The promissory note is subordinated to the Company’s senior lender. In addition, in December 2022, the Company entered into an unsecured convertible promissory note with the same related party in exchange for $80,000. The maturity of the convertible note is March 31, 2023 and carries an interest rate of 15% per annum and is convertible into Company common stock at a conversion rate of $0.08 per share. The Convertible Note was converted into 1,019,315 shares of Common Stock in January 2023 and the Promissory Note was fully repaid in March 2023.

11.

In March 2023, the Company entered into a twelve (12) month Convertible Secured Promissory Note (“Note”). The Note is for $2,500,000 with $500,000 paid to the Holder on issuance for net proceeds of $2,000,000. The Note carries and interest of 15% per annum which can be paid in cash or kind and it is convertible either into the Company’s Common Stock after six months from date of issuance at $0.10 per share, or if the business combination between FG Merger Corp. (“FGMC”) and the Company pursuant to the Merger Agreement and Plan of Reorganization by and among FGMC, FG Merger Sub Inc., and the Company dated January 5, 2023, as such agreement may be amended from time to time (the “Business Combination”), occurs then, upon any subsequent conversion of the Note, the holder shall no longer have the right to receive Company common stock upon conversion of the Note, but shall have the right to receive, for each share of Company common stock that would have been issuable upon such conversion immediately prior to the occurrence of the Business Combination, the number of shares of FGMC common stock receivable as a result of such Business Combination by a holder of the number of shares of Company common stock for which the Note is convertible immediately prior to such Business Combination.  As a condition of the Note all existing outstanding Notes maturing before September 1, 2023 had their term extended to September 1, 2023. In addition, all vested option holders and all warrant holders were provided with a cashless purchase option at time of the Business Combination. The Note is superior to all notes in terms of security except of our Senior Secured Note Payable. In May 2023 all warrant holders with down round provisions provided a waiver to the potential down round triggering event on any conversion issuance.

F-13

12.

In June 2023, the Company entered into a twelve (12) month note Convertible Promissory Note (“Note”). The Note is for $77,000 and carries an interest rate of 15% per annum. The principal of the Note is convertible into Common Stock of the Company at a twenty percent discount to the closing price of the Company’s Common Stock on September 1, 2023 or if the business combination between FG Merger Corp. (“FGMC”) and the Company pursuant to the Merger Agreement and Plan of Reorganization by and among FGMC, FG Merger Sub Inc., and the Company dated January 5, 2023, as such agreement may be amended from time to time (the “Business Combination”), occurs then, upon any subsequent conversion of the Note, the holder shall no longer have the right to receive Company common stock upon conversion of the Note, but shall have the right to receive, for each share of Company common stock that would have been issuable upon such conversion immediately prior to the occurrence of the Business Combination, the number of shares of FGMC common stock receivable as a result of such Business Combination by a holder of the number of shares of Company common stock for which the Note is convertible immediately prior to such Business Combination at a twenty percent discount to such exchange ratio. The promissory note is subordinated to the Company’s senior lenders.

13.

In June 2023, the Company entered into a twelve (12) month note Convertible Promissory Note (“Note”). The Note is for $6,000 and carries an interest rate of 15% per annum. The principal of the Note is convertible into Common Stock of the Company at a twenty percent discount to the closing price of the Company’s Common Stock on September 1, 2023 or if the business combination between FG Merger Corp. (“FGMC”) and the Company pursuant to the Merger Agreement and Plan of Reorganization by and among FGMC, FG Merger Sub Inc., and the Company dated January 5, 2023, as such agreement may be amended from time to time (the “Business Combination”), occurs then, upon any subsequent conversion of the Note, the holder shall no longer have the right to receive Company common stock upon conversion of the Note, but shall have the right to receive, for each share of Company common stock that would have been issuable upon such conversion immediately prior to the occurrence of the Business Combination, the number of shares of FGMC common stock receivable as a result of such Business Combination by a holder of the number of shares of Company common stock for which the Note is convertible immediately prior to such Business Combination at a twenty percent discount to such exchange ratio. The promissory note is subordinated to the Company’s senior lenders.

14.

In June the Company received an advance on a six (6) month Promissory Note (“Note”) in the amount of $35,000. The Note is for $250,000 with $50,000 paid to the Holder on issuance for net proceeds of $200,000. The Note carries an interest of 15% per annum as interest is payable monthly in arrears with principal due at maturity. There is no penalty for early payoff. If an event of default occurs, the Note along with any outstanding and accrued interest is convertible into the Company’s Common Stock at $0.25 at the sole discretion of the issuer. The promissory note is subordinated to the Company’s senior lenders.

4. COMMON STOCK

Stock Issuances

During the six months ended June 30, 2023 the Company issued 5,400,000 shares of common stock for cash of $540,000 and 6,853,335 shares of common stock on the conversion of debt.

Stock Options

Certain employees and executives have been granted options or warrants that are compensatory in nature. A summary of option activity for the six months ended June 30, 2023 are presented below:

Options Outstanding	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term in Years	Aggregate Intrinsic Value

Balance Outstanding - January 1, 2023	32,235,000	$0.13	8.8	$-
Granted	-	$-	-
Exercised	-	-
Forfeited	-	$-
Balance Outstanding – June 30, 2023	32,235,000	$0.13	8.5	$-

Exercisable – June 30, 2023	9,281,666	$0.12	8.1	$-

F-14

Nonvested Options	Number of Options	Weighted Average Grant Date Fair Value	Weighted Average Remaining Years to Vest

Nonvested - January 1, 2023	23,053,334	$0.12	8.8

Granted	-	$-	-
Vested	(100,000)	$0.12	8.8
Forfeited/expired	-	-	-
Nonvested – June 30, 2022	22,953,334	$0.12	8.1

Restricted Stock Compensation

On December 31, 2022, the Company’s Board of Directors approved the grant of 250,000 shares of common stock to each of the Directors of the Company, for services rendered during 2021 and 2022, all of which vested on December 31, 2022. Compensation expense related to this grant for the year 2022 was $122,375 based upon fair value of our common stock of $0.089 per share. The Company’s Board of Directors also approved the granting of shares of common stock for employee performance related to 2021 performance with a fair value of $160,645. The Board also approved on January 3, 2023 4,000,000 shares of common stock related to the Chief Executive Officer for bonus related to 2022 service with a fair value of $356,000.

On March 13, 2023 the Company’s Board of Directors approved the grant of 150,000 shares of common stock to certain board members for services related to 2018 service.

In April 2023, the Company’s Board of Directors approved compensation for its Board Members and Committee Members for the year ended December 31, 2023. On an annual basis equivalent, Board Members are compensated $60,000, with additional compensation of $10,000 for being a Committee Member and an additional $10,000 for being a Chair of a Committee. Compensation is to be paid quarterly in arrears at the closing stock price of the last trading day of the quarter.  The Company has recorded an expense of $184,167 as of June 30, 2023. In addition the Board of Directors approved the grant of 2,425,000 shares of common stock for employee performance related to 2022 performance with a fair value of $312,761.

Warrants

The Company typically issues warrants to individual investors and institutions to purchase shares of the Company’s Common Stock in connection with public and private placement fundraising activities. Warrants may also be issued to individuals or companies in exchange for services provided for the Company. The warrants are typically exercisable six months after the issue date, expire in five years, and contain a cash exercise provision and registration rights.

In May 2023, the Company entered into amendments with certain warrant holders whose warrants contained down round provisions and modified these warrants to remove such provisions from inception. As such the number and exercise of these warrants are set back to their original values as originally intended by the parties.

During the six months ending June 30, 2023, the Company issued no Common Stock Warrants.

During the six months ending June 30, 2022, the Company issued no Common Stock Warrants. The Company purchased 38,135 common stock warrants issued to a lender in 2019 as part of a Note Payable that had been fully satisfied in 2020. These warrants include anti-dilutive provisions and as such resulted in an additional 861,851 of warrants that were to be issued at a strike price of $0.05. The Company purchased these warrants at their restated strike price for $45,000.

F-15

As of June 30, 2023, the number of shares issuable upon exercise of the Common Stock Warrants were 10,992,438 shares.

Type	Issue Date	Shares	Price	Expiration
Investors	4/19/2021	1,300,000	$0.20	4/19/2026
Investors	4/19/2021	1,300,000	$0.25	4/19/2026
Investors	4/22/2021	1,300,000	$0.20	4/22/2026
Investors	4/22/2021	1,300,000	$0.25	4/22/2026
Investors	4/30/2021	650,000	$0.20	4/30/2026
Investors	4/30/2021	650,000	$0.25	4/30/2026
Investors	5/4/2021	650,000	$0.20	5/4/2026
Investors	5/4/2021	650,000	$0.25	5/4/2026
Investors	5/19/2021	650,000	$0.20	5/19/2026
Investors	5/19/2021	650,000	$0.25	5/16/2026
Investors	8/31/2021	1,500,000	$0.25	8/31/2026
Investors	7/29/2022	87,500	$0.20	7/28/2027
Investors	7/29/2022	87,500	$0.25	7/28/2027
Investors	8/5/2022	43,750	$0.20	8/4/2027
Investors	8/5/2022	43,750	$0.25	8/4/2027
Investors	8/19/2022	43,750	$0.20	8/18/2027
Investors	8/19/2022	43,750	$0.25	8/18/2027
Investors	11/28/2022	9,407	$0.20	11/27/2027
Investors	11/28/2022	9,406	$0.25	11/27/2027
Investors	12/15/2022	11,812	$0.20	12/14/2027
Investors	12/15/2022	11,813	$0.25	12/14/2027
Total		10,992,438

Warrants Outstanding	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term in Years	Aggregate Intrinsic Value
Outstanding – December 31, 2022	353,493,766	$0.10	3.45	$803,522
Granted	-	-	-	-
Forfeited/expired	(24,356,938)	$0.08	3.45	-
Outstanding – June 30, 2023	10,992,438	$0.23	3.15	$715,223

F-16

5. GOODWILL AND OTHER INTANGIBLE ASSETS

The following table sets forth the changes in the carrying amount of goodwill for the six months ended June 30, 2023 and year ended December 2022:

Total
Balance at December 31, 2022	$1,484,966
2023 Acquisitions	-
Balance at June 30, 2023	$1,484,966

The following table sets forth the gross carrying amounts and accumulated amortization of the Company’s intangible assets as of June 30, 2023 and December 31, 2022:

	Gross Carrying Amount	Impairment	Accumulated Amortization	Net Carrying Amount
Definite-lived intangible assets:
Capitalized software	$3,014,490	$-	$(2,483,429)	$531,061
Customer relationships	3,713,434	-	(1,363,054)	2,350,380
Acquired technology	1,527,186	-	(1,447,758)	79,428
Total definite-lived intangible assets at December 31, 2022	8,255,110	-	(5,294,241)	2,960,869

Capitalized software	3,374,247	-	(2,651,850)	722,397
Customer relationships	3,713,434	-	(1,722,800)	1,990,634
Acquired technology	1,527,186	-	(1,489,522)	37,664
Total definite-lived intangible assets at June 30, 2023	$8,614,867		(5,864,172)	2,750,695

Amortization expense of intangible assets was $569,932 and $703,118 for the six months ended June 30, 2023 and 2022, respectively. The Company’s amortization is based on no residual value using the straight-line amortization method as it best represents the benefit of the intangible assets.

6. COMMITMENTS AND CONTINGENCIES

(A) LEASE COMMITMENTS

On November 15, 2017, the Company signed a three-year lease agreement for approximately 4,100 square feet of office space located in Winter Garden, Florida in which the Company has its headquarters. The lease provided for a one-year renewal term at the option of the Company that the company exercised. An amendment to this lease was signed on October 26, 2020 which extended the lease term through October 31, 2021. On September 10, 2021, an additional seven-month extension was signed extending the lease term to May 30, 2022.

F-17

On September 22, 2021, the Company signed a six year and one month lease agreement for approximately 7,650 square feet for its new headquarters commencing on January 1, 2022, located in Ocoee, Florida. The lease provides for a five-year renewal term at the option of the Company In April 2023, the Company entered into a lease agreement with its existing landlord of its Florida location for a lease of an additional 2,295 square feet of space beginning at the earlier of June 1, 2023 or completion of build out for a five year term. As of June 30, 2023 the buildout has not yet been complete.

The Company signed a three-year lease agreement for approximately 2,100 square feet of office space located in Concord, NC on July 16, 2020.

With the acquisition of Advantech, the Company signed a two-year lease on May 12, 2021, for an office in Scottsdale, AZ.  In May 2023, the Company extended its lease for an additional 24 months for this location beginning July 1, 2023 under similar terms and conditions as its current lease.

As of June 30, 2022, undiscounted future lease obligations for the office spaces are as follows:

Lease Commitments
as of 06/30/2022
Less than 1 year	1-3 years	3-5 years	Total
$246,648	$501,452	$417,787	$1,165,887

Lease costs for the six months ended June 30, 2023 were $151,174 and cash paid for amounts included in the measurement of lease liabilities for the six months ended June 30, 2022 were $159,098. As of June 30, 2023, the following represents the difference between the remaining undiscounted lease commitments under non-cancelable leases and the lease liabilities:

Undiscounted minimum lease commitments	$1,165,887
Present value adjustment using incremental borrowing rate	(274,499)
Lease liabilities	$891,388

(B) LITIGATION

On February 21, 2023, the Company received a notice under section 21 of Indian Arbitration and Conciliation Act, 1996 related to a dispute pursuant to a contract between the Company and a service provider, pursuant to which the service provider has asserted the Company has violated the terms of the contract and has claimed damages of approximately $635,000. The Company is evaluating the claims asserted against it and intends to defend itself vigorously in these proceedings; however, there can be no assurances that it will be successful in its efforts. The outcome of this matter is not expected to have a material effect on these financial statements.

(C) GUARANTEE

In May 2023 the Company agreed to guarantee the repayment of up to $400,000 in non-interest-bearing unsecured notes of FG Merger Corp. in the event that the merger between FG Merger Corp and the Company did not get completed by September 1, 2023.

F-18

7. CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and trade accounts receivables. The Company places its cash with high-credit-quality financial institutions. At times, such cash may be in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance coverage limit of $250,000 per depositor. As a result, there could be a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage. The Company has not experienced any losses due to these excess deposits and believes the risk is not significant. With respect to trade receivables, management routinely assesses the financial strength of its customers and, as a consequence, believes that the receivable credit risk exposure is limited.

The Company has historically provided financial terms to customers in accordance with what management views as industry norms. Access to the Company’s software products usually requires immediate payment but can extend several months under certain circumstances. Management periodically and regularly reviews customer account activity in order to assess the adequacy of allowances for doubtful accounts, considering such factors as economic conditions and each customer’s payment history and creditworthiness. If the financial condition of our customers were to deteriorate, or if they were otherwise unable to make payments in accordance with management’s expectations, we might have to increase our allowance for doubtful accounts, modify their financial terms and/or pursue alternative collection methods.

The Company has no significant customers (greater than 10% of total revenue) in its six-month 2023 revenue. The Company has accounts receivable concentration with three customers in 2022 representing 59% of total accounts receivables outstanding as of June 30, 2023, and one customer that represented 31% of accounts receivable outstanding as of December 31, 2022.

8. SEGMENT INFORMATION

The Company views its operations and manages its business as one operating segment which is the business of providing subscription-based software as a service (SaaS) and Managed IT (MSP/MSaaS) services and related non-recurring professional IT and other services. The Company aggregates is operating segments based on similar economic and operating characteristics of its operations.

The Company’s SaaS and Managed IT offerings are sold under monthly recurring revenue contracts are included in the Subscription software and services segment. Professional services and other revenue segment consists of non-recurring revenue, including the periodic sale and installation of IT related hardware and custom IT projects. Professional services and other revenue is recognized when services are performed.

Revenue type were as follows:

	For the Three Months Ended June 30
	2023	%	2022	%	% Change
Revenue:
Subscription software and services	$1,629,999	88%	$1,814,273	90%	(10%)

Professional services and other	226,149	12%	196,888	10%	15%

	$1,856,148	100%	$2,011,161	100%	(9%)

	For the Six Months Ended June 30
	2023	%	2022	%	% Change
Revenue:
Subscription software and services	$3,333,814	90%	$3,671,092	91%	(9%)

Professional services and other	362,705	10%	383,958	9%	(11%)

	$3,696,519	100%	$4,055,050	100%	(9%)

F-19

9. RELATED PARTY TRANSACTIONS

The Company incurred related party transactions of $60,318 for the three months ended March 31, 2023, and $407,309 for the three months ended March 31, 2022, in relation to payments of interest and principal on Notes Payable with its Chief Executive Officer. These notes were fully repaid in February 2022 and March 2023 respectively. In June 2023, the Company received an advance payment of $35,000 on a $250,000 Promissory Note from a related party to the Chief Executive Officer. This promissory note bears interest of 15% per annum and is due monthly with the principal due at maturity. Net proceeds from the Note will be $200,000 with $50,000 paid to the issuer on closing.

In June 2022 the Company entered into a $100,000 promissory note with its Chief Operating Officer. The promissory note has a maturity date of six (6) months after issuance with an interest charge of 14% per annum which shall accrue and be paid on the maturity date. This note was extended to September 1, 2023. The Company has the right to prepay this note without penalty. Accrued but unpaid interest as of June, 2023, was $16,293. In June 2023 the Chief Operating Officer entered into an additional Promissory Note maturing September 1,2023 in the amount of $145,010 bearing 18% per annum with interest and principal due at Maturity. The Company has the right to prepay this note without penalty. Accrued but unpaid interest as of June 30, 2023 was $713.

10. SUBSEQUENT EVENTS

In July 2023, the Company entered into a twelve (12) month note Convertible Promissory Note (“Note”). The Note is for $40,000 and carries an interest rate of 15% per annum. The principal of the Note is convertible into Common Stock of the Company at a twenty percent discount to the closing price of the Company’s Common Stock on September 1, 2023 or if the business combination between FG Merger Corp. (“FGMC”) and the Company pursuant to the Merger Agreement and Plan of Reorganization (the “Merger Agreement”) by and among FGMC, FG Merger Sub Inc., and the Company dated January 5, 2023, as such agreement may be amended from time to time (the “Business Combination”), occurs then, upon any subsequent conversion of the Note, the holder shall no longer have the right to receive Company common stock upon conversion of the Note, but shall have the right to receive, for each share of Company common stock that would have been issuable upon such conversion immediately prior to the occurrence of the Business Combination, the number of shares of FGMC common stock receivable as a result of such Business Combination by a holder of the number of shares of Company common stock for which the Note is convertible immediately prior to such Business Combination at a twenty percent discount to such exchange ratio. The promissory note is subordinated to the Company’s senior lenders.

On July 27, 2023 the Company held a Special Meeting of Stockholders to approve its business combination between FG Merger Corp. (“FGMC”) and the Company pursuant to the Merger Agreement. The Business Combination was approved by the majority of the Shareholders and is now subject to, among other items set forth in the Merger Agreement, approval from FGMC Shareholders on August 11, 2023.

In July 2023 the Company issued 1,305,697 shares of common stock related to accrued compensation for its Board of Directors for their services in quarter 1 and quarter 2 of 2023.

F-20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Stockholders and Board of Directors of

iCoreConnect Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of iCoreConnect Inc. (the “Company”) as of December 31, 2022 and 2021, the related statements of operations, stockholders’ equity (deficit) and cash flows for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Restatement of the 2022 and 2021 Financial Statements

As discussed in Note 2 to the financial statements, the accompanying financial statements as of December 31, 2022 and 2021 have been restated.

Explanatory Paragraph - Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As more fully described in Note 2, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on the Company's financial statements based on our audits.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks.  Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.  Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments.  We determined that there are no critical audit matters.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2021.

New York, NY

March 22, 2023, except for the effects of the restatement discussed in Notes 2, 4 and 7 - as to which the date is June 16, 2023.

F-21

iCoreConnect Inc.

BALANCE SHEETS

	December 31,	December 31,
	2022	2021
ASSETS
Cash	$196,153	$71,807
Accounts receivable, net	414,809	629,047
Prepaid expenses and other current assets	480,706	312,286
Total current assets	1,091,668	1,013,140

Property and equipment, net	74,194	92,562
Right of use lease asset - operating	944,487	99,054
Software development costs, net	531,061	592,781
Acquired technology, net	79,428	277,966
Customer relationships, net	2,350,380	3,069,874
Goodwill	1,484,966	1,484,966
Total long-term assets	5,464,516	5,617,203

TOTAL ASSETS	$6,556,184	$6,630,343

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Accounts payable and accrued expenses	$2,336,174	$1,641,750
Operating lease liability, current portion	169,417	66,738
Current maturities of long-term debt, net of discounts	4,279,531	2,325,339
Deferred revenue, current portion	13,847	20,419
Total current liabilities	6,798,969	4,054,246

Long-term debt, net of current maturities	1,449,261	1,538,488
Operating lease liability, net of current portion	809,458	32,318

Total long-term liabilities	2,258,719	1,570,806

TOTAL LIABILITIES	9,057,688	5,625,052

COMMITEMENTS AND CONTINGENCIES (NOTE 9)

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred Stock, par value $0.001; 10,000,000 shares authorized; Issued and Outstanding: 0 as of December 31, 2022 and 0 as of December 31, 2021.	-	-
Common Stock par value $0.001; 600,000,000 shares authorized; Issued and Outstanding: 181,320,528 as of December 31, 2022 and 167,493,479 as of December 31, 2021	181,321	167,493
Additional paid-in-capital	86,192,262	83,633,061
Accumulated deficit	(88,875,087)	(82,795,263)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(2,501,504)	1,005,291

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$6,556,184	$6,630,343

The accompanying notes are an integral part of these financial statements

F-22

iCoreConnect Inc.

STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,	December 31,
	2022	2021
	As Restated[1]	As Restated[1]
Revenue	$7,987,902	$4,956,552
Cost of sales	2,243,253	1,580,390
Gross profit	5,744,649	3,376,162

Expenses
Selling, general and administrative	9,254,670	5,232,839
Depreciation and amortization	1,292,085	1,430,805
Total operating expenses	10,546,755	6,663,644
Loss from operations	(4,802,106)	(3,287,482)

Other income (expense)
Interest expense	(785,406)	(500,878)
Finance charges	(426,419)	(1,513,366)
Other income (expense)	(65,893)	7,497
Gain on cancellation of PPP loan	-	330,047
Total other expense	(1,277,718)	(1,676,700)

Net loss	(6,079,824)	(4,964,182)

Dividends to Common Stockholders	(1,794,704)	(814,552)

Net loss attributable to Common Stockholders	$(7,874,528)	$(5,778,734)

Net loss per share, basic and diluted	$(0.05)	$(0.04)

Weighted average number of shares, basic and diluted	172,123,855	146,726,959

(1)As restated due to the treatment of warrants subject to down round provisions (see Note 2).

The accompanying notes are an integral part of these financial statements

F-23

iCoreConnect Inc.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

			Additional		Total
	Common stock		Paid In	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balances as at January 1, 2021	90,081,336	$90,081	$77,112,060	$(77,831,081)	$(628,940)

Stock issued for cash	42,719,600	42,720	2,733,510		2,776,230
Stock issued for conversion of fees for services payable	16,376,047	16,376	802,427		818,803
Stock compensation expense	3,151,416	3,151	148,206		151,357
Stock issued as origination fee in convertible debt agreement	3,980,000	3,980	1,509,386		1,513,366
Stock issued for asset acquisition of Advantech	5,000,000	5,000	495,000		500,000
Stock issued for asset acquisition of Business Computer Solutions	250,000	250	24,750		25,000
Stock issued for asset acquisition of Spectrum Technology Solutions	4,046,617	4,047	495,953		500,000
Stock issued for conversion of convertible debt	1,888,463	1,888	311,769		313,657
Net loss	-	-	-	(4,964,182)	(4,964,182)
Balances as at December 31, 2021	167,493,479	$167,493	$83,633,061	$(82,795,263)	$1,005,291

			Additional		Total
	Common stock		Paid In	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balances as at January 1, 2022	167,493,479	$167,493	$83,633,061	$(82,795,263)	$1,005,291

Stock issued for cash	5,722,844	5,723	444,277		450,000
Stock repurchased and cancelled	(1,250,000)	(1,250)	(98,750)		(100,000)
Stock compensation expense	8,426,837	8,428	1,808,695		1,817,123
Stock issued as origination fee in convertible debt agreement			426,419		426,419
Stock issued for exercise of Common Stock Options	700,000	700	1,400		2,100
Repurchase of common stock warrants			(45,000)		(45,000)
Stock issued for conversion of convertible debt	227,368	227	22,160		22,387
Net loss	-	-	-	(6,079,824)	(6,079,824)
Balances as at December 31, 2022	181,320,528	$181,321	$86,192,262	$(88,875,087)	$(2,501,504)

The accompanying notes are an integral part of these financial statements

F-24

iCoreConnect Inc.

STATEMENTS OF CASH FLOWS

	December 31,	December 31,
	2022	2021
	As Restated[1]	As Restated[1]
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,079,824)	$(4,964,182)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	22,521	143,406
Amortization expense	1,269,564	1,287,853
Finance charges	426,419	1,513,366
Forgiveness of PPP loan		(330,047)
Change in allowance for doubtful accounts	261,717	-
Stock compensation expense	1,717,123	331,945
Non-cash interest expense	603,146	106,555
Changes in assets and liabilities:
Accounts receivable	(47,479)	(467,353)
Prepaid expenses and other current assets	(26,420)	(292,183)
Right of use asset, net of lease liability	34,386	(136,659)
Accounts payable and accrued expenses	552,424	(33,560)
Deferred revenue	(6,572)	(55,389)
NET CASH USED IN OPERATING ACTIVITIES	(1,272,995)	(2,896,248)

INVESTING ACTIVITIES
Cash portion of consideration paid to acquire Advantech	-	(1,773,056)
Cash portion of consideration paid to acquire Business Computer Systems	-	(94,880)
Cash portion of consideration paid to acquire Spectrum Technology Solutions	-	(1,350,000)
Purchases of capital assets	(4,153)	(55,027)
Additions to capitalized software	(289,812)	(245,541)
NET CASH USED IN INVESTING ACTIVITIES	(293,965)	(3,518,504)

FINANCING ACTIVITES
Net proceeds from debt	3,585,000	3,261,488
Payments on debt	(2,323,181)	(510,650)
Proceeds from issuance of common stock	450,000	2,776,230
Conversion of convertible debt into common stock	22,387	319,057
Conversion of fees for services payable	-	632,815
Proceeds from exercise of employee stock options	2,100	-
Repurchase of warrants for common stock	(45,000)	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,691,306	6,478,940

NET CHANGE IN CASH	124,346	64,188
CASH AT BEGINNING OF THE PERIOD	71,807	7,619
CASH AT END OF THE PERIOD	$196,153	$71,807

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$696,355	$-
Stock issued for acquisition of Advantech	$-	$500,000
Stock issued for acquisition of Business Computer Solutions	$-	$25,000
Stock issued for acquisition of Spectrum Technology Solutions	$-	$500,000
Stock issued for conversion of notes payable	$22,387	$63,846
Dividends to Common Stockholders	1,794,704	814,552

The accompanying notes are an integral part of these financial statements

F-25

Notes to Financial Statements

1. NATURE OF OPERATIONS

iCoreConnect Inc., (the “Company”), a Nevada Corporation, is a cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise platform of applications and services.

2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

On May 18, 2023 the Company determined that it not had not properly accounted for certain warrants issued by the Company in 2021 with provisions (the “down round provisions”) that required the lowering of the exercise price of the warrant and a proportionate increase in the number of shares underlying the warrants upon the issuance of new securities at a price per shares that is lower than the exercise price of the original warrant as per ASU 2017-11. The Company did not properly account for such down round provisions when the criteria for revaluation was met. The down round provisions require the Company to record a non-cash charge for the incremental fair value of the additional shares to be issued upon the occurrence of the triggering event which is $1,794,704 and $814,552 for the years ended December 31,2022 and 2021, respectively.

The Company’s management and the Audit Committee of the Company’s Board of Directors (the “Audit Committee”), after discussion with Company legal advisors, concluded that it is appropriate to restate the Company’s previously issued: (i) audited financial statements as of December 31, 2022 and 2021, which were included in the Company’s Annual Reports on Form 10-K, originally filed with the SEC on March 23, 2023, respectively, and (ii) unaudited financial statements for the quarters ended September 30, 2021, March 31, 2022, June 30, 2022, and September 30, 2022, which were included in the Company’s Quarterly Reports on Form 10-Q, originally filed with the SEC on November 15, 2021, May 12, 2022, August 12, 2022, and November 14, 2022, respectively (the “Impacted Filings”). Considering such restatements, the Company concluded that the financial statements included in the Impacted Filings should no longer be relied upon. Similarly, any previously furnished or filed reports, related earnings releases, investor presentations or similar communications of the Company describing the Company’s financial results included in the Impacted Filings should no longer be relied upon. The March 31, 2022 and June 30, 2022 interim financial statements included on Form 10-Q are not being restated. The updated totals for warrants outstanding at the end of each of these periods is presented below.  All other information included in the interim financial statements is unchanged.

The following tables summarize the effect of the restatement on each financial statement line item as of the dates, and for the periods, indicated:

Audit Periods

	For the Years Ended
	December 31, 2022			December 31,2021
	As Reported	Restatement Adjustment	As Restated	As Reported	Restatement Adjustment	As Restated
Net loss	$(6,079,824)	$-	$(6,079,824)	$(4,964,182)	$-	$(4,964,182)

Dividend to Common Stockholders	-	(1,794,704)	(1,794,704)	-	(814,552)	(814,552)

Net loss attributable to Common Stockholders	$(6,079,824)	$(1,794,704)	$(7,874,528)	$(4,964,182)	$(814,552)	$(5,778,734)
Net loss per share available to common stockholders, basic and diluted	$(0.04)	$(0.01)	$(0.05)	$(0.03)	$(0.01)	$(0.04)

Weighted average number of shares, basic and diluted	172,123,855		172,123,855	146,726,959		146,726,959

Quarterly Periods

	As Reported	Additional Warrants Related to Down Round	As Restated
March 31, 2022	10,600,000	8,750,000	19,350,000
June 30, 2022	10,600,000	8,750,000	19,350,000

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in United States dollars and include the accounts of the Company’s wholly owned subsidiaries, with all intercompany transactions eliminated. They have been prepared on the accrual basis in accordance with accounting principles generally accepted in the United States (GAAP). Significant accounting principles followed by the Company and the methods of applying those principles, which materially affect the determination of financial position, results of operations and cash flows are summarized below.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). ASC 820 established a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement) as follows:

Level 1 - Observable inputs that reflect quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 - Quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability and market corroborated inputs.

Level 3 - Unobservable inputs for which there is little, if any, market activity for the asset or liability being measured. These inputs may be used with standard pricing models or other valuation or internally-developed methodologies that result in management’s best estimate of fair value.

The Company utilizes fair value measurements primarily in conjunction with the valuation of assets acquired and liabilities assumed in a business combination. In addition, certain nonfinancial assets and liabilities are to be measured at fair value on a nonrecurring basis in accordance with applicable GAAP. In general, nonfinancial assets including goodwill, other intangible assets and property and equipment are measured at fair value when there is an indication of impairment and are recorded at fair value only when an impairment is recognized.

As allowed by applicable FASB guidance, the Company has elected not to apply the fair value option for financial assets and liabilities to any of its currently eligible financial assets or liabilities. The Company’s financial instruments consist of cash, accounts receivable, accounts payable and notes payable. The Company has determined that the book value of its outstanding financial instruments as of December 31, 2022 and 2021, approximated their fair value due to their short-term nature.

Cash

The Company classifies highly liquid temporary investments with an original maturity of three months or less when purchased as cash equivalents. The Company maintains cash balances at various financial institutions. Balances at United States banks are insured by the Federal Deposit Insurance Corporation up to $250,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk for cash on deposit.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are customer obligations due under normal trade terms. The Company maintains an allowance for doubtful accounts for estimated losses resulting from the potential inability of certain customers to make required future payments on amounts due. Management determines the adequacy of this allowance by periodically evaluating the aging and past due nature of individual customer accounts receivable balances and considering the customer’s current financial situation as well as the existing industry economic conditions and other relevant factors that would be useful in assessing the risk of collectability. If the future financial condition of our customers were to deteriorate, resulting in their inability to make specific required payments, additions to the allowance for doubtful accounts may be required. In addition, if the financial condition of our customers improves and collections of amounts outstanding commence or are reasonably assured, then we may reverse previously established allowances for doubtful accounts. The Company has estimated and recorded an allowance for doubtful accounts of $65,000 and $36,142 as of December 31, 2022 and 2021, respectively.

Property, Equipment and Depreciation

Property, equipment, and leasehold improvements are recorded at their historical cost. Depreciation and amortization have been determined using the straight-line method over the estimated useful lives of the assets which are computers and office equipment (3 years) leasehold improvements (5 years) and for office furniture and fixtures (7 years). The cost of repairs and maintenance is charged to operations in the period incurred.

F-26

Software Development Costs and Acquired Software

The Company accounts for software development costs, including costs to develop software products or the software component of products to be sold to external users. In accordance with ASC 985-730, Computer Software Research and Development, research and planning phase costs are expensed as incurred and development phase costs including direct materials and services, payroll and benefits and interest costs are capitalized.

We have determined that technological feasibility for our products to be marketed to external users was reached before the release of those products. As a result, the development costs and related acquisition costs after the establishment of technological feasibility were capitalized as incurred. Capitalized costs for software to be sold to external users and software acquired in a business combination are amortized based on current and projected future revenue for each product with an annual minimum equal to the straight-line amortization over three years.

Long-Lived Assets and Goodwill

The Company accounts for long-lived assets in accordance with the provisions of ASC 360-10-35, Property, Plant and Equipment, Impairment or Disposal of Long-lived Assets. This accounting standard requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. As of December 31, 2022 there is no impairment of Long-lived Assets.

The Company accounts for goodwill and intangible assets in accordance with ASC 350, Intangibles - Goodwill and Other. Goodwill represents the excess of the purchase price of an entity over the estimated fair value of the assets acquired and liabilities assumed. ASC 350 requires that goodwill and other intangibles with indefinite lives be tested for impairment annually or on an interim basis if events or circumstances indicate that the fair value of an asset has decreased below its carrying value. During the fourth quarter of 2020, the Company adopted ASU No. 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. This guidance simplifies the accounting for goodwill impairment by removing Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. Goodwill impairment will now be the amount by which the carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. As of December 31, 2022 there is no impairment of the Company’s Goodwill.

Revenue Recognition

We have 6 primary sources of revenue as of December 31, 2022

1.	Electronic Prescription Software
2.	Insurance Verifications
3.	ICD-10 Medical Coding Software
4.	Encrypted and HIPAA Compliant Secure email
5.	Analytics
6.	MSaaS software

F-27

1) Electronic Prescription software services are provided an annual subscription basis using the software as a service (‘SaaS’) model with revenue recognized ratably over the contract term.

2). Insurance verification services are provided on an annual subscription basis using the software as a service (‘SaaS’) model with revenue recognized ratably over the contract term.

3) ICD-10 Medical Coding services are provided on an annual subscription basis using the software as a service (“SaaS”) model with revenues recognized ratably over the contract term.

4) Encrypted and HIPAA compliant and secure email services are provided on an annual subscription basis using the software as a service (“SaaS”) model with revenues recognized ratably over the contract term.

5) Analytics automatically compiles real-time KPI data on an intuitive dashboard which saves time and helps focus the team during the morning huddle. Additionally, the Practice Metrics page provides custom reporting with rich graphics helping management to view revenue, claims, AR, scheduling and more.

6) MSaaS software services are provided on an annual subscription basis using the software as a service (‘SaaS’) model with revenue recognized ratably over the contract term.

The Company accounts for revenue from contracts with customers in accordance with ASU No. 2017-09, Revenue from Contracts with Customers and a series of related accounting standard updates (collectively referred to as “Topic 606”). This guidance sets forth a five-step revenue recognition model which replaced the prior revenue recognition guidance in its entirety and is intended to eliminate numerous industry-specific pieces of revenue recognition guidance and to require more detailed disclosures. The five steps of the revenue recognition model are: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when (or as) the entity satisfies a performance obligation.

At contract inception, the Company assesses the goods and services promised in the contract with customers and identifies a performance obligation for each. To determine the performance obligation, the Company considers all products and services promised in the contract regardless of whether they are explicitly stated or implied by customary business practices. The timing of satisfaction of the performance obligation is not subject to significant judgment. The Company measures revenue as the amount of consideration expected to be received in exchange for transferring goods and services. Revenue is recognized net of any taxes collected from customers that are subsequently remitted to governmental authorities.

We recognize revenue for our service in accordance with accounting standard ASC 606. Our customers are acquired through our own salesforce and through the referrals from our many state association marketing partners. We primarily generate revenue from multiple software as a service (SaaS) offering, which typically include subscriptions to our online software solutions. The Company’s secondary source of revenue is professional services and other revenue related to customer onboarding, IT services and equipment sales that often precede a subscription service offering purchased by the customer. Approximately 90% of our revenue is subscription based with the remainder being professional services and other IT related revenue. The geographic concentration of our revenue is 100% in North America.

Management has determined that it has the following performance obligations related to its products and services:  multiple software as a service (SaaS) offering, which typically include subscriptions to our online software solutions. The Company’s secondary source of revenue is professional services and other revenue related to customer onboarding, IT services and equipment sales that often precede a subscription service offering purchased by the customer. Revenue from Software as a Service, hardware, service repairs, and support & maintenance are all recognized at a point in time when control of the goods is transferred to the customer, generally occurring upon shipment or delivery dependent upon the terms of the underlying contract, or services is completed. Our customers do not have the right to take possession of the online software solution. Revenue from subscriptions, including additional fees for items such as incremental contacts, is recognized ratably over the subscription period beginning on the date the subscription is made available to customers. Substantially all subscription contracts are one year. We recognize revenue from on-boarding services and equipment as the services are provided. Amounts billed that have not yet met the applicable revenue recognition criteria are recorded as deferred revenue.

For contracts with customers that contain multiple performance obligations, the Company accounts for the promised performance obligations separately as individual performance obligations if they are distinct. In determining whether performance obligations meet the criteria for being distinct, the Company considers several factors, including the degree of interrelation and interdependence between obligations and whether or not the good or service significantly modifies or transforms another good or service in the contract. After identifying the separate performance obligations, the transaction price is allocated to the separate performance obligations on a relative standalone selling price basis. The Company generally determines the standalone selling prices based on the prices charged to customers. Judgment may be used to determine the standalone selling prices for items that are not sold separately, including taking into consideration either historical pricing practices or an adjusted market assessment. Unsatisfied and partially unsatisfied performance obligations as of the end of the reporting period primarily consist of products and services for which customer purchase orders have been accepted and that are in the process of being delivered.

Transaction price is calculated as the selling price less any variable consideration, consisting of rebates and discounts. Discounts provided to customers are known at contract inception. Rebates are calculated on the “expected value” method where the Company (1) estimates the probability of each rebate amount which could be earned by the distributor, (2) multiplies each estimated amount by its assigned probability factor, and (3) calculates a final sum of each of the probability-weighted amounts calculated in step (2). The sum calculated in step (3) is the rebate amount, which along with discounts reduces the amount of revenue recognized.

The Company has elected to account for shipping and handling activities that occur after the customer has obtained control of a good as a fulfillment cost rather than as an additional promised service. As a result, the Company accrues the costs of shipping and handling when the related revenue is recognized. Costs incurred for shipping and handling are included in costs of goods sold on the Statement of Operations. Amounts billed to a customer for shipping and handling are reported as revenue on the Statement of Operations.

Advertising Costs

Advertising costs are reported in general and administrative expenses and include advertising, marketing and promotional programs and are charged as expenses in the year in which they are incurred. Advertising costs were $525,533 and $350,318 for the years ended December 31, 2022 and 2021, respectively.

Accounting for Derivative Instruments

The Company accounts for derivative instruments in accordance with ASC 815, which requires additional disclosures about the Company’s objectives and strategies for using derivative instruments, how the derivative instruments and related hedged items are accounted for, and how the derivative instruments and related hedging items affect the financial statements.

F-28

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risk. Terms of convertible debt and preferred stock instruments are reviewed to determine whether or not they contain embedded derivative instruments that are required under ASC 815 to be accounted for separately from the host contract and recorded on the balance sheet at fair value. The fair value of derivative liabilities, if any, is required to be revalued at each reporting date, with corresponding changes in fair value recorded in current period operating results.

Freestanding warrants issued by the Company in connection with the issuance or sale of debt and equity instruments are considered to be derivative instruments. Pursuant to ASC 815, an evaluation of specifically identified conditions is made to determine whether the fair value of warrants issued is required to be classified as equity or as a derivative liability.

Financial Instruments With Down Round Features

With respect to financial instruments, the Company follows the guidance of FASB ASU 2017-11, “Earnings per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features. Whereby ASU 2017-11 simplifies the accounting for certain financial instruments with down round features, a provision in an equity-linked financial instrument (or embedded feature) that provides a downround adjustment of the current exercise price based on the price of the future equity offerings. The standard requires companies to disregard the down round feature when assessing whether the instrument is indexed to its own stock, for the purposes of determining liability of equity classification. The Company accounts for instruments with Most Favored Nations (the “MFN”) terms or conditions similar to that of a down round feature. The impact of such terms or conditions will be accounted for when the event occurs. Companies that provide earning per share (“EPS”) data will adjust their diluted EPS calculation for the effect of the feature when triggered (i.e. when the exercise price of the related equity-linked financial instrument is adjusted downward because of the down round feature) and will also recognize the effect of the trigger within equity.

Income Taxes

The Company follows the asset and liability approach to accounting for income taxes. Under this method, deferred tax assets and liabilities are measured based on differences between the financial reporting and tax bases of assets and liabilities measured using enacted tax rates and laws that are expected to be in effect when differences are expected to reverse. Valuation allowances are established when it is necessary to reduce deferred income tax assets to the amount, if any, expected to be realized in future years.

ASC 740, Accounting for Income taxes (“ASC 740”), requires that deferred tax assets be evaluated for future realization and reduced by a valuation allowance to the extent we believe a portion more likely than not will not be realized. We consider many factors when assessing the likelihood of future realization of our deferred tax assets, including our recent cumulative loss experience and expectations of future taxable income by taxing jurisdictions, the carry forwarding periods available to us for tax reporting purposes and other relevant factors.

The Company has not recognized a liability for uncertain tax positions. A reconciliation of the beginning and ending amount of unrecognized tax benefits or penalties has not been provided since there has been no unrecognized benefit or penalty. If there were an unrecognized tax benefit or penalty, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. The Company files U.S. Federal income tax returns and various returns in state jurisdictions. The Company's open tax years subject to examination by the Internal Revenue Service and the state Departments of Revenue generally remain open for three years from the date of filing.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and to the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Net Loss Per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of Common Stock outstanding for the period. Diluted net loss per share reflects the potential dilution of securities by adding other Common Stock equivalents, including stock options, shares issuable on exercise of warrants, and shares issuable on conversion of promissory notes in the weighted average number of common shares outstanding for a period, if dilutive. Common stock equivalents that are anti-dilutive were excluded from the computation of diluted earnings per share which consisted of all outstanding common stock options and warrants.

Stock-Based Compensation

The Company accounts for share-based compensation costs in accordance with ASC 718, Compensation - Stock Compensation. ASC 718 requires companies to measure the cost of awards of equity instruments, including stock options and restricted stock awards, based on the grant-date fair value of the award and to recognize it as compensation expense over the employee’s requisite service period or the non-employee’s vesting period. An employee’s requisite service period is the period of time over which an employee must provide service in exchange for an award under a share-based payment arrangement and generally is presumed to be the vesting period. Upon exercise of share purchase options, the consideration paid by the option holder, together with the amount previously recognized in additional capital surplus, is recorded as an increase to share capital.

The Company estimates the fair value of each option award on the date of grant using a Black-Scholes option pricing model. The Company estimates the fair value of its common stock using the closing stock price of its common stock on the option grant date. The Company estimates the volatility of its common stock at the date of grant based on its historical stock prices. The Company uses the risk-free interest rate on the implied yield currently available on U.S. Treasury issues with an equivalent remaining term approximately equal to the expected life of the award. The Company has never paid any cash dividends on its common stock and does not anticipate paying any cash dividends in the foreseeable future. The fair value of shares of restricted stock issued are determined by the Company based on the estimated fair value of the Company’s common stock.

F-29

Beneficial Conversion Features and Warrants

The Company evaluates the conversion feature of convertible debt instruments to determine whether the conversion feature was beneficial as described in ASC 470-30, Debt with Conversion and Other Options. The Company records a beneficial conversion feature (“BCF”) related to the issuance of convertible debt that has conversion features at fixed or adjustable rates that are in-the-money when issued and records the relative fair value of any warrants issued with those instruments. The BCF for the convertible instruments is recognized and measured by allocating a portion of the proceeds to the warrants and as a reduction to the carrying amount of the convertible instrument equal to the intrinsic value of the conversion features, both of which are credited to additional paid-in capital. The Company calculates the fair value of warrants with the convertible instruments using the Black-Scholes valuation model.

Under these guidelines, the Company first allocates the value of the proceeds received from a convertible debt transaction between the convertible debt instrument and any other detachable instruments included in the transaction (such as warrants) on a relative fair value basis. A BCF is then measured as the intrinsic value of the conversion option at the commitment date, representing the difference between the effective conversion price and the Company’s stock price on the commitment date multiplied by the number of shares into which the debt instrument is convertible. The allocated value of the BCF and warrants are recorded as a debt discount and accreted over the expected term of the convertible debt as interest expense. If the intrinsic value of the BCF is greater than the proceeds allocated to the convertible debt instrument, the amount of the discount assigned to the BCF is limited to the amount of the proceeds allocated to the convertible debt instrument.

Leases

The Company adopted ASU No. 2016-02, Leases and a series of related Accounting Standards Updates that followed (collectively referred to as “Topic 842”). Topic 842 requires organizations to recognize right-of-use (“ROU”) lease assets and lease liabilities on the balance sheet and to disclose key information about leasing arrangements. The classification criteria for distinguishing between finance leases and operating leases are substantially similar to the classification criteria for distinguishing between capital leases and operating leases in the previous lease guidance. The FASB retained the distinction between finance leases and operating leases, leaving the effect of leases in the statement of comprehensive income and the statement of cash flows largely unchanged from previous U.S. GAAP. The Company utilized the transition method allowed under ASU 2018-11 in which an entity initially applies the new lease standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption, if any.

The Company determines, at contract inception, whether or not an arrangement contains a lease and evaluates the contract for classification as an operating or finance lease. For all leases, ROU assets and lease liabilities are recognized based on the present value of lease payments, including annual rent increases, over the lease term at commencement date. If the Company’s lease does not provide an implicit rate in the contract, the Company uses its incremental, secured borrowing rate based on lease term information available as of the adoption date or lease commencement date in determining the present value of lease payments. Any renewal periods are considered in the analysis of each lease to the extent that the Company considers them to be reasonably certain of being exercised.

Related Party Transactions

The Company accounts for related party transactions in accordance with FASB ASC 850, Related Party Disclosures. A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries’ controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Reportable Segments

U.S. GAAP establishes standards for reporting financial and descriptive information about a company’s reportable segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The chief operating decision maker is the Company’s Chief Executive Officer, who currently reviews the financial performance and the results of operations of the Company’s operating subsidiaries on a consolidated basis when making decisions about allocating resources and assessing performance of the Company. Accordingly, the Company currently considers itself to be in a single reporting segment for reporting purposes focused on the North American market.

F-30

Recently Issued Accounting Pronouncements

In October 2021, the FASB issued Accounting Standards Update No. 2021-08, “Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contract with Customers” (“ASU 2021-08”). The Company is currently evaluating the potential impact the adoption of this ASU will have on its Financial Statements.

The Company does not believe that any other issued, but not yet effective accounting standards, if currently adopted, will have a material effect on the Company’s financial position, results of operations and cash flows.

Going Concern and Liquidity

U. S. GAAP requires management to assess a company’s ability to continue as a going concern within one year from the financial statement issuance and to provide related note disclosures in certain circumstances.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

For the fiscal year period ended December 31, 2022, the Company generated an operating loss of $4,802,106. In addition, the Company has an accumulated deficit, and net working capital deficit of $88,875,087 and $5,707,301. The Company’s activities were primarily financed through private placements of equity securities and issuance of debt. The Company intends to raise additional capital through the issuance of debt and/or equity securities to fund its operations. The Company is reliant on future fundraising to finance operations in the near future. The financing may not be available on terms satisfactory to the Company, if at all. In light of these matters, there is substantial doubt that the Company will be able to continue as a going concern.

Currently, management continues to develop its  healthcare communications system and continues to develop alliances with strategic partners to generate revenues that will sustain the Company. Management will also seek to raise additional funds. While management believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. Management’s ability to continue as a going concern is ultimately dependent upon its ability to continually increase the Company’s customer base and realize increased revenues from signed contracts. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

4. COMMON STOCK (As Restated)

Stock Issuances

During the year ended December 31, 2022, the Company issued 13,827,049 shares of common stock. of which 5,722,844 shares of common stock were issued for cash of $450,000. The Company also issued 227,368 shares of common stock for the conversion of $22,387 of convertible debt. 700,000 shares of common stock were issued for the exercise of common stock options for a value of $2,100. 8,426,837 shares of common stock were issued related to stock-based compensation for a value of $1,817,123. The Company also repurchased and cancelled 1,250,000 shares of common stock with a value of $100,000.

During the year ended December 31, 2021 the Company issued 42,719,600 shares of common stock for cash of $2,776,230. The Company issued 3,980,000 shares of common stock to debt holders as inducements to issue debt valued at $1,513,366.  Common stock of 9,296,617 was issued in conjunction with the acquisition of the assets of Advantech, BCS and Spectrum Technology Solutions with a value of $1,025,000. The Company issued common stock in the amount of 1,888,463 related to the conversion of $188,846 of convertible debt. The Company issued 3,151,416 shares of common stock for stock compensation expense of $331,945. The Company issued 16,376,047 shares of common stock for conversion of services related payables of $638,215.

F-31

Stock Options

Certain employees and executives have been granted options or warrants that are compensatory in nature. A summary of option activity for the year ended December 31, 2022 and 2021 are presented below:

2021 Options Outstanding	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term in Years	Aggregate Intrinsic Value

Balance Outstanding - January 1, 2021	1,775,000	$0.24	7.7	$-
Granted	30,880,000	$0.12	9.9
Exercised	(10,000)	0.15
Forfeited	-	$-
Balance Outstanding - December 31, 2021	32,645,000	$0.12	9.8	$-

Exercisable - December 31, 2021	1,395,000	$0.24	6.7	$-

2021 Nonvested Options	Number of Options	Weighted Average Grant Date Fair Value	Weighted Average Remaining Years to Vest

Nonvested - January 1, 2021	-	$-	-
Granted	30,880,000	$-	9.9
Vested	-	$-	-
Forfeited/expired	-	-	-
Nonvested - December 31, 2021	30,880,000	$-	9.9

2022 Options Outstanding	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term in Years	Aggregate Intrinsic Value

Balance Outstanding - January 1, 2022	32,645,000	$0.12	9.8	$-
Granted	300,000	$0.12	9.0	-
Exercised	(700,000)	0.00	5.5	-
Forfeited	(10,000)	$0.15	6.2	-
Balance Outstanding - December 31, 2022	32,235,000	$0.13	8.8	$-

Exercisable - December 31, 2022	9,891,666	$0.12	8.8	$-

2022 Nonvested Options	Number of Options	Weighted Average Grant Date Fair Value	Weighted Average Remaining Years to Vest

Nonvested - January 1, 2022	30,880,000	$-	9.8
Granted	300,000	$-	9.0
Vested	(8,126,666)	$-	8.3
Forfeited/expired	-	-	-
Nonvested - December 31, 2022	23,053,334	$-	8.8

F-32

Restricted Stock Compensation

On March 29, 2021, the Company’s Board of Directors approved the grant of 1,300,000 restricted shares of common stock to the Chief Executive Officer for bonus related to 2020 service.

On March 29, 2021, the Company’s Board of Directors approved the grant of 200,000 restricted shares of common stock to Directors of the Company, for services to be rendered during 2020, all of which shares vested on December 31, 2021. Compensation expense related to this grant for the year 2021 was $10,000 based upon the estimated fair value of our common stock of $0.05 per share.

On March 29 2021 the Company’s Board of Directors approved the granting of restricted shares of common stock to the Chief Executive Officer for bonus related to 2021 service. The Chief Executive Officer could earn fully vested restricted stock based on revenue bands; 800,000 for revenues from $2,600,000 to $3,200,000; 1,200,000 for revenues of $3,200,001 to $4,500,000; 1,600,000 for revenues of $4,500,001 to $5,999,999; or 2,000,000 for revenues above $6,000,000. Based on revenues for 2021 the Chief Executive Officer earned 1,600,000 restricted shares of common stock which vested on December 31, 2021. The Company record the fair value of the compensation totaling $176,160 in 2021.

On December 31, 2022, the Company’s Board of Directors approved the grant of 250,000 restricted share of common stock to each of the Directors of the Company, for services to be rendered during 2021 and 2022, all of which vested on December 31, 2022. Compensation expense related to this grant for the year 2022 was $122,375 based upon fair value of our common stock of $0.089 per share. The Company’s Board of Directors also approved the granting of restricted shares of common stock for employee performance related to 2021 performance with a fair value of $160,645. The Board also approved on January 3, 2023 4,000,000 shares of restricted stock related to the Chief Executive Officer for bonus related to 2022 service with a fair value of $356,000.

Warrants

The Company typically issues warrants to individual investors and institutions to purchase shares of the Company’s Common Stock in connection with public and private placement fundraising activities. Warrants may also be issued to individuals or companies in exchange for services provided for the Company. The warrants are typically exercisable six months after the issue date, expire in five years, and contain a cash exercise provision and registration rights.

During the year ended December 31, 2021, the Company issued 19,350,000 Common Stock Warrants in connection with the issuance of the Company’s Convertible Promissory Notes and Promissory Notes. These warrants were designated Common Stock Warrants with an initial term of 5 years and an exercise price of $0.20 and $0.25. The Company may not effect, and a holder will not be entitled to, convert the Common Stock Warrants, which, upon giving effect to such conversion or exercise, would cause the aggregate number of shares of common stock beneficially owned by the Purchaser (together with its affiliates) to exceed 4.99%. These warrants also include down round provisions that required the lowering of the exercise price of the warrant and a proportionate increase in the number of shares underlying the warrants upon the issuance of new securities at a price per shares that is lower than the exercise price of the original warrant. The down round lowest is triggered at a price that is lower than $0.10 per equity instrument for 3,900,000 warrants and $0.25 per equity instrument for 6,700,000 warrants. The Company issued common stock in August 2021 at a price of $0.10 thereby affecting the down round provision on the 6,700,000 warrants. As such the Company has recorded a charge of $443,367 as a Dividend to Common Stockholders reflecting the increase in value of shares to be received by the warrant holders along with an increase in 6,500,000 warrants issuable to these holders at a new exercise price of $0.10. Then in December 2021, the down round was triggered for 1,500,00 warrants with an exercise price of $0.25 as a result of an equity issuance of $0.10 resulting in an additional charge of $371,186 being recorded as a Dividend to Common Stockholders and an additional 2,250,000 warrants being issued to the holder, for a total of 19,350,000 warrants outstanding at December 31, 2021.

During the year ended December 31, 2022, the Company issued 392,438 Common Stock Warrants in connection with issuances of promissory notes, of which 42,438 were issued to related parties. These warrants were designated Common Stock Warrants with an initial term of 5 years and an exercise price of $0.20 and $0.25 and contained now down round provisions. The Company may not effect, and a holder will not be entitled to, convert the Common Stock Warrants, which, upon giving effect to such conversion or exercise, would cause the aggregate number of shares of common stock beneficially owned by the Purchaser (together with its affiliates) to exceed 4.99%. The Company issued convertible debt in December 2022 at a price of $0.08 thereby affecting the down round provision on 19,350,000 warrants with a trigger price that is lower than $0.10 for any equity instrument issued. As such the Company has recorded a charge of 1,794,704 as a Dividend to Common Stockholders reflecting the increase in value of shares to be received by the warrant holder along with an increase in 10,931,250 warrants issuable to these holders for a total of 30,281,250 warrants at a new exercise price of $0.08.

As of December 31, 2021, the number of shares issuable upon exercise of the Common Stock Warrants were 19,350,000 shares.

Type	Issue Date	Shares	Exercise Price	Expiration

Investors	4/19/2021	5,850,000	$0.10	4/19/2026
Investors	4/22/2021	5,850,000	$0.10	4/22/2026
Investors	4/30/2021	650,000	$0.20	4/30/2026
Investors	4/30/2021	650,000	$0.25	4/30/2026
Investors	5/4/2021	650,000	$0.20	5/4/2026
Investors	5/4/2021	650,000	$0.25	5/4/2026
Investors	5/19/2021	650,000	$0.20	5/19/2026
Investors	5/19/2021	650,000	$0.25	5/16/2026
Investors	8/31/2021	3,750,000	$0.10	8/31/2026
Total		19,350,000

As of December 31, 2022, the number of shares issuable upon exercise of the Common Stock Warrants were 130,273,688 shares.

Type	Issue Date	Shares	Exercise Price	Expiration

Investors	4/19/2021	7,312,500	$0.08	4/19/2026
Investors	4/22/2021	7,312,500	$0.08	4/22/2026
Investors	4/30/2021	3,656,250	$0.08	4/30/2026
Investors	5/4/2021	3,656,250	$0.08	5/4/2026
Investors	5/19/2021	3,656,250	$0.08	5/19/2026
Investors	8/31/2021	4,687,500	$0.08	8/31/2026
Investors	7/29/2022	87,500	$0.20	7/28/2027
Investors	7/29/2022	87,500	$0.25	7/28/2027
Investors	8/5/2022	43,750	$0.20	8/4/2027
Investors	8/5/2022	43,750	$0.25	8/4/2027
Investors	8/19/2022	43,750	$0.20	8/18/2027
Investors	8/19/2022	43,750	$0.25	8/18/2027
Investors	11/28/2022	9,407	$0.20	11/27/2027
Investors	11/28/2022	9,406	$0.25	11/27/2027
Investors	12/15/2022	11,813	$0.20	12/14/2027
Investors	12/15/2022	11,812	$0.25	12/14/2027
Total		30,673,688

	Warrant Shares Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Life	Intrinsic Value

Outstanding - December 31, 2020	-	$-	-	$-
Granted	10,600,000	$0.23	4.40
Additions due to Down Round feature	8,750,000	0.10	4.40	1,307,330
Forfeited/expired	-	$-	-	-
Outstanding - December 31, 2021	19,350,000	$0.13	4.40	1,307,330
Granted	392,438	$0.23	4.66
Additions due to Down Round feature	10,931,250	0.08	3.40	2,520,134
Forfeited/expired	-	$-	-	-
Outstanding - December 31, 2022	30,673,688	$0.08	3.45	$3,827,464

F-33

Equity Line of Credit

In January 2021 the Company and one of its Convertible Debt Holders entered into a Purchase Agreement for up to $5,000,000 shares of the Company’s common stock for 24 months. The purchase price of the stock will be at 75% of the lowest individual daily weight average price of the past five (5) trading days with the amount to be drawn down as the lesser of $250,000 or 300% of the average shares traded for the ten (10) days prior to the Closing Request Date with a minimum $25,000 put allowance. As part of the agreement, the Company issued 250,000 shares of common stock as a commitment fee.

In January 2022 the Company exercised its equity line of credit of an aggregate amount of $350,000 in exchange for 4,772,844 shares of common stock. The balance available as of December 31, 2022, to draw on the equity line of credit after the draw was $4,650,000.

5. PROPERTY AND EQUIPMENT

Property and equipment is stated at cost and consist of the following:

	December 31,	December 31,
	2022	2021

Furniture and fixtures	$69,840	$69,840
Leasehold improvements	30,298	26,145
Equipment	22,240	22,240
Vehicles	32,000	32,000
	$154,378	$150,225
Less accumulated depreciation	(80,184)	(57,663)
	$74,194	$92,562

Depreciation expense on property and equipment for the years ended December 31, 2022 and 2021, were $22,521 and $6,745, respectively.

6. GOODWILL AND OTHER INTANGIBLE ASSETS

The following table sets  forth the changes in the carrying amount of goodwill for the year ended 2022 and 2021:

Total
Balance at December 31, 2021	$1,484,966
2022 activity	-
Balance at December 31, 2022	$1,484,966

The following table sets forth the gross carrying amounts and accumulated amortization of the Company’s intangible assets as of December 31, 2022 and 2021:

	Gross Carrying Amount	Impairment	Accumulated Amortization	Net Carrying Amount
Definite-lived intangible assets:
Capitalized software	2,724,678	-	(2,131,897)	592,781
Customer relationships	3,713,443	-	(643,560)	3,069,874
Acquired technology	1,527,186	-	(1,249,220)	277,966
Total definite-lived intangible assets at December 31, 2021	$7,965,297	$-	$(4,024,677)	$3,940,621
Capitalized software	3,014,490	-	(2,483,429)	531,061
Customer relationships	3,713,443	-	(1,363,054)	2,350,380
Acquired technology	1,527,186	-	(1,447,758)	79,428
Total definite-lived intangible assets at December 31, 2022	$8,255,110	$-	$(5,294,241)	$2,960,869

F-34

Amortization expense of intangible assets was $1,269,564 and $1,287,853, respectively, for the years ended December 31, 2022 and 2021. The Company’s amortization is based on no residual value using the straight-line amortization method as it best represents the benefit of the intangible assets.

The following table sets forth the weighted-average amortization period, in total and by major intangible asset class:

Asset Class	Weighted-Average Amortization period
Capitalized software	3.2 years
Customer relationships	4.0 years
Acquired technology	5.0 years
All Intangible assets	5.9 years

As of December 31, 2022, assuming no additional amortizable intangible assets, the expected amortization expense for the unamortized acquired intangible assets for the next five years and thereafter was as follows:

Estimated
2023	1,025,042
2024	838,140
2025	838,140
2026	259,547
2027	-
2028	-
2029	-

7. LONG-TERM DEBT (As Restated)

		December 31,	December 31,
		2022	2021
(2)	Convertible Note bearing interest at 12% due July 31, 2022	$-	$162,625
(2)	Convertible Note bearing interest at 12% due July 31, 2022	-	379,458
(3)	Convertible Note bearing interest at 12% due May, 2023	578,802	541,589
(4)	Convertible Note bearing interest at 12% due April 27, 2022	-	145,301
(5)	Convertible Note bearing interest at 12% due April 25, 2022	-	235,548
(6)	Convertible Note bearing interest at 12% due May 12, 2022	-	242,151
(7)	Note bearing interest at 18% due October 1, 2023	1,012,500	1,012,637
(7)	Note bearing interest at 18% due October 1, 2023	506,250	506,318
(8)	Note bearing interest at 18% due October 1, 2023	32,752	38,488
(9)	Secured Promissory Note bearing interest at 17.5% due February 28, 2026	1,960,965	-
(10)	Promissory Note bearing interest at 14%, due January 15, 2023	50,892	-
(11)	Promissory Note bearing interest at 14%, due April 21, 2023	329,227	-
(12)	Related Party Promissory Note bearing interest at 14% due February 28, 2023	108,778	-
(13)	Promissory Note bearing interest at 15%, due January 25, 2023	506,370	-
(14)	Promissory Note bearing interest at 15%, due February 1, 2023	253,184	-
(14)	Promissory Note bearing interest at 15%, due February 15, 2023	253,184	-
(1)	Related Party Promissory Note bearing interest at 18%, due December 31, 2020	-	483,150
(15)	Related Party Promissory Notes bearing interest at 18%, due March 31, 2023	135,888	-
(16)	Related Party Long term debt bearing interest at 8%, due April 15, 2021	-	116,562
		5,728,792	3,863,827
	Less current maturities	(4,279,531)	(2,325,339)
	Total Long-Term Debt	$1,449,261	$1,538,488

Total future minimum payments due on long-term debt as of:

	December 31, 2022	December 31, 2021
2022	$-	1,508,628
2023	573,401	8,628
2024	679,438	8,628
2025	196,422	8,628
2026	-	3,976
2027	-	-
TOTAL	$1,449,261	$1,538,488

F-35

Our notes payable (including accrued interest) are summarized as follows:

1.

The Company issued a note payable to a related party on December 31, 2018, with a principal amount of $714,000, bearing interest at a rate of 18% per annum, with monthly principal and accrued interest payments and with a balloon payment due by the maturity date of December 31, 2019. The balloon payment due on December 31, 2019, was not made and the Company issued, in exchange for the original note, a new note dated December 31, 2019, with a principal amount of $556,000, bearing interest at a rate of 18% per annum, with monthly principal and accrued interest payments and a balloon payment due by the maturity date of December 31, 2020. As of December 31, 2020, $535,021 of principal was outstanding on this note payable. After the end of fiscal 2020, the maturity on note payable to the related party was extended to a new 2-year term note payable bearing interest rate payable of 18% per annum with a maturity date of December 31, 2022. The note will pay monthly cash interest only in the first year (12 months) of note payable term. In the 2nd year, the note payable will be repaid with 12 monthly installment payments of interest and principal until fully repaid. This note was fully repaid in February of 2022.

2.

In April 2021, the Company signed a $150,000 convertible promissory note and a $250,000 convertible promissory note with two separate entities controlled by the same party. These notes have a maturity date twelve months after issuance and received in exchange $150,000 and $250,000 from these two finance companies (the “Investor” or “Holder”). An interest charge of 12% per annum shall accrue and be paid on the maturity date. The notes are convertible into the Company’s Common Stock at fixed conversion price $0.10 per common share. The Company has a right of prepayment. The note holder is limited to receive upon conversion no more than 4.99% of the issued and outstanding Common Stock at the time of conversion at any one time. The Company also issued to the Holders collectively 780,000 restricted shares of the Company’s Common Stock and a warrant to purchase 2,600,000 shares of Company Common Stock with a 5-year term. The exercise price per share of Common Stock under this Warrant is $0.20 per share for the first 1,300,000 Warrant Shares and $0.25 for the next 1,300,000 Warrant Shares. In August 2021 the down round provision in the Warrant Agreement was triggered resulting in an additional 3,250,000 warrants being issued and the strike price repriced to $0.10 for all 5,850,000 warrants. In December 2022, the down round provision in the Warrant Agreement was triggered again resulting in an additional 1,462,500 warrants to be issued and the strike price repriced to $0.08 for all 7,312,500 warrants. At Maturity these notes were renegotiated and extended to July 31, 2022, under the same terms and conditions. These notes were fully paid in July 2022.

3.

In April 2021, the Company signed a $500,000 convertible promissory note with a maturity date twelve months after issuance and received in exchange $500,000 from a second finance company (the “Investor” or “Holder”). An interest charge of 12% per annum shall accrue and be paid on the maturity date. The note is convertible into the Company’s Common Stock at a fixed conversion price of $0.10 per common share. The Company has right of prepayment. The note holder is limited to receive upon conversion no more than 4.99% of the issued and outstanding Common Stock at the time of conversion at any one time. The Company also issued to the Holder 788,000 restricted shares of the Company’s Common Stock and a warrant to purchase 2,600,000 shares of Company Common Stock with a 5-year term. The exercise price per share of Common stock under this Warrant is $0.20 per share for the first 1,300,000 Warrant Shares and $0.25 for the next 1,300,000 Warrant Shares. In August 2021 the down round provision in the Warrant Agreement was triggered resulting in an additional 3,250,000 warrants being issued and the strike price repriced to $0.10 for all 5,850,000 warrants. In December 2022, the down round provision in the Warrant Agreement was triggered again resulting in an additional 1,462,500 warrants to be issued and the strike price repriced to $0.08 for all 7,312,500 warrants. At Maturity this note was renegotiated and term extended to June 2023 for an additional principal consideration of $55,400 under the same interest rate and conditions as the matured note. There was $18,467 remaining in debt discount to be amortized over the term of the loan.

4.

In April 2021, the Company signed a $250,000 convertible promissory note with a maturity date twelve months after issuance and received in exchange $245,000 from a third finance company (the “Investor” or “Holder”). An Interest charge of 12% per annum shall accrue and be paid on the maturity date. The note is convertible into the Company’s Common Stock at fixed conversion price $0.10 per common share. The Company has right of prepayment. The note holder is limited to receive upon conversion no more than 4.99% of the issued and outstanding Common Stock at the time of conversion at any one time. The Company also issued to the Holder 390,000 restricted shares of the Company’s Common Stock and 1,300,000 cash Warrant Shares with a 5-year term. The exercise price per share of Common stock under this Warrant is $0.20 per share for the first 650,000 Warrant Shares and $0.25 for the next 650,000 Warrant Shares. In December 2022 the down round provision in the Warrant Agreement was triggered resulting in an additional 2,356,250 warrants being issued and the strike price repriced to $0.08 for all 3,656,250 warrants. In 2021 the Investor converted $35,000 of outstanding principal and interest into 350,000 shares of the Company’s common stock. This note was fully satisfied in May 2022.

5.

In April 2021, the Company signed a $250,000 convertible promissory note with a maturity date twelve months after issuance and received in exchange $230,000 net of fees from a fourth finance company (the “Investor” or “Holder”). An interest charge of 12% per annum shall accrue and be paid on the maturity date. The note is convertible into the Company’s Common Stock at fixed conversion price $0.10 per common share. The Company has right of prepayment. The note holder is limited to receive upon conversion no more than 4.99% of the issued and outstanding Common Stock at the time of conversion at any one time. The Company also issued to the Holder 390,000 restricted shares of the Company’s Common Stock and a warrant to purchase 1,300,000 shares of Company Common Stock with a 5-year term. The exercise price per share of Common stock under this Warrant is $0.20 per share for the first 650,000 Warrant Shares and $0.25 for the next 650,000 Warrant Shares. In December 2022 the down round provision in the Warrant Agreement was triggered resulting in an additional 2,356,250 warrants being issued and the strike price repriced to $0.08 for all 3,656,250 warrants. During the year ended December 31, 2021, the Investor converted $35,000 of outstanding principal and interest into 350,000 shares of the Company’s common stock. This note was fully satisfied in April 2022.

6.

In May 2021, the Company signed a $250,000 convertible promissory note with a maturity date twelve months after issuance and received in exchange $248,000 net of fees from a fourth finance company (the “Investor” or “Holder”). An interest charge of 12% per annum shall accrue and be paid on the maturity date. The note is convertible into the Company’s Common Stock at fixed conversion price $0.10 per common share. The Company has right of prepayment. The note holder is limited to receive upon conversion no more than 4.99% of the issued and outstanding Common Stock at the time of conversion at any one time. The Company also issued to the Holder 390,000 restricted shares of the Company’s Common Stock and a warrant to purchase 1,300,000 shares of Company Common Stock with a 5-year term. The exercise price per share of Common stock under this Warrant is $0.20 per share for the first 650,000 Warrant Shares and $0.25 for the next 650,000 Warrant Shares. In December 2022 the down round provision in the Warrant Agreement was triggered resulting in an additional 2,356,250 warrants being issued and the strike price repriced to $0.08 for all 3,656,250 warrants. After the issuance of the promissory note, the parties entered the First Amendment to Convertible Promissory Note which extended the term of the note by three months to August 2022. During the year ended December 31, 2021, the Investor converted $28,846 of outstanding principal and interest into 288,463 shares of the Company’s common stock. During the period ending June 30, 2022, the Investor converted an additional $22,387 of outstanding principal and interest plus $350 in fees into 227,368 shares of the Company’s common stock. This note was fully paid in August 2022.

7.

In August 2021, the Company signed a $1,000,000 and $500,000 promissory note with a maturity date 24 months after issuance from the preliminary finance company in April 2021 (the “Investor” or “Holder”). An Interest charge of 15% per annum shall accrue and be paid monthly. The Company also issued to the Holder 1,000,000 restricted shares of the Company’s Common Stock and 1,500,000 cash Warrant Shares with a 5-year term. The exercise price per share of Common stock under this Warrant is $0.25 per share. In December 2021 the down round provision in the Warrant Agreement was triggered resulting in an additional 2,250,000 warrants being issued and the strike price repriced to $0.10 for all 3,750,000 warrants. In December 2022 the down round provision in the Warrant Agreement was triggered again resulting in an additional 937,500 warrants being issued and the strike price repriced to $0.10 for all 4,687,500 warrants.. The promissory note is subordinated to the Company’s senior lender.

8.

In November 2021, the Company signed a $40,071 equipment finance agreement with a maturity date 60 months after issuance from a third-party financing company. Payments of principal and interest of $791 are due monthly.

F-36

9.

On February 28, 2022, the Company signed a $2,000,000 secured promissory note with a maturity date 48 months after issuance and received in exchange $1,970,000 net of fees. An Interest charge of 17.5% per annum shall accrue, with interest only payments being made for the first six months after which both interest and principal will be due. The Company has right of prepayment subject to certain minimum interest payments being made. The Prepayment Fee shall be (i) equal to 6 months' interest that would have accrued with regard to the prepaid principal, if prepaid prior to the 2nd anniversary of the date of the Initial Advance or Subsequent Advance, as applicable, and (ii) equal to 3 months' interest that would have accrued with regard to the prepaid principal, if prepaid on or after the 2nd anniversary and prior to the 3rd anniversary of the date of the Initial Advance or Subsequent Advance, as applicable. Additionally, the Company has the following covenant requirements; maintaining a minimum cash balance of $150,000 in its combined bank accounts as well as entering into a Deposit Account Control Agreement; monthly financial reporting requirements and certifications; obtaining other indebtedness without consent; merge, consolidate or transfer assets; pledge assets as collateral; or guarantee without consent of the Lender. The Company is in compliance with its covenants as of December 31, 2022.

10.

In April 2022, the Company signed a $50,000 unsecured promissory note with a maturity date six (6) months after issuance with an interest charge of 14% per annum which shall accrue and be paid on the maturity date. The Company has the right to prepay this note without penalty. At maturity in October 2022, this note was reissued under the same term with a maturity of three (3) months. The promissory note is subordinated to the Company’s senior lender.

11.

In April 2022, the Company signed a $300,000 unsecured promissory note with a maturity date six (6) months after issuance with an interest charge of 14% per annum which shall accrue and be paid on the maturity date. The Company has the right to prepay this note without penalty. At maturing in October 2022, this note was reissued under the same terms with a maturity of date of six (6) months. The promissory note is subordinated to the Company’s senior lender.

12.

In June 2022, the Company signed a $100,000 unsecured promissory note with a maturity date six (6) months after issuance with an interest charge of 14% per annum which shall accrue and be paid on the maturity date. The Company has the right to prepay this note without penalty. At maturing in November 2022, this note was reissued under the same terms with a maturity of date of three (3) months. The Company also issued to the Holder a warrant to purchase 18,813 shares of Company Common Stock with a 5-year term. The exercise price per share of Common stock under this Warrant is $0.25 per share for 9,407 warrants and $0.20 per share for 9,406 warrants. There was $1,156 remaining in debt discount to be amortized over the term of the loan. The promissory note is subordinated to the Company’s senior lender. This note was entered into with a related party.

13.

In July 2022, the Company signed a $500,000 unsecured promissory note with a maturity date six (6) months after issuance with an interest charge of 14% per annum. The note is callable by the Holder no earlier than 90 days from issue. The Company has the right to prepay this note without penalty. The Company issued to the Holder a warrant to purchase 175,000 shares of Company Common Stock with a 5-year term. The exercise price per share of Common stock under this Warrant is $0.25 per share for 87,500 warrants and $0.20 per share for 87,500 warrants. There was $2,775 remaining in debt discount to be amortized over the term of the loan. The promissory note is subordinated to the Company’s senior lender.

14.

In August 2022, the Company signed two $250,000 unsecured promissory notes with a maturity date six (6) months after issuance with an interest charge of 14% per annum to the same investor in 14 and 9. The notes are callable by the Holder no earlier than 90 days from issue. The Company has the right to prepay this note without penalty. The Company issued to the Holder a warrant to purchase 175,000 shares of Company Common Stock with a 5-year term. The exercise price per share of Common stock under this Warrant is $0.25 per share for 87,500 warrants and $0.20 per share for 87,500 warrants. There was $4,669 remaining in debt discount to be amortized over the term of these loans. The promissory note is subordinated to the Company’s senior lender.

15.

In December 2022, the Company entered into an unsecured promissory note with related party in exchange for $55,000. The maturity of the promissory note is four months from the date of issuance and carries an interest rate of 15% per annum. In conjunction with the promissory note, the Company also issued a warrant to purchase 23,625 shares of common stock which expires five years December 15, 2022 and has an exercise price of $0.20 with respect to 11,813 shares underlying the Warrant and $0.25 with respect to 11,812 shares underlying the Warrant. The promissory note is subordinated to the Company’s senior lender. In addition, in December 2022, the Company entered into an unsecured convertible promissory note with the same related party in exchange for $80,000. The maturity of the convertible note is March 31, 2023 and carries an interest rate of 15% per annum and is convertible into Company common stock at a conversion rate of $0.08 per share. There was $10,230 remaining in debt discounts to be amortized over the term of these loans. The promissory note is subordinated to the Company’s senior lender.

16.

In April 2018 the Company entered into a note with a related party which included a note payable in the amount of $87,500 bearing interest at 8% payable. This note was transferred to accounts payable and accrued expenses in August 2022 in conjunction with a non-binding arbitration settlement.

8. INCOME TAXES

The Company has incurred net losses since inception. As of December 31, 2022, the Company had cumulative federal net operating loss carryforwards of approximately $18,645,000 which are available to be carried forward indefinitely and federal net operating loss carryforwards of approximately $51,128,000 which at the latter date may be carried forward for tax years ending through December 31, 2037. As of December 31, 2022, the Company had cumulative state net operating loss carryforward of approximately $5,900,000 which will begin expiring in 2031 if not utilized prior to then. Utilization of NOL carryforwards may be limited under various sections of the Internal Revenue Code depending on the nature of the Company’s operations. The Company’s income tax returns are subject to examination by the Internal Revenue Service and applicable state taxing authorities, generally for a period of three years from the date of filing.

F-37

Deferred taxes comprise the following as of December 31, 2022 and 2021:

	2022	2021

Net Operating Losses	14,849,000	14,986,000
Intangible assets	74,000
Stock based compensation	418,000
Property and equipment	(140,000)
Valuation Allowance	(15,201,000)	(14,986,000)
Net Deferred Tax Asset	-	-

Reconciliation of the effective income tax rate to the federal statutory rate:
Federal Income Tax Rate	21%	21%
Permanent Differences	(2)%	-
State Taxes, net	3%	-
Change in valuation allowance including the effect of the rate change	(22)%	(21)%
Effective income tax rate	0%	0%

9. CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and trade accounts receivables. The Company places its cash with high-credit-quality financial institutions. At times, such cash may be in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance coverage limit of $250 thousand per depositor. As a result, there could be a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage. The Company has not experienced any losses due to these excess deposits and believes the risk is not significant. With respect to trade receivables, management routinely assesses the financial strength of its customers and, as a consequence, believes that the receivable credit risk exposure is limited.

The Company has historically provided financial terms to customers in accordance with what management views as industry norms. Access to the Company’s software products usually requires immediate payment but can extend several months under certain circumstances. Management periodically and regularly reviews customer account activity in order to assess the adequacy of allowances for doubtful accounts, considering such factors as economic conditions and each customer’s payment history and creditworthiness. If the financial condition of our customers were to deteriorate, or if they were otherwise unable to make payments in accordance with management’s expectations, we might have to increase our allowance for doubtful accounts, modify their financial terms and/or pursue alternative collection methods.

The Company has no significant customers (greater than 10% of total revenue) in its 2022 and 2021 revenue. The Company has accounts receivable concentration with one customer in 2022 representing 31% and two customers with concentrations of 12% and 11% respectively of total accounts receivables outstanding as of December 31, 2022 and one customers that represent 33% of accounts receivable outstanding as of December 31, 2021. Overall, the company decreased its accounts receivable ending balance approximately (34%) in 2022 from year-end 2021, compared to an over 61% growth in sales for 2022.

10. COMMITMENTS AND CONTINGENCIES

(A) LEASE COMMITMENTS

On November 15, 2017, the Company signed a three-year lease agreement for approximately 4,100 square feet of office space located in Winter Garden, Florida in which the Company had its headquarters. The lease provided for a one-year renewal term at the option of the Company that the company exercised. An amendment to this lease was signed on October 26, 2020 which extended the lease term through October 31, 2021. On September 10, 2021 an additional seven month extension was signed extending the lease term to May 30, 2022. On September 22, 2021 the Company signed a six year and one month lease agreement for approximately 7,650 square feet for its new headquarters commencing on January 1, 2022 located in Ocoee, Florida. The lease provides for a five year renewal term at the option of the Company. The company signed a three-year lease agreement for approximately 2.100 square feet of office space located in Concord, NC on July 16, 2020. With the acquisition of Advantech, the Company signed a two-year lease on May 12, 2021 for an office in Scottsdale, AZ.

As of December 31, 2022, undiscounted future lease obligations for the office space are as follows:

Lease Commitments
as of December 31, 2022
Less than 1 year	1-3 years	3-5 years	Total
$268,532	$752,235	$288,707	$1,309,474

Lease costs for the year ended December 31, 2022 were $344,301 and cash paid for amounts included in the measurement of lease liabilities for the year ended December 31, 2022 were $285,786. As of December 31, 2022, the following represents the difference between the remaining undiscounted lease commitments under non-cancelable leases and the lease liabilities:

Undiscounted minimum lease commitments	$1,309,474
Present value adjustment using incremental borrowing rate	(330,599)
Lease liabilities	$978,875

F-38

(B) EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

On December 16, 2021, Robert McDermott, the President and Chief Executive Officer of the Company, entered into an employment agreement with the Company pursuant to which the Company employed Mr. McDermott for a term of three years. Mr. McDermott received a starting annual base salary of $295,000 per annum which increased to $317,500 per annum on December 16, 2022 and will increase to $348,000 per annum on December 31, 2023. In addition, Mr. McDermott is eligible to receive incentive bonus compensation pursuant to an executive bonus plan approved by the Board of Directors or the Compensation Committee of the Board of Directors of up to 30% of base salary. Mr. McDermott was awarded an option to purchase 18,000,000 shares of the Company’s Common Stock of which 25% (4,500,000) shares vest on December 16, 2022, another 25% (4,500,000) shares vest on December 16, 2023, another 25% (4,500,000) shares vest on December 16, 2024, and the remaining 25% (4,500,000) shares vest on December 16, 2025. In the event of termination of Mr. McDermott’s employment due to a change in control, by reason of his death or disability or by the Company without cause, his stock options that have not already vested will fully vest on the date of termination and any restrictions on any restricted stock owned by Mr. McDermott shall be lifted. Further, in the event of the termination of Mr. McDermott’s employment (i) due to a change in control Mr. McDermott will continue to receive his base salary and his annual bonus computed at 100% of his base salary for the 24 month period following the date of termination, (ii) due to death or disability Mr. McDermott or his estate will continue to receive his base salary during the six month period following the date of termination and (iii) by the Company without cause Mr. McDermott will continue to receive his base salary for the 18 month period following the date of termination or through the end of the employment period, whichever is longer. For the year ended December 31, 2020, Mr. McDermott received an award 600,000 restricted shares in early 2021 which has been reflected as compensation expense in the accompanying 2020 Statements of Operations. For the year ended December 31, 2022, Mr. McDermott received an award of 4,000,000 restricted shares in early 2023 which has been reflected in compensation expense in the accompanying 2022 Statements of Operations. For the year ended December 31, 2021, Mr. McDermott received an award of 1,600,000 restricted shares in early 2022 which has been reflected in compensation expense in the accompanying 2021 Statements of Operations.

On December 16, 2021, David Fidanza, the Chief Information Officer of the Company, entered into an employment agreement with the Company, pursuant to which the Company employed Mr. Fidanza for a term of three years. Mr. Fidanza received a starting annual base salary of $165,000 per annum which increases to $176,555 per annum on December 16, 2022, and to $190,000 per annum on December 16, 2023. Mr. Fidanza was awarded an option to purchase 3,000,000 shares of the Company’s Common Stock. 25% of the option award (750,000 shares) vest on December 16, 2022, another 25% (750,000 shares) vest on December 16, 2023, another 25% (750,000 shares) vest on December 16, 2024 and the remaining 25% (750,000 shares) vest on December 16, 2025. In the event of termination of Mr. Fidanza’s employment due to a change in control, by reason of his death or disability or by the Company without cause, the stock option will become fully vested on the date of termination and any restrictions on any restricted stock owned by Mr. Fidanza shall be lifted. Further, in the event of the termination of Mr. Fidanza’s employment (i) due to a change in control Mr. Fidanza will continue to receive his base salary and his annual bonus computed at 100% of his base salary for the six month period following the date of termination, (ii) due to death or disability Mr. Fidanza or his estate will continue to receive his base salary during the six month period following the date of termination and (iii) by the Company without cause Mr. Fidanza will continue to receive his base salary for the six month period following the date of termination or through the end of the employment period, whichever is longer. For the year ended December 31, 2022, Mr. Fidanza received an award of 250,000 restricted shares which has been reflected in compensation expense in the accompanying 2022 Statements of Operations.

On December 16, 2021, Muralidar Chakravarthi, the Chief Technology Officer of the Company, entered into an employment agreement with the Company, pursuant to which the Company employed Mr. Chakravarthi for three years. Mr. Chakravarthi is to receive an annual base salary of $165,000 per annum which increases to $176,555 per annum on December 16, 2022 and to $190,000 per annum on December 16, 2023. Mr. Chakravarthi was awarded an option to purchase 3,000,000 shares of the Company’s Common Stock. 25% of the option award (750,000 shares) vest on December 16, 2022, another 25% (750,000 shares) vest on December 16, 2023 another 25% (750,000 shares) vest on December 16, 2024 and the remaining 25% (750,000 shares) vest on December 16, 2025. In the event of termination of Mr. Chakravarthi’s employment due to a change in control, by reason of his death or disability or by the Company without cause, the stock option will become fully vested on the date of termination and any restrictions on any restricted stock owned by Mr. Chakravarthi shall be lifted. Further, in the event of the termination of Mr. Chakravarthi’s employment (i) due to a change in control Mr. Chakravarthi will continue to receive his base salary and his annual bonus computed at 100% of his base salary for the six month period following the date of termination, (ii) due to death or disability Mr. Chakravarthi or his estate will continue to receive his base salary during the six month period following the date of termination and (iii) by the Company without cause Mr. Chakravarthi will continue to receive his base salary for the six month period following the date of termination or through the end of the employment period, whichever is longer. For the year ended December 31, 2022, Mr. Chakravarthi received an award of 250,000 restricted shares which has been reflected in compensation expense in the accompanying 2022 Statements of Operations.

On December 16, 2021, Mr. Jeffrey Stellinga was promoted to Chief Operating Officer of the Company and entered into an employment agreement with the Company, pursuant to which the Company employed Mr. Stellinga for two years. Mr. Stellinga is to receive an annual base salary of $150,000 per annum which increases to $157,500 per annum on December 16, 2022 . Mr. Stellinga was awarded an option to purchase 2,000,000 shares of the Company’s Common Stock. 33% of the option award (666,666 shares) vest on December 16, 2022, another 33% (666,666 shares) vest on December 16, 2023 and the remaining 34% (666,668 shares) vest on December 16, 2024. In the event of termination of Mr. Stellinga’s employment due to a change in control, by reason of his death or disability or by the Company without cause, the stock option will become fully vested on the date of termination and any restrictions on any restricted stock owned by Mr. Stellinga shall be lifted. Further, in the event of the termination of Mr. Stellinga’s employment (i) due to a change in control Mr. Stellinga will continue to receive his base salary and his annual bonus computed at 100% of his base salary for the six month period following the date of termination, (ii) due to death or disability Mr. Stellinga or his estate will continue to receive his base salary during the six month period following the date of termination and (iii) by the Company without cause Mr. Stellinga will continue to receive his base salary for the six month period following the date of termination or through the end of the employment period, whichever is longer. For the year ended December 31, 2022, Mr. Stellinga received an award of 250,000 restricted shares which has been reflected in compensation expense in the accompanying 2022 Statements of Operations.

On August 18, 2021, Mr. Archit Shah, Chief Financial Officer of the Company entered into an employment agreement with the Company, pursuant to which the Company employed Mr. Shah for three years. Mr. Shah is to receive an annual base salary of $232,500 per annum beginning September 7, 2021 which increases to $242,500 per annum on September 7, 2022 and increases to $255,000 on September 7, 2023 . Mr. Shah was awarded an option to purchase 2,880,000 shares of the Company’s Common Stock. 33% of the option award (960,000 shares) vest on September 7, 2022, another 33% (960,000 shares) vest on September 7, 2023 and the remaining 34% (960,000 shares) vest on September 7, 2024. In the event of termination of Mr. Shah’s employment due to reason of his death or disability or by the Company without cause, the stock option will become fully vested on the date of termination and any restrictions on any restricted stock owned by Mr. Shah shall be lifted. Further, in the event of the termination of Mr. Shah’s employment due to death or disability Mr. Shah or his estate will continue to receive his base salary during the six month period following the date of termination and (iii) by the Company without cause Mr. Shah will continue to receive his base salary for the six month period following the date of termination or through the end of the employment period, whichever is longer.

F-39

(C) LITIGATION

The Company from time to time, may be a party to various litigation, claims and disputes, arising in the ordinary course of business. While the ultimate impact of such actions cannot be predicted with certainty, we believe the outcome of these matters, except for that noted below, will not have a material adverse effect on our financial condition or results of operations.

On August 18, 2021, iCoreConnect received a Notice of Disposition of Collateral under section 9-611 of the Uniform Commercial Code (“UCC”) (Arizona Revised Statutes 47-611) purporting to set a foreclosure sale, under the UCC, of its assets that were previously pledged as security to Sonoran Pacific Resources, LLP, an Arizona limited liability partnership (“SPR”) and Jerry Smith (“Smith”) (collectively, the “lender”). On August 24, 2021, iCoreConnect received a default notice from the lender asserting that iCoreConnect was obligated to pay $863,274. The lender alleged that it had made certain loans and other financial accommodations in the form of guaranties to iCoreConnect beginning approximately in March of 2009 that was secured by all of the assets of iCoreConnect. iCoreConnect initiated an investigation into the matter and concluded that it had repaid all of the loans and any loans that had not been repaid were released under the terms of a Recapitalization Agreement dated November 1, 2016. iCoreConnect then retained Arizona counsel to prepare an Emergency Application for Temporary Restraining Order and Preliminary Injunction against the lender in order to stop the foreclosure sale.

On November 1, 2022, iCoreConnect entered into a settlement agreement and release (the “Settlement Agreement”) with SPR and Smith in connection with the above litigation. In order to resolve all matters subject to the dispute, the Settlement Agreement provided that on, or before, the 60th day following the effective date of the Settlement Agreement, which was November 1, 2022 (such 60th day, the “Payment Date”), iCoreConnect shall redeem, and/or or iCoreConnect’s designees shall acquire, a total of 9,000,000 shares of iCoreConnect Common Stock from SPR and certain shareholders or affiliates of SPR at a purchase price of $0.08 per share. The Settlement Agreement further provided that in addition to the purchase of the foregoing 9,000,000 shares, iCoreConnect or its designee will have the option, but not the obligation, to acquire or redeem any or all of the remaining 5,401,887 shares held by certain shareholders or affiliates of SPR on, or before, the Payment Date, at the cost of $0.08 per share. In connection with the dispute, iCoreConnect had previously posted a cash bond of $200,000 with the court. Pursuant to the Settlement Agreement, $100,000 was released to SPR upon execution of the Settlement Agreement, which amount will be credited toward the payment of the 9,000,000 shares described above. The foregoing share purchase obligation was satisfied on December 30, 2022. Upon the payment for the shares, the remaining $100,000 of the bond was released to SPR in consideration for the release of all claims and liens and the dismissal of the litigation. Upon iCoreConnect’s compliance with the above share repurchase obligations, J.D. Smith, the son of Jerry Smith, resigned as a director and chairman of Board of Directors. The Settlement Agreement provides that upon the performance of each of the parties of their obligations thereunder, SPR and Smith, on the one hand, and iCoreConnect, on the other hand, each agrees to a complete release of the other party or parties. The Settlement Agreement was fully completed on December 30, 2022 and a full release received from the courts.

On June 15, 2021, the Company received a Complaint filed with the Circuit Court of the Ninth Judicial Circuit for Orange County, Florida. The Complaint alleges a breach of a previously entered into 2018 Settlement Agreement for which payments have not been made. The Complainant agreed to begin arbitration on August 31, 2021. Upon completion of arbitration in October 2022 the Complainant was awarded an Interim Award of Arbitration in the amount of $270,020 which excluded any interest and fee. Subsequent to year end, in February 2023, a final Arbitration award in the amount of $523,415 was issued which includes interest and fees and the Company has accrued for this amount in its financial statements.

11. BUSINESS COMBINATIONS

The Company accounts for business combinations under the acquisition method of accounting, in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, which requires assets acquired and liabilities assumed to be recognized at their fair values on the acquisition date. Any excess of the fair value of purchase consideration over the fair value of the assets acquired less liabilities assumed is recorded as goodwill. The fair values of the assets acquired and liabilities assumed are determined based upon the valuation of the acquired business and involves management making significant estimates and assumptions.

Advantech

On April 23, 2021 iCoreConnect Inc., a Nevada corporation (“Buyer”), acquired substantially all of the assets and business of Heyns Unlimited LLC, an Arizona limited liability company, doing business as Advantech (“Seller”), in exchange for (i) 5,000,000 shares of restricted Common Stock of Buyer, (ii) $1,800,000 in cash and (iii) the assumption of certain liabilities and obligations of Seller.

For the period April 1, 2021 through May 17, 2021, the Company issued 10,420,000 shares of Common Stock for cash proceeds totaling $1,042,000 The proceeds were used for the acquisition of Advantech and general corporate purposes. The Company also issued 5,000,000 shares of common stock during the period to acquire the assets of Advantech.

Business Computer Solutions (BCS)

On May 31, 2021 the Company acquired substantially all of the assets and business of BCS Tech Center, Inc., an Arizona corporation doing business as Business Computer Solutions (“Seller”), in exchange for (i) 250,000 shares of Common Stock of Buyer, (ii) $100,000 in cash, and (iii) the assumption of certain specified debts, liabilities and obligations, all upon the terms and conditions set forth in an Asset Purchase Agreement dated as of May 31, 2021 (the “BCS Tech Center, Inc. Asset Purchase Agreement”).

Spectrum Technology Solutions (STS)

On September 1, 2021 the Company acquired substantially all of the assets and business of Spectrum Technology Solutions, LLC, an Arizona limited liability company doing business as STS (“Seller”), in exchange for (i) 4,046,617 shares of common stock of Buyer and; (ii) $1,350,000 in cash all upon the terms and conditions set forth in an Asset Purchase Agreement dated as of September 1, 2021 (the “Spectrum Technology Solutions, LLC Asset Purchase Agreement”).

F-40

Pursuant to the guidance in FASB Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, the Company calculated the estimated fair value of the acquired customer relationships using the discounted cash flow approach. The key assumptions and inputs into the cash flow model used were: (1) an annual customer attrition rate of 8%, (2) a gross margin percentage of 55%, (3) a tax rate of 23.50% and (4) a discount rate of 12%.

Certain fair values of acquired assets and assumed liabilities may be estimated at the acquisition date pending confirmation or completion of the valuation process. Where provisional values are used in accounting for a business combination, they may be adjusted retrospectively in subsequent periods within the measurement period when it reflects new information obtained about facts and circumstances that were in existence at the acquisition date. The measurement period cannot exceed one year from the acquisition date.

The following table summarizes the consideration paid and the fair value of the assets acquired and liabilities assumed as of the dates detailed in the table:

	Advantech	BCS	STS
Consideration Paid:	April 23, 2021	May 31, 2021	September 1, 2021
Cash	$1,800,000	$100,000	$1,500,000
Common stock	500,000	25,000	500,000
	$2,300,000	$125,000	$2,000,000

Fair values of identifiable assets acquired and liabilities assumed:

Assets acquired:
Cash	$26,944	$5,120	$150,000
Other current asset	-	-	35,223
Right of Use - Lease	-	-	-
Fixed Assets	9,875	-	32,000
Customer relationships	1,476,630	100,000	1,606,805
Total assets acquired	$1,513,449	$105,120	$1,824,028

Liabilities assumed:
Due to Seller	-	-	-
Accrued Liability	11,185	-	-
Deferred revenue	-	-	-
Lease Liability	-	-	-
Total liabilities assumed	$11,185	$-	$-

Net assets acquired	$1,502,264	$105,120	$1,824,028

Goodwill	$797,736	$19,880	$175,972

12. PRO FORMA INFORMATION

The following information represent the unaudited pro forma combined results of operations, including acquisitions giving effect to the acquisition as if they occurred at the beginning of years ended December 31, 2021:

December 31, 2021
(unaudited)

Revenue	$6,771,946

Net Loss attributable to Common Stockholders	(5,217,917)

Weighted average common shares outstanding	146,726,959
Basic and diluted loss per common share	$(0.04)
Effective income tax rate	21%

13. RELATED PARTY TRANSACTIONS

The Company incurred related party transactions of $561,975 for the year ended December 31, 2022 and $63,216 for the year ended December 31, 2021 in relation to payments of interest and principle on a Note Payable with its Chief Executive Officer and its Chief Operating Officer and consulting fees paid to a director.

14. PAYROLL PROTECTION PLAN

The Company received loan proceeds in the amount of approximately $330,000 under the Paycheck Protection Program (“PPP”).  The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The loans and accrued interest are forgivable after eight weeks as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The amount of loan forgiveness will be reduced if the borrower terminates employees or reduces salaries during the eight-week period. The Company received forgiveness of this loan in 2021 and recorded $330,047 as other income a for the year ended December 31, 2021

F-41

15. SUBSEQUENT EVENTS

On January 5, 2023, the Company entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”), by and among the Company, FG Merger Corp., a Delaware corporation (“FGMC”), and FG Merger Sub Inc., a Nevada corporation and a direct, wholly-owned subsidiary of FGMC (“Merger Sub”). The Merger Agreement provides that, among other things, at the closing (the “Closing”) of the transactions contemplated by the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of FGMC. In connection with the Merger, FGMC will change its name to “iCoreConnect Inc.” The Merger and the other transactions contemplated by the Merger Agreement are hereinafter referred to as the “Business Combination.”

The Business Combination is expected to close in the second quarter of 2023, subject to customary closing conditions, including the receipt of certain governmental approvals and the required approval by the stockholders of FGMC and iCoreConnect.

Prior to the Closing, (i) each vested issued and outstanding option to purchase the Company’s common stock shall be exercised into shares of the Company’s common stock (ii) each issued and outstanding warrant to purchase the Company’s common stock shall be exercised into shares of the Company’s common stock and (iii) the outstanding principal together with all accrued and unpaid interest under each convertible promissory note shall be converted into shares of the Company’s common stock.

Prior to the Closing, each share of FGMC common stock par value $0.0001 (“FGMC Common Stock”) shall be converted into shares of newly issued FGMC preferred stock, par value $0.0001 (“FGMC Preferred Stock”). The FGMC Preferred Stock shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations:

•	The holders of Preferred Stock shall not be entitled to vote on any matters submitted to the stockholders of FGMC.

•

From and after the date of the issuance of any shares of FGMC Preferred Stock, dividends shall accrue at the rate per annum of 12% of the original issue price for each share of FGMC Preferred Stock, prior and in preference to any declaration or payment of any other dividend (subject to appropriate adjustments).

•

From the closing of the Business Combination until the second anniversary of the date of the original issuance of the FGMC Preferred Stock, FGMC may, at its option, pay all or part of the accruing dividends on the FGMC Preferred Stock by issuing and delivering additional shares of FGMC Preferred Stock to the holders thereof.

•

FGMC shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of FGMC the holders of the FGMC Preferred Stock then outstanding shall first receive dividends due and owing on each outstanding share of FGMC Preferred Stock.

•

In the event of any liquidation, dissolution or winding up of FGMC, the holders of shares of FGMC Preferred Stock then outstanding shall be entitled to be paid out of the assets of FGMC available for distribution to its stockholders an amount per share equal to the greater of (i) one times the applicable original issue price, plus any accrued and unpaid dividends, and (ii) such amount as would have been payable had all shares of FGMC Preferred Stock been converted into FGMC Common Stock pursuant to the following paragraph immediately prior to such liquidation, dissolution or winding up, before any payment shall be made to the holders of FGMC Common Stock.

•

After 24 months from the closing of the Business Combination, in the event the closing share price of the FGMC Common Stock shall exceed 140% of the Conversion Price (as defined in the Merger Agreement) then in effect, then (i) each outstanding share of FGMC Preferred Stock shall automatically be converted into such number of shares of FGMC Common Stock as is determined by dividing the original issue price by the Conversion Price in effect at the time of conversion and (ii) such shares may not be reissued by FGMC, subject to adjustment. At the time of such conversion, FGMC shall declare and pay all of the dividends that are accrued and unpaid as of the time of the conversion by either, at the option of FGMC, (i) issuing additional FGMC Preferred Stock or (ii) paying cash.

•

Each share of FGMC Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of FGMC Common Stock as is determined by dividing the original issue price by the Conversion Price in effect at the time of conversion, subject to adjustment.

•

Immediately prior to any such optional conversion FGMC shall pay all dividends on the FGMC Preferred Stock being converted that are accrued and unpaid as of such time by, either, at the option of FGMC: (i) issuing additional FGMC Preferred Stock or (ii) paying cash.

The aggregate consideration to be received by the Company’s stockholders is based on a pre-transaction equity value of $98,000,000 (subject to usual and customary working capital adjustments and any adjustments to reflect the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, merger, sale or exchange of shares or other like change with respect to shares of FGMC Common Stock, occurring prior to the Closing date). In accordance with the terms and subject to the conditions of the Merger Agreement, immediately prior to the effective time of the Closing each share of issued and outstanding the Company’s common stock, shall be converted into a number of shares of FGMC Common Stock, based on the Exchange Ratio (as defined in the Merger Agreement).

On January 23, 2023, the Convertible Note holder due in June 2023. exercised its option to convert all of its outstanding principal and interest totaling $603,788 into the Company’s Common Stock at the stated exercise price of $0.10 per common stock resulting in the issuance of 6,037,883 common stock shares.

On January 31, 2023, the related party Convertible Note holder due in March 2023 exercised its option to convert all of his outstanding principal and interest totaling $81,545 into the Company’s Common Stock at the stated exercise price of $0.08 per common stock resulting in the issuance of 1,019,315 common stock shares.

In January 2023, the Company issued 4,750,000 shares of common stock at $0.10 per share for cash proceeds of $475,000. These funds were raised for continued operations.

On February 21, 2023, the Company received a notice under section 21 of Indian Arbitration and Conciliation Act, 1996 related to a dispute pursuant to contract between the Company and a service provider, pursuant to which the service provider has asserted the Company has violated the terms of the contract and has claimed damages of approximately $635,000. The Company is evaluating the claims asserted against it and intends to defend itself vigorously in these proceedings; however, there can be no assurances that it will be successful in its efforts.

On March 15, 2023, the Company entered into a twelve (12) month Convertible Secured Promissory Note (“Note”). The Note is for $2,500,000 with $500,000 paid to the Holder on issuance for net proceeds of $2,000,000. The Note carries and interest of 15% per annum which can be paid in cash or kind and it is convertible either into the Company’s Common Stock after six months from date of issuance at $0.10 per share, or if the Business Combination is completed the Note is convertible into common stock of FGMC. As a condition of the Note all existing outstanding Notes excluding our Senior Secured Note Payable had their term extended to September 1, 2023. In addition all vested option holders and all warrant holders were provided with a cashless purchase option at time of the Business Combination. The Note is superior to all notes in terms of security except of our Senior Secured Note Payable.

F-42

iCoreConnect, Inc.

Up to 74,420,908 Shares of Common Stock

Up to 15,089,966 Shares of Series A Preferred Stock

Up to 5,684,813 Private Placement Warrants

______________________

PROSPECTUS

______________________

September  , 2023

72

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common shares being registered. All amounts, other than the SEC registration fee, NYSE American listing fee and FINRA filing fee, are estimates. We will pay all these expenses.

Securities and Exchange Commission registration fee	$17,771.75
Accountant's fees and expenses	$20,000
Legal fees and expenses	$20,000
Transfer agent's fees and expenses	$5,000
Printing and related fees	$5,000
Miscellaneous	$5,000

Total expenses	$72,771.75

Item 14. Indemnification of Directors and Officers

Our amended and restated certificate of incorporation (our “Charter”) provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (“DGCL”). Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

II-1

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

II-2

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any by law, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In accordance with Section 102(b)(7) of the DGCL, our Charter provides that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our Charter is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our Charter, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our Charter limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Our Charter also provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding.

Notwithstanding the foregoing, a person eligible for indemnification pursuant to our Charter will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

II-3

The right to indemnification which is conferred by our Charter is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our Charter or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our Charter may have or hereafter acquire under law, our Charter, our amended and restated bylaws (the “Bylaws”), an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our Charter affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our Charter will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our Charter.

Any repeal or amendment of provisions of our Bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Item 15. Recent Sales of Unregistered Securities

On January 11, 2022, FG Merger Investors LLC, our sponsor, purchased an aggregate of 2,012,500 shares of our common stock (the "founder shares"), in exchange for a capital contribution of $25,000 at an average purchase price of approximately $0.012 per share. On January 11, 2022, our sponsor transferred an aggregate of 60,000 founder shares to members of our management and our board of directors, resulting in our sponsor holding 1,952,500 founder shares. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. 62,500 of these shares were forfeited due to the extent to which the underwriters’ over-allotment was exercised.

Our sponsor is an accredited investor for purposes of Rule 501 of Regulation D. Each of the equity holders in our sponsor is an accredited investor under Rule 501 of Regulation D. The sole business of our sponsor is to act as the company’s sponsor in connection with this offering. The limited liability company agreement of our sponsor provides that its membership interests may only be transferred to our officers or directors or other persons affiliated with our sponsor, or in connection with estate planning transfers.

Our sponsor (and/or its designees) purchased (i) 3,950,000 $11.50 Exercise Price Warrants at $1.00 warrant and (ii) 1,000,000 warrants at $0.10 per warrant in private placements occurring simultaneously with the closing of our initial public offering. In addition, our sponsor (and/or its designees) purchased an aggregate of 55,000 units, each unit consisting of one share of common stock and three-quarters of one non-redeemable warrant. These purchases took place on a private placement basis simultaneously with the closing of our initial public offering. This issuance was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

II-4

Item 16. Exhibits.

(a) Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	Filing Date

2.1*	Merger Agreement and Plan of Reorganization, dated as of January 5, 2023 by and among FG Merger Corp., FG Merger Sub Inc. and iCoreConnect Inc.	8-K	2.1	1/6/2023

3.1	Second Amended and Restated Certificate of Incorporation of iCoreConnect Inc.	8-K	3.1	8/31/2023

3.2	Amended and Restated Bylaws of iCoreConnect Inc.	8-K	3.2	8/31/2023

4.1	Specimen Warrant Certificate of FG Merger Corp.	S-1/A	4.3	2/23/2022

4.2	Public Warrant Agreement, dated February 25, 2022, by and between FG Merger Corp. and Continental Stock Transfer & Trust Company, LLC.	8-K	4.1	3/3/2022

4.3	Private Warrant Agreement, dated February 25, 2022, by and between FG Merger Corp. and Continental Stock Transfer & Trust Company, LLC	8-K	4.2	3/3/2022

4.4	Form of Amendment to Public Warrant Agreement, dated February 25, 2022, by and between FG Merger Corp. and Continental Stock Transfer & Trust Company, LLC.	S-4/A	4.6	4/17/2023

4.5	Form of Amendment to Private Warrant Agreement, dated February 25, 2022, by and between FG Merger Corp. and Continental Stock Transfer & Trust Company, LLC	S-4/A	4.7	4/17/2023

5.1	Opinion of ArentFox Schiff (to be filed by amendment)

10.1	Amended and Restated Registration Rights Agreement among FG Merger Corp., and others, dated August 25, 2023	8-K	10.1	8/31/2023

10.2	Form of Lock-Up Agreement	8-K	10.3	1/6/2023

10.3+	iCoreConnect 2023 Stock Plan	8-K	10.3	8/31/2023

10.4+	Employment Agreement between iCoreConnect, Inc. and Robert McDermott	8-K	10.4	8/31/2023

10.5+	Employment Agreement between iCoreConnect, Inc. and Archit Shah	8-K	10.5	8/31/2023

10.6+	Employment Agreement between iCoreConnect, Inc. and David Fidanza	8-K	10.6	8/31/2023

10.7+	Employment Agreement between iCoreConnect, Inc. and Murali Chakravarthi	8-K	10.7	8/31/2023

10.8	Prepaid Forward Purchase Agreement, dated August 14, 2023	8-K	10.1	8/14/2023

10.9	Purchase Agreement, dated September 12, 2023, between iCoreConnect, Inc. and Arena Business Solutions Global SPC II, Ltd.	8-K	10.1	9/14/2023

16.1	Letter dated September 11, 2023 from Plante & Moran, PLLC to the SEC	8-K	16.1	9/11/2023

21.1	List of Subsidiaries

23.1	Consent of Marcum LLP

23.3	Consent of ArentFox Schiff, LLP (included in Exhibit 5.1 hereto)

101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

*

Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). FGMC agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

+	Indicates a management contract or compensatory plan.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

II-5

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

A.      Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.      Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-6

(5)   That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-7

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ocoee, State of Florida, on September 20, 2023.

iCoreConnect, Inc.
By:	/s/ Robert McDermott
Robert McDermott Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Robert McDermott and Archit Shah as his or her true and lawful attorneys‑in‑fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post‑effective amendments) to this registration statement and to file a new registration statement under Rule 461, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys‑in‑fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys‑in‑fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Robert McDermott	Chief Executive Officer and Director (Principal Executive Officer)	September 20, 2023
Robert McDermott

/s/ Archit Shah	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 20, 2023
Archit Shah

/s/ Harry Joseph Travis	Director	September 20, 2023
Harry Joseph Travis

/s/ Kevin Patrick McDermott	Director	September 20, 2023
Kevin Patrick McDermott

/s/ John Robert Pasqual	Director	September 20, 2023
John Robert Pasqual

/s/ Joseph Anthony Gitto	Director	September 20, 2023
Joseph Anthony Gitto

II-8